UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

FedEx Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ONE INTEGRATED, INTELLIGENT
INDUSTRIAL NETWORK
FOR MORE THAN 50 YEARS, we have been building networks that have created a differentiated and unmatched portfolio of services while continuously evolving to meet the changing needs of our customers and the market by connecting people and possibilities. We are shifting from a collection of separate but powerful operations to one integrated, flexible, efficient, and intelligent network. We continue to evolve to improve our operational efficiency, enhance profitability, and build a simplified experience to better serve our customers.

THE 2026 CORPORATE RESPONSIBILITY REPORT discusses our sustainability strategies, programs, and progress toward our goals. Explore our goals and progress at
fedex.com/en-us/sustainability/reports.html.

The information on the 2026 Corporate Responsibility Report webpage, the Corporate Responsibility Report, or any other information on the FedEx website that we may refer to herein is not incorporated by reference into, and does not form any part of, this proxy statement. Materiality, as used in the Corporate Responsibility Report and related disclosures, is different than the definition used in the context of filings with the Securities and Exchange Commission (“SEC”). Issues deemed material for purposes of such disclosures may not be considered material for SEC reporting purposes. Any targets or goals discussed in our Corporate Responsibility Report and in this proxy statement may be aspirational, and as such, no guarantees or promises are made that these goals will be met. Furthermore, certain statistics and metrics disclosed in this proxy statement and in the Corporate Responsibility Report are estimates and may be based on assumptions that turn out to be incorrect. FedEx does not undertake or assume any obligation to update or revise such information, whether as a result of new information, future events, or otherwise.

2026 HIGHLIGHTS

FREDERICK W. SMITH, FOUNDER AND FORMER CHAIRMAN AND CEO OF FEDEX, NAMED TO FORBES’ AMERICA’S 250 GREATEST HISTORIC INNOVATORS LIST. The list recognizes leaders whose ideas transformed industries and those who embody the American spirit of innovation. Forbes developed the list in consultation with the National Innovators Hall of Fame. The evaluation criteria included creativity, breadth, disruption, engagement, and impact. Smith’s pioneering vision for overnight express delivery, beginning with FedEx’s founding in 1973, transformed global logistics and introduced pivotal innovations including real-time tracking and integrated air-ground networks.

*
Non-GAAP financial measures. Please refer to Appendix C for a reconciliation to the most directly comparable measures calculated in accordance with GAAP.

A MESSAGE FROM OUR CHAIRMAN AND OUR LEAD INDEPENDENT DIRECTOR

Dear Fellow Stockholders,
Three weeks into fiscal 2026, we lost our Founder and Chairman, Frederick W. Smith. With the founding of FedEx more than five decades ago, Fred created not only a company but an entirely new industry. The values he established and the vision he articulated guided FedEx for more than 50 years and continue to shape our Company today.
Following his passing, the Board of Directors and leadership team resolved to increase the intensity of our commitment to this one-of-a-kind enterprise and the values that have defined it from the beginning. The performance of the Company in fiscal 2026 reflects the results of that determination.
Fiscal 2026 was marked by strategic clarity, disciplined execution, and meaningful progress on our transformation initiatives. These efforts, coupled with a strong financial performance delivered by our outstanding leadership team, led by CEO Raj Subramaniam, drove a substantial increase in stockholder value. Today, FedEx shares trade at levels well above any previous period in the Company’s history.
Despite a volatile global environment marked by geopolitical conflict and trade friction, the FedEx team delivered outstanding operating results throughout fiscal 2026.
The Company also successfully completed the separation of FedEx Freight into an independent, publicly traded company. This transaction resulted from a strategic review initiated by the Board nearly two years earlier and was completed on time and on budget. With an experienced management team and a strong Board of Directors, FedEx Freight is well positioned to create substantial stockholder value in the years ahead.
Engagement with our stockholders remains an important priority of the Board. During fiscal 2026, we met with more than 25 major stockholders and participated in numerous discussions with investors. We value the perspectives gained through these conversations and benefit from the insights they provide.
Steve Gorman stepped down from the Board of FedEx Corporation to join the Board of FedEx Freight on June 1. Silvia Davila resigned from the Board in June, and Amy Lane will retire upon the completion of her term immediately before this year’s annual meeting. We thank Steve, Silvia, and Amy for their many contributions to FedEx. We also welcomed Mark Edmunds to the Board of Directors. Mark, a retired Vice Chairman of Deloitte, brings significant financial and leadership expertise to the Board.
Over the past five decades, FedEx has built the world’s most important industrial network. We enter this next chapter as a more focused company, with a proven management team and a highly engaged and experienced Board of Directors. The opportunities before us are enormous, and the challenges are significant.
FedEx is ready for both.
R. Brad Martin Executive Chairman Chairman of the Board Susan Patricia Griffith Lead Independent Director
Sincerely,

R. Brad Martin Chairman of the Board FedEx Corporation	Susan Patricia Griffith Lead Independent Director

2026 Proxy Statement	3

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS
Items of Business
Voting Proposal		Board Recommendation	Page Number
1	Elect the eleven nominees named in the proxy statement as FedEx directors for a one-year term	FOR each director nominee	12
2	Advisory vote to approve named executive officer compensation	FOR	45
3	Ratification of the appointment of Ernst & Young LLP as FedEx’s independent registered public accounting firm for the period from June 1, 2026 through December 31, 2026	FOR	98
4-6	Act upon three stockholder proposals, if properly presented at the meeting	AGAINST	104
Stockholders also will consider any other matters that may properly come before the meeting.
How to Attend the Virtual Annual Meeting
FedEx’s 2026 annual meeting of stockholders will be a virtual meeting, conducted exclusively via live audio webcast at www.virtualshareholdermeeting.com/FDX2026. There will not be a physical location for the annual meeting, and you will not be able to attend the meeting in person.
To attend the annual meeting of stockholders at www.virtualshareholdermeeting.com/ FDX2026, you must enter the control number on your proxy card, voting instruction form, or Notice of Internet Availability. Whether or not you plan to attend the virtual annual meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described to the right. During the meeting, you may ask questions and vote. To vote at the meeting, visit www.virtualshareholdermeeting.com/FDX2026. For more information, please see page 119.
Please Vote Your Shares
Your vote is very important. Please vote your shares whether or not you plan to attend the meeting.
By order of the Board of Directors,
GINA F. ADAMS
Executive Vice President,
General Counsel and Secretary
August 17, 2026
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 28, 2026:
The following materials are available at www.proxyvote.com:
The Notice of Annual Meeting of Stockholders to be held September 28, 2026;

The FedEx 2026 Proxy Statement; and

The FedEx Annual Report to Stockholders for the fiscal year ended May 31, 2026.

A Notice Regarding the Internet Availability of Proxy Materials or the proxy statement, form of proxy, and accompanying materials are first being sent to stockholders on or about August 17, 2026.
LOGISTICS
Date and Time Monday, September 28, 2026, at 8:00 a.m. Central Time
Location Online via webcast at www. virtualshareholdermeeting. com/FDX2026
Who Can Vote Stockholders of record at the close of business on August 3, 2026, may vote at the meeting or any postponements or adjournments of the meeting.
HOW TO CAST YOUR VOTE If you are a registered stockholder, you can vote by any of the following methods:

Online
www.proxyvote.com up until 11:59 p.m. Eastern Time on 9/27/2026. For shares held in any FedEx or subsidiary employee stock purchase plan or benefit plan, vote by 11:59 p.m. Eastern Time on 9/23/2026.

By phone
1-800-690-6903; Dial toll-free 24/7 up until 11:59 p.m. Eastern Time on 9/27/2026. For shares held in any FedEx or subsidiary employee stock purchase plan or benefit plan, vote by 11:59 p.m. Eastern Time on 9/23/2026.

Proxy card Completing, signing, and returning your proxy card

At the meeting
You also may vote online during the annual meeting by following the instructions provided on the meeting website during the annual meeting. To vote at the meeting, visit www.virtualshareholdermeeting.
com/FDX2026.

If you are a beneficial owner and received a voting instruction form, please follow the instructions provided by your bank, broker, or other nominee to vote your shares.

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2026 Proxy Statement	5

Adjustments to Stock Prices and Equity Awards in Connection with the Spin-Off
FedEx’s fiscal 2026 year ended May 31, 2026. On June 1, 2026, FedEx completed the spin-off of FedEx Freight (the “Spin-Off”) through the distribution by FedEx of 80.1% of the outstanding shares of FedEx Freight common stock on a pro rata basis to the holders of FedEx common stock. Each FedEx stockholder received one share of FedEx Freight common stock for every two shares of FedEx common stock held of record as of the close of business on May 15, 2026. Unless otherwise noted, information in this proxy statement, stock prices and information regarding FedEx equity awards issued before the Spin-Off reflects stock prices, share numbers, exercise price, and award value before these adjustments.
Forward-Looking Statements
Certain statements in this proxy statement may be considered “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to FedEx’s financial condition, results of operations, cash flows, plans, objectives, future performance, and business. Forward-looking statements include those preceded by, followed by, or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends”, or similar expressions. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the factors that can be found in FedEx’s and its subsidiaries’ press releases and FedEx’s filings with the SEC, including its Annual Report on Form 10-K for fiscal 2026. You should not place undue reliance on the forward-looking statements in this proxy statement, which speak only as of the date of this proxy statement. Unless FedEx is required to do so by law, FedEx is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Proxy Statement Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find additional information in this proxy statement.
Proposal 1
Election of Directors
		DIRECTOR SINCE	COMMITTEES				OTHER PUBLIC DIRECTORSHIPS
NOMINEE AND POSITION	AGE		AFC	CHRC	CyTOC	GSPPC
MARK A. EDMUNDS Former Partner and Vice Chairman, Deloitte LLP	69	2026					Westrock Coffee Company
MARVIN R. ELLISON Chairman of the Board, President, and Chief Executive Officer of Lowe’s Companies, Inc.	61	2014					Lowe’s Companies, Inc.
SUSAN PATRICIA GRIFFITH Lead Independent Director President and Chief Executive Officer of The Progressive Corporation	61	2018					The Progressive Corporation
R. BRAD MARTIN Executive Chairman and Chairman of the Board	74	2011					FedEx Freight Holding Company, Inc.
NANCY A. NORTON Retired Vice Admiral, U.S. Navy	61	2022					Leidos Holdings, Inc.
FREDERICK P. PERPALL Chief Executive Officer of The Beck Group	51	2021					Starwood Property Trust, Inc.
JOSHUA COOPER RAMO Chairman and Chief Executive Officer, Sornay, LLC	57	2011
SUSAN C. SCHWAB Professor Emerita at the University of Maryland School of Public Policy	71	2009					Caterpillar Inc. and Marriott International, Inc.
RICHARD W. SMITH Chief Operating Officer – International and Chief Executive Officer – Airline of Federal Express Corporation	48	2025
RAJESH SUBRAMANIAM President and Chief Executive Officer of FedEx Corporation	60	2020					The Procter & Gamble Company
PAUL S. WALSH Executive Chairman of the Board of McLaren Group Limited	71	1996					McDonald’s Corporation and UPL Ltd.
AFC – Audit and Finance Committee	CyTOC – Cyber and Technology Oversight Committee	Member	Independent
CHRC – Compensation and Human Resources Committee	GSPPC – Governance, Safety, and Public Policy Committee	Chair
See page 39 for committee memberships immediately following the annual meeting if all of the director nominees are elected.
Your Board of Directors recommends that you vote “FOR” the election of each of the eleven nominees.	See page 12

2026 Proxy Statement	7

Proxy Statement Summary – Director Nominee Highlights
Director Nominee Highlights*
Tenure, Age, Gender, and Background

Independent Director Nominee Tenure**

11.4 years

Average Independent Director Nominee Tenure

4
Experienced Director Nominees (more than 10 years)

3
Newer Director Nominees (6 years or less)

1
Medium-Tenure Director Nominee (7 to 10 years)

Age**

62 years

Average Age

3
Nominees over 70 years

3
Nominees 51 to 60 years

4
Nominees 61 to 70 years

Board Refreshment

in the past **5** years

3
New independent directors have joined (and remain on) our Board.

FedEx Corporation

9
Independent directors have retired, resigned from our Board, or ceased to qualify as independent

Gender and Background

27%
Female

36%
Racially/ Ethnically Diverse

4
Racially/
Ethnically
Diverse

3
Female

*
Statistics assume all director nominees are elected at the annual meeting.

**
As of August 17, 2026

Director Nominee Experience, Qualifications, Attributes, and Skills
The Board believes that it is desirable that the following experience, qualifications, attributes, and skills be possessed by one or more of FedEx’s Board members because of their particular relevance to the company’s business and structure, and these were all considered by the Board in connection with this year’s director nomination process:

Transportation/ Logistics/ Supply Chain
4 Nominees
International
8 Nominees
Financial
5 Nominees
Marketing
5 Nominees
Retail/ E-commerce
5 Nominees
Technological/Digital/ Cybersecurity
3 Nominees
Energy
3 Nominees
Human Resource Management
2 Nominees
Government
4 Nominees
Risk Management/Safety
6 Nominees
Leadership
11 Nominees

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Proxy Statement Summary – Corporate Governance Highlights
Corporate Governance Highlights

Proxy Access

Majority Voting for Directors and Resignation Requirement for Directors Who Fail to Receive Majority Vote

Annual Election of All Directors

Annual Board and Committee Self-Evaluations

No Supermajority Voting Provisions in Company’s Charter or Bylaws

Stockholder Right to Call a Special Meeting

Lead Independent Director if Chairman of the Board Not Independent

Independent Directors Meet Regularly in Executive Sessions Without Management Present

Annual Independent Director Evaluation of the CEO

Limit on Number of Other Directorships and Commitments

No Director Serves on More Than Two Other Public Company Boards

No Director Who is a Public Company Executive Officer Serves on More Than One Other Public Company Board

Code of Conduct Applicable to All Directors

Stock Ownership Goal for Directors and Executive Officers

Policies on Recoupment of Incentive Compensation

Policy on Limitation of Severance Benefits

No Poison Pill

NEW IN 2026: Executive Severance Plan

You can find detailed information about our corporate governance policies and practices in the Corporate Governance Matters section of this proxy statement. You can also access our corporate governance documents under the Governance heading on the Investor Relations page of our website at investors.fedex.com. Information contained on our website is not deemed to be incorporated by reference as part of this proxy statement.

2026 Proxy Statement	9

Proxy Statement Summary – Proposal 2
Proposal 2
Advisory Vote to Approve Named Executive Officer Compensation
Executive Compensation Design

Our executive compensation program is designed not only to retain and attract highly qualified and effective executives but also to motivate them to substantially contribute to FedEx’s future success for the long-term benefit of stockholders and reward them for doing so. We believe there should be a strong relationship between pay and corporate performance, and our executive compensation program reflects this belief.
In response to the lower level of support we received in the 2025 advisory vote on named executive officer compensation, since the 2025 annual meeting, we reached out to stockholders representing approximately 40% of our outstanding shares and engaged with 25 different stockholders that collectively represented approximately 38% of our outstanding shares, to solicit feedback on, among other things, our executive compensation program, better understand the reasons behind the 2025 advisory vote on executive compensation outcome, and discuss potential changes to our executive compensation program for consideration by the Compensation and Human Resources Committee (“Compensation & HR Committee”).
For additional information on how we responded, please see “Corporate Governance Matters — The Board’s Role and Responsibilities — Stockholder Engagement” and “— Engagement Highlights,” “Executive Compensation —  Compensation Discussion and Analysis — Stockholder Engagement Focus — 2025 Say-on-Pay Advisory Vote Result,” and “— Post-Employment Compensation — Limitation on Severance Benefits” and “— Executive Severance Plan.”

Elements of Compensation
The elements of target total direct compensation, average NEO target pay mix, along with a description and relevant metrics for fiscal 2026 are presented below.

Term	Component	%	Description
SHORT-TERM - 23.8%	Base Salary	10.5%	Fixed cash income to retain and attract highly marketable executives in a competitive market for executive talent.
	Performance Based AIC	13.3%	Annual cash incentive compensation ("AIC") plan designed to motivate our executives to achieve annual financial goals and other business objectives and reward them accordingly. Total amount paid was based on: › Achievement of adjusted consolidated operating income objectives (weighted at 50% of the total payout opportunity); › Achievement of incremental structural cost reduction benefits from DRIVE and Network 2.0 (weighted at 25% of the total payout opportunity); and › Achievement of on-time enterprise service performance (excluding FedEx Freight) (weighted at 25% of the total payout opportunity).
LONG-TERM - 76.2%	Performance Based LTI	24.5%	Long-term incentive ("LTI") cash program designed to motivate management to build long-term stockholder value and reward them accordingly. Total payout opportunity for FY24–FY26 LTI plan was based on: › Achievement of aggregate adjusted earnings-per-share ("EPS") goals for the three-fiscal-year period (weighted at 50% of the total payout opportunity); › Achievement of goals for adjusted return on invested capital ("ROIC") growth for the three-fiscal-year period (weighted at 25% of the total payout opportunity); and › Achievement of goals related to relative total shareholder return ("TSR") for the three-fiscal-year period (weighted at 25% of the total payout opportunity).
	Stock Options	15.8%	The Compensation & HR Committee used a mix of stock options, restricted stock awards, and performance stock units to align executive compensation with stockholder interests, retention, and motivate long-term value creation. The mix of awards is intended to support our pay-for-performance philosophy while maintaining competitiveness in the market for executive talent. › Stock options granted in fiscal 2026 vest over a four-year period. Stock options provide value only if our stock price appreciates after the grant date.
	Restricted Stock	27.4%	› Restricted stock awards granted in fiscal 2026 vest over a four-year period, promoting retention and encouraging executives to maintain a long-term focus on our success.
	Performance Stock Units	8.5%	› Performance stock units ("PSUs"), awarded in connection with the Equity Incentive Industry Leadership Program, are earned based on improvement in adjusted consolidated operating margin (excluding the FedEx Freight segment) in fiscal 2028 from fiscal 2025 adjusted consolidated operating margin (excluding the FedEx Freight segment).

See page 49 for fiscal 2026 target total direct compensation components.

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Proxy Statement Summary – Proposal 3
Compensation Highlights

The fiscal 2026 AIC plan was tied to adjusted consolidated operating income (50%), incremental structural cost reduction benefits from DRIVE and Network 2.0 (25%), and on-time enterprise service performance (excluding FedEx Freight) (25%). Strong operating results and significant structural cost savings resulted in above-target performance and corresponding above-target payouts.

LTI cash payouts for fiscal 2026 were based on achievement of pre-established aggregate adjusted EPS goals (50%), ROIC goals (25%), and relative TSR goals (25%) over a three-fiscal-year period. Strong performance across all three metrics, particularly in fiscal 2026, resulted in above-target achievement.

Long-term equity incentives, comprised of stock options and restricted stock, further align the interests of our executive officers to the interests of our stockholders, as executive officers only realize value from the stock options if the stock price appreciates after the grant date and encourages retention of executive officers at FedEx.

One-time special cash bonuses were granted to all eligible managing directors and officers in June 2026 in recognition of their outstanding execution and the results achieved through the successful advancement of the Company’s transformation. In approving the special bonus pool, the Board and Committee considered a number of key achievements during fiscal 2026 despite challenging macroeconomic and industry conditions.

The Equity Incentive Industry Leadership Program, comprised of grants of restricted stock and PSUs to senior vice presidents and above, reinforces management accountability for achieving sustained operating margin expansion, supports leadership continuity and drives continued execution of FedEx’s long-term transformation. See page 50 for details regarding the Equity Incentive Industry Leadership Program.

The Transition Year 2026 Annual Incentive Compensation Plan (“TY 2026 AIC Plan”) and Transition Year 2026 Equity Incentive Compensation Plan (“TY 2026 Equity Plan”) were approved by the Board of Directors to facilitate the transition to a calendar-year fiscal year and align FedEx’s compensation programs with its future fiscal calendar.

Your Board of Directors recommends that you vote “FOR” this proposal.	See page 45
Proposal 3
Ratification of the Appointment of Ernst & Young LLP as
FedEx’s Independent Registered Public Accounting Firm

The Audit and Finance Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm and has specific policies in place to ensure its independence. The Audit and Finance Committee has appointed Ernst & Young LLP (“Ernst & Young”) to serve as FedEx’s independent registered public accounting firm for the transition period from June 1, 2026 through December 31, 2026. Ernst & Young has been our independent registered public accounting firm since 2002.
Fees paid to Ernst & Young for fiscal 2026 and 2025 are detailed on page 101.
Representatives of Ernst & Young will attend the meeting, will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Your Board of Directors recommends that you vote “FOR” this proposal.	See page 98
Proposals 4-6
Three Stockholder Proposals,
if properly presented
Your Board of Directors recommends that you vote “AGAINST” each of these proposals.	See page 104

2026 Proxy Statement	11

Corporate Governance Matters
Proposal 1
Election of Directors

All of FedEx’s directors are elected at each annual meeting of stockholders and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The Board of Directors currently consists of twelve members, all of whom, with the exception of Amy B. Lane, are being nominated at this annual meeting to hold office until the annual meeting of stockholders to be held in 2027 and until his or her successor is duly elected and qualified or until his or her earlier disqualification, death, resignation, or removal. Ms. Lane is not standing for re-election and will retire from the Board immediately prior to the 2026 annual meeting. Effective upon Ms. Lane’s retirement, the size of the Board will be decreased to eleven members.
Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders may vote your shares for the substitute nominee.

Vote Required for Approval

Under FedEx’s majority-voting standard, each of the eleven director nominees must receive more votes cast “for” than “against” his or her election in order to be elected to the Board. For more information, please see “— Process for Selecting Directors — Nomination Process — Majority-Voting Standard for Director Elections.”

Your Board of Directors recommends that you vote “FOR” the election of each of the eleven nominees.
Process for Selecting Directors
The Board is responsible for recommending director candidates for election by the stockholders and for electing directors to fill vacancies or newly created directorships. The Board has delegated the screening and evaluation process for director candidates to the Governance, Safety, and Public Policy Committee (“GSPP Committee”), which identifies, evaluates, and recruits highly qualified director candidates and recommends them to the Board.
Experience, Qualifications, Attributes, and Skills
The GSPP Committee seeks director nominees with the skills and experience needed to properly oversee the interests, risks, and businesses of the company. The Committee carefully evaluates each candidate to ensure that he or she possesses the experience, qualifications, attributes, and skills that the Committee believes are necessary for an effective Board member. These crucial qualities include, among others:
Highest level of personal and professional ethics, integrity, and values; An inquiring and independent mind;	Practical wisdom and mature judgment; Expertise that is useful to FedEx and complementary to the background and experience of other Board members; and	Willingness to represent the best interests of all stockholders and objectively appraise management performance.

12

Corporate Governance Matters – Process for Selecting Directors
In addition to the qualifications that each director nominee must have, the Board believes that one or more of FedEx’s Board members should possess the experience and expertise listed below because of their particular relevance to the company’s business, strategy, and structure. These were all considered by the Board in connection with this year’s director nomination process.
TRANSPORTATION/LOGISTICS/SUPPLY CHAIN MANAGEMENT EXPERIENCE	ENERGY EXPERTISE
INTERNATIONAL EXPERIENCE	HUMAN RESOURCE MANAGEMENT EXPERTISE
FINANCIAL EXPERTISE	GOVERNMENT EXPERIENCE
MARKETING EXPERTISE	RISK MANAGEMENT/SAFETY EXPERTISE
RETAIL/E-COMMERCE EXPERTISE	LEADERSHIP EXPERIENCE
TECHNOLOGICAL/ DIGITAL/CYBERSECURITY EXPERTISE
While the Board of Directors does not maintain a formal diversity policy, it seeks in its members a blend of personal and professional experiences, perspectives, and backgrounds, as well as institutional knowledge and personal chemistry, resulting in a high-performing Board of Directors that provides sound and prudent guidance with respect to all of FedEx’s operations and interests.
Nomination Process
Nomination of Director Candidates
The GSPP Committee identifies, evaluates, and recruits director candidates, considers the advisability of adding new directors to the current composition of the Board, and evaluates and recommends existing director nominees to the Board as follows:

2026 Proxy Statement	13

Corporate Governance Matters – Process for Training and Evaluating Directors
Stockholder Recommendations
The GSPP Committee will consider director nominees recommended by stockholders. To recommend a prospective director candidate for the GSPP Committee’s consideration, stockholders may submit the candidate’s name, qualifications, including whether the candidate satisfies the requirements set forth in our Corporate Governance Guidelines and discussed in “— Process for Selecting Directors — Experience, Qualifications, Attributes, and Skills,” and other relevant biographical information in writing to: FedEx Corporation Governance, Safety, and Public Policy Committee, c/o Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120. FedEx’s Bylaws require stockholders to give advance notice of stockholder proposals and nominations of director candidates. For more information, please see “Stockholder Proposals and Director Nominations for 2027 Annual Meeting.”
Majority-Voting Standard for Director Elections
FedEx’s Bylaws require that we use a majority-voting standard in uncontested director elections and a resignation requirement for directors who fail to receive the required majority vote. The Bylaws also prohibit the Board from reverting to a plurality-voting standard without the affirmative vote of the holders of at least a majority of the voting power of all the shares of FedEx stock entitled to vote generally in the election of directors, voting together as a single class. Under the majority-voting standard, a director nominee must receive more votes cast “for” than “against” his or her election in order to be elected to the Board. In accordance with the majority-voting standard and resignation requirement, each director who is standing for reelection at the annual meeting has tendered an irrevocable resignation from the Board of Directors that will take effect if  (i) the director does not receive more votes cast “for” than “against” his or her election at the annual meeting, and (ii) the Board accepts the resignation. FedEx’s Bylaws require the Board of Directors, within 90 days after certification of the election results, to accept the director’s resignation unless there is a compelling reason for the director to remain on the Board and to promptly disclose its decision (including, if applicable, the reasons for rejecting the resignation) in a filing with the SEC.
Process for Training and Evaluating Directors
New Director Orientation
FedEx has a New Director Orientation Program that enables new members of the Board to quickly become active and effective Board members. The program includes, among other things, an overview of fiduciary duties and responsibilities of directors, individual meetings with key members of the Board and senior management, facility tours, and attending at least one meeting of each Board committee of which the new director is not a member during his or her first two years as a Board member in order to gain a better understanding of committee functions. The process is tailored to take into account the individual needs of each new director.
The GSPP Committee is responsible for overseeing the New Director Orientation Program and the Executive Vice President, General Counsel and Secretary is responsible for administering the program and reporting to the GSPP Committee the status of the orientation process with respect to each new director. The orientation process is designed to provide new directors with comprehensive information about the company’s business, strategy, capital structure, financial performance, risk oversight, evaluation of management, and executive compensation practices, as well as the policies, procedures, and responsibilities of the Board and its committees.
Continuing Director Education
FedEx provides continuing director education through individual speakers at Board meetings, generally four times per year. The company receives feedback from the directors on potential topics that would be useful for these discussions. In addition to facilitating these customized in-house programs, FedEx monitors pertinent developments in director education and recommends valuable outside programs for Board committee chairpersons to attend. The GSPP Committee reviews the company’s director education process on an annual basis to ensure the continuing education provided serves to further directors’ knowledge in their oversight responsibilities.
Board and Committee Evaluations
The GSPP Committee oversees an annual performance evaluation of each committee of the Board and the Board as a whole. Each Board member also completes an individual self-assessment, and those responses are provided to the Chairman of the Board and the chairperson of the GSPP Committee.
The GSPP Committee reviews and discusses the evaluation results for each committee and the Board as a whole. Each committee discusses its annual evaluation results and identifies any opportunities for improvement. The chairperson of the GSPP Committee reports the results to the Board of Directors, including any action plans. The chairperson also reports to the Board the results of the full Board assessment. The Chairman of the Board and chairperson of the GSPP Committee discuss any notable results from the individual director self-assessments with the relevant directors.
As part of the evaluation, our directors consider the Board’s processes to ensure, among other things, that its leadership structure remains effective, that Board and committee meetings are conducted in a manner that promotes candid and constructive dialogue, sufficient time has been allocated for such meetings, agenda items reflect key matters of importance to the company, and that the materials provided to the Board and the reports received from management are useful, comprehensive, and timely.

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Corporate Governance Matters – Nominees for Election to the Board
Nominees for Election to the Board
Below you will find each Board nominee’s biography along with other pertinent information, including a selection of each nominee’s skills and qualifications. All nominees are currently serving as directors of FedEx and, with the exception of Mark A. Edmunds, has been previously elected by our stockholders. Following the biographies, we have included a chart that exhibits the collective experience, qualifications, attributes, and skills of our Board nominees.
MARK A. EDMUNDS INDEPENDENT
Age: 69 Director Since: 2026 Committees: Audit and Finance (Chair) Cyber and Technology Oversight Other Public Company Directorships: Westrock Coffee Company
Mr. Edmunds is former Partner and Vice Chairman of Deloitte LLP, retiring in 2019. During his 38-year tenure at Deloitte, Mr. Edmunds held several leadership roles within the firm, including U.S. leader of Energy/Utilities, West Region Managing Partner, and the U.S. Board of Directors. He also led the Americas and Asia Pacific Oil and Gas sectors from San Francisco and Singapore, respectively. Mr. Edmunds served as lead and advisory partner for a number of Deloitte’s strategic clients. Mr. Edmunds’ primary industry focus was energy & utilities throughout his career, including a short sabbatical from the firm to serve the Independent Petroleum Association of America in Washington, D.C. Mr. Edmunds has also served as an independent board member of B&P Littleford (a Waypoint Capital Partners portfolio company) since 2024. Mr. Edmunds is a Certified Public Accountant and a member of the AICPA and the Texas CPA Society. Mr. Edmunds is a former director of Riverview Acquisition Corp. and Chesapeake Energy Corporation. Mr. Edmunds was first appointed to the Board in June 2026 upon the recommendation of Mr. Martin and the GSPP Committee.
SKILLS AND QUALIFICATIONS

Financial
Held significant leadership roles at Deloitte and also served as Audit and Finance Chair at Chesapeake Energy Corporation from 2018 — 2021. Extensive accounting and finance experience and qualifies as an audit committee financial expert under SEC rules.

Energy Primary industry focus on energy and utilities sector while at Deloitte and served on the Independent Petroleum Association of America.

Risk Management/Safety; International
Extensive risk management expertise through his serving on Deloitte’s U.S. Board of Directors, including service on the finance and global committees; has operated in a global capacity by chairing Deloitte’s Global Committee, serving as the Asia Pacific Oil and Gas leader out of Singapore, and managing multinational accounts.

Leadership Significant executive leadership experience gained as Vice Chairman of Deloitte and service on other public company boards.

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Corporate Governance Matters – Nominees for Election to the Board
MARVIN R. ELLISON INDEPENDENT
Age: 61 Director Since: 2014 Committees: Compensation and Human Resources Governance, Safety, and Public Policy Other Public Company Directorships: Lowe’s Companies, Inc.
Mr. Ellison serves as Chairman of the Board, President, and Chief Executive Officer of Lowe’s Companies, Inc., a home improvement retailer, serving as Chairman since June 2021 and President and Chief Executive Officer since July 2018. Mr. Ellison served as Chairman of J. C. Penney Company, Inc., an apparel and home furnishings retailer, from August 2016 until May 2018, and Chief Executive Officer from August 2015 through May 2018 (J. C. Penney filed for reorganization in federal bankruptcy court on May 15, 2020). He served as President and CEO-Designee of J. C. Penney from November 2014 through July 2015. From August 2008 through October 2014, Mr. Ellison served as Executive Vice President — U.S. Stores of The Home Depot, Inc., a home improvement specialty retailer. From June 2002 to August 2008, he served in a variety of operational roles at The Home Depot, including as President — Northern Division and as Senior Vice President — Global Logistics. Prior to joining The Home Depot, Mr. Ellison spent 15 years at Target Corporation in a variety of operational roles. He is a former director of J. C. Penney Company, Inc. and H&R Block, Inc.
SKILLS AND QUALIFICATIONS

Financial Has overseen complex accounting and financial matters as CEO of two public companies.
Marketing; Retail/E-Commerce Marketing expert with significant retail and e-commerce expertise through his executive experience at Lowe’s, The Home Depot, and J. C. Penney.
Leadership Significant executive leadership experience gained from executive positions held at Lowe’s, J. C. Penney, and The Home Depot.
Transportation/Logistics/Supply Chain Management Served in a variety of logistics roles during his career, including as Senior Vice President — Global Logistics at The Home Depot.

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Corporate Governance Matters – Nominees for Election to the Board
SUSAN PATRICIA GRIFFITH INDEPENDENT — LEAD INDEPENDENT DIRECTOR
Age: 61 Director Since: 2018 Committees: Compensation and Human Resources Governance, Safety, and Public Policy (Chair) Other Public Company Directorships: The Progressive Corporation
Ms. Griffith currently serves as President and Chief Executive Officer of The Progressive Corporation, a leading property and casualty insurance company, positions she has held since July 2016. Prior to being named President and Chief Executive Officer, Ms. Griffith served as Progressive’s Personal Lines Chief Operating Officer from April 2015 through June 2016 and Vice President from May 2015 through June 2016. She joined Progressive as a claims representative in 1988 and has served in many key leadership positions during her tenure. Ms. Griffith held several managerial positions in the Claims division before being named Chief Human Resources Officer in 2002. In 2008, she returned to the Claims division as the group president, and prior to being named Personal Lines Chief Operating Officer, she was President of Customer Operations from April 2014 to March 2015. Ms. Griffith was named one of FORTUNE magazine’s “Most Powerful Women in Business” in 2018 and 2023 and named one of Forbes magazine’s “The World’s 100 Most Powerful Women” in 2025. She previously served as a director of The Children’s Place, Inc.
SKILLS AND QUALIFICATIONS

Marketing; Retail/E-Commerce Extensive executive and managerial experience in an industry that emphasizes distinctive advertising and marketing campaigns.
Leadership Has held a series of executive leadership positions at The Progressive Corporation, including her role as President and CEO.

Technological/Digital/Cybersecurity
Executive and managerial experience at a company that relies heavily on its ability to adapt to change, innovate, develop, and implement new applications and other technologies.

Risk Management/Safety; Human Resource Management
Extensive risk management expertise as President and CEO at The Progressive Corporation; has held several other managerial positions, including Chief Human Resources Officer, at The Progressive Corporation.

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Corporate Governance Matters – Nominees for Election to the Board
R. BRAD MARTIN EXECUTIVE CHAIRMAN AND CHAIRMAN OF THE BOARD
Age: 74 Director Since: 2011 Committees: None Other Public Company Directorships: FedEx Freight Holding Company, Inc.
Mr. Martin has been Executive Chairman of FedEx since September 2025 and Chairman of the Board since June 2025. He is Chairman of RBM Venture Company, a private investment company, a position he has held since 2007. He previously served as Chairman and Chief Executive Officer of Riverview Acquisition Corp., an investment company, from April 2021 until its merger with Westrock Coffee Company (“Westrock”) in August 2022. Following that merger until March 2026, Mr. Martin served on the board of directors of Westrock. Mr. Martin was formerly the Chairman of the Board of Chesapeake Energy Corporation, a producer of oil, natural gas, and natural gas liquids, a position he held from October 2015 to February 2021. He was Chairman and Chief Executive Officer of Saks Incorporated from 1989 to 2006 and remained Chairman until his retirement in 2007. He is the former Interim President of the University of Memphis, a position he held from July 2013 until May 2014. He was previously a director of Chesapeake Energy Corporation, First Horizon National Corporation, Caesars Entertainment Corporation, Dillard’s, Inc., Gaylord Entertainment Company, lululemon athletica inc., Ruby Tuesday, Inc., and Riverview Acquisition Corp. Mr. Martin is a former Tennessee state representative.
SKILLS AND QUALIFICATIONS

Financial; Risk Management/Safety; Leadership
Earned an MBA from Vanderbilt University. As a former CEO of a public company, he actively supervised the CFO, and has significant public company audit committee experience, including as a chair. Former chair of the First Horizon National Corporation Executive and Risk Committee.

Marketing; Retail/E-Commerce Gained valuable retail marketing experience and successfully applied his marketing expertise as the former CEO of Saks, a leading department store retailer.
Energy; Transportation/Logistics/Supply Chain Management Former member of the board of Pilot Travel Centers LLC and former Chairman of the Board of Chesapeake Energy Corporation.
Government; International Former Tennessee state representative. Member of the Council on Foreign Relations.

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Corporate Governance Matters – Nominees for Election to the Board
NANCY A. NORTON INDEPENDENT
Age: 61 Director Since: 2022 Committees: Cyber and Technology Oversight (Chair) Audit and Finance Other Public Company Directorships: Leidos Holdings, Inc.
Vice Admiral Norton is the retired Director of the Defense Information Systems Agency (DISA), a U.S. Department of Defense combat support agency, and commander, Joint Force Headquarters Department of Defense Information Network, positions she held from February 2018 through February 2021 after serving as Vice Director of DISA from August 2017 through February 2018. Vice Admiral Norton served over 34 years of active-duty service as an officer in the U.S. Navy. She served as the director, Command, Control, Communications and Cyber Directorate, U.S. Pacific Command; director of Warfare Integration for Information Warfare; and held commands and posts in multiple international locations. She is the recipient of numerous personal and campaign awards, including the National Security Agency’s Frank B. Rowlett Award for individual achievement in information security.
SKILLS AND QUALIFICATIONS

Technological/Digital/Cybersecurity
Served as Director of DISA, where her focus was providing information and cyber security tools and support for the U.S. Department of Defense; held numerous other communications and information security senior leadership positions while serving in the U.S. Navy.

Human Resource Management Led global teams as a Vice Admiral in the U.S. Navy and Director of DISA.
International Has extensive experience conducting technology and cyberspace operations as a U.S. Naval officer, including numerous international leadership positions.
Government; Leadership Served for 34 years as an officer in the U.S. Navy; provided leadership and oversight of global team at DISA.
FREDERICK P. PERPALL INDEPENDENT
Age: 51 Director Since: 2021 Committees: Audit and Finance Governance, Safety, and Public Policy Other Public Company Directorships: Starwood Property Trust, Inc.
Mr. Perpall currently serves as Chief Executive Officer of The Beck Group, one of the world’s largest integrated design-build firms, a position he has held since 2013. Mr. Perpall leads the firm’s domestic and international design, planning, and construction business. He recently served as President of the United States Golf Association Executive Committee, completing his term in March 2026. Mr. Perpall has a bachelor’s and master’s degree from the University of Texas at Arlington and is a member of the American Institute of Architects College of Fellows, an alumnus of Harvard Business School’s Advanced Management Program, and a former Americas Fellow at The Baker Institute at Rice University. He previously served as a director of Triumph Bancorp, Inc.
SKILLS AND QUALIFICATIONS

Risk Management/Safety Has extensive experience in an industry where oversight and management of risks related to safety and compliance are mission-critical functions.
Financial Experience serving as a public company audit and investment committee member.
Leadership Thirteen years of service as Chief Executive Officer of The Beck Group.

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Corporate Governance Matters – Nominees for Election to the Board
JOSHUA COOPER RAMO INDEPENDENT
Age: 57 Director Since: 2011 Committees: Audit and Finance Cyber and Technology Oversight Other Public Company Directorships: None
Mr. Ramo is Chairman and Chief Executive Officer of Sornay, LLC, a strategic advisory firm, a position he has held since January 2021. He previously served as Vice Chairman, Co-Chief Executive Officer, of Kissinger Associates, Inc., a strategic advisory firm, from 2011 through 2020 (he was Vice Chairman since 2011 and Co-Chief Executive Officer since 2015). He served as Managing Director of Kissinger Associates from 2006 to 2011. Prior to joining Kissinger Associates, he was Managing Partner of JL Thornton & Co., LLC, a consulting firm. Before that, he worked as a journalist and served as Senior Editor, Foreign Editor, and then Assistant Managing Editor of TIME Magazine from 1995 to 2003. He previously served as a director of Starbucks Corporation.
SKILLS AND QUALIFICATIONS

International
Has been a term member of the Council on Foreign Relations, Asia 21 Leaders Program, World Economic Forum’s Young Global Leaders, and Global Leaders of Tomorrow. He co-founded the U.S.-China Young Leaders Forum in conjunction with the National Committee on U.S.-China Relations.

Leadership Chairman and Chief Executive Officer, Sornay, LLC; former Vice Chairman, Co-Chief Executive Officer, of Kissinger Associates.
SUSAN C. SCHWAB INDEPENDENT
Age: 71 Director Since: 2009 Committees: Compensation and Human Resources Cyber and Technology Oversight Other Public Company Directorships: Caterpillar Inc. and Marriott International, Inc.
Ambassador Schwab is currently Professor Emerita at the University of Maryland School of Public Policy, a position she has held since June 2020. Prior to being named Professor Emerita, Ambassador Schwab was a Professor from January 2009 to May 2020. She has also served as a strategic advisor to Mayer Brown LLP, a law firm, since March 2010. She served as U.S. Trade Representative from 2006 to January 2009 and as Deputy U.S. Trade Representative from 2005 to 2006. She was Vice Chancellor of the University System of Maryland and President and Chief Executive Officer of the University System of Maryland Foundation from 2004 to 2005. Ambassador Schwab was Dean of the University of Maryland School of Public Policy from 1995 to 2003. She was Director of Corporate Business Development of Motorola, Inc., an electronics manufacturer, from 1993 to 1995. She was Assistant Secretary of Commerce for the U.S. and Foreign Commercial Service from 1989 to 1993. Ambassador Schwab also serves as Board Chair of the National Foreign Trade Council. She previously served as a director of The Boeing Company.
SKILLS AND QUALIFICATIONS

International; Government
Board Chair of the National Foreign Trade Council, former U.S. Trade Representative and former Director — General of the U.S. and Foreign Commercial Service (Assistant Secretary of Commerce), the export promotion arm of the U.S. government.

Leadership
Former U.S. Trade Representative, former Director — General of the U.S. and Foreign Commercial Service (Assistant Secretary of Commerce), former President and Chief Executive Officer of the University System of Maryland Foundation, and former Dean of the University of Maryland School of Public Policy.

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Corporate Governance Matters – Nominees for Election to the Board
RICHARD W. SMITH
Age: 48 Director Since: 2025 Committees: None Other Public Company Directorships: None
Mr. Smith serves as Chief Operating Officer — International and Chief Executive Officer — Airline of Federal Express, the world’s largest express transportation company, a position he has held since June 2024. Mr. Smith has held a number of other leadership positions during his 20-year career at FedEx, including President and Chief Executive Officer — Airline and International of Federal Express from April 2023 to May 2024; President and Chief Executive Officer of Federal Express from September 2022 to April 2023; President and Chief Executive Officer-Elect of Federal Express from April 2022 to August 2022; Regional President, The Americas and Executive Vice President, Global Support of Federal Express from 2020 to March 2022; Regional President, U.S. and Executive Vice President, Global Support of Federal Express from 2019 to 2020; and President and Chief Executive Officer of FedEx Logistics from July 2017 to 2019.
SKILLS AND QUALIFICATIONS

Transportation/Logistics/Supply Chain Management; Leadership
In addition to previously serving as President and Chief Executive Officer of both Federal Express and FedEx Logistics, his FedEx career includes a series of leadership positions in life sciences/healthcare, network planning, and customer solutions. Has helped launch or lead several significant transformation initiatives, including the redesign of the Federal Express international air network through Tricolor. Serves on the board of governors for the International Air Transport Association and the board of directors of Airlines For America.

Energy
Led efforts to begin the transformation to an all-electric vehicle fleet at FedEx and enhance the sustainability of the airline in support of the company’s goal of carbon-neutral global operations by 2040.

International
Extensive experience in his international leadership over FedEx’s vast global trade, logistics, and airline operations, managing services across more than 220 countries and territories, and led FedEx operations for the U.S. government’s COVID-19 response task force.

Risk Management/Safety
Serves as the FedEx accountable executive in accordance with Federal Aviation Administration Safety Management System requirements, holding ultimate responsibility for the safety performance of operations conducted pursuant to the company’s air carrier certificate.

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Corporate Governance Matters – Nominees for Election to the Board
RAJESH SUBRAMANIAM
Age: 60 Director Since: 2020 Committees: None Other Public Company Directorships: The Procter & Gamble Company
Mr. Subramaniam serves as President and Chief Executive Officer of FedEx Corporation, a position he has held since June 2022. During his more than 30-year tenure with FedEx, Mr. Subramaniam has served in a multitude of leadership roles, including President and Chief Executive Officer-Elect of FedEx Corporation from March 2022 to May 2022, President and Chief Operating Officer of FedEx Corporation from March 2019 to March 2022, President and Chief Executive Officer of Federal Express, the world’s largest express transportation company, from January 2019 to March 2019, and Executive Vice President and Chief Marketing and Communications Officer of FedEx Corporation from January 2017 to December 2018. He served as Executive Vice President of Marketing and Communications at FedEx Services from 2013 to January 2017. He previously served as a director of First Horizon National Corporation.
SKILLS AND QUALIFICATIONS

Transportation/Logistics/Supply Chain Management
Over 30 years of experience across the FedEx enterprise in a number of operational leadership roles. Initiated and leads the company’s ongoing transformation initiatives, including Network 2.0 and one FedEx.

International; Leadership
Has held leadership roles at FedEx in the Asia-Pacific region and Canada. Serves as Chairman Emeritus of the U.S.-China Business Council, as Vice Chair of the U.S.-India Strategic Partnership Forum, and on the Board of Trustees of the Center for Strategic and International Studies, and board of directors of the Business Roundtable.

Marketing; Retail/E-Commerce
Oversaw all aspects of FedEx’s global marketing and communications, including advertising, brand and reputation, product and business development, e-commerce, revenue and forecasting planning, retail marketing, and digital access.

Technological/Digital/Cybersecurity/Risk Management/Safety
Responsible for several landmark developments at FedEx, including the continuing digital transformation of the company, and has had an instrumental role in technology advancements to profitably grow the business.

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Corporate Governance Matters – Nominees for Election to the Board
PAUL S. WALSH INDEPENDENT
Age: 71 Director Since: 1996 Committees: Compensation and Human Resources (Chair) Governance, Safety, and Public Policy Other Public Company Directorships: McDonald’s Corporation and UPL Ltd.
Mr. Walsh is Executive Chairman of the Board of McLaren Group Limited, a luxury automotive, motorsport, and technology company, a position he has held since January 2020. He also currently serves as an advisor for L.E.K. Consulting, a global strategy consulting firm, and TPG Capital LLP, a private investment firm. Mr. Walsh formerly served as Operating Partner at Bespoke Capital Partners LLC, an investment company, and Executive Chairman of Bespoke Capital Acquisition Corp., in each case from August 2016 until June 2021, and he served as Chairman of the Board of Compass Group PLC, a food service and support services company, from February 2014 to December 2020. Mr. Walsh served as Chief Executive Officer of Diageo plc, a beverage company, from 2000 to June 2013 and then served as an advisor to the company from July 2013 through 2014. Mr. Walsh also is an advisor of Chime Communications Limited. Mr. Walsh was Chairman, President, and Chief Executive Officer of The Pillsbury Company, a wholly owned subsidiary of Diageo plc, from 1996 to 2000, and Chief Executive Officer of The Pillsbury Company from 1992 to 1996. He was previously a director of Avanti Communications Group PLC, Centrica plc, Compass Group PLC, Diageo plc, HSBC Holdings plc, Ontex Group NV, Pace Holdings Corp., RM2 International S.A., TPG Pace Holdings Corp., Unilever PLC, Bespoke Capital Acquisition Corp., and Vintage Wine Estates, Inc.
SKILLS AND QUALIFICATIONS

International Former CEO of a U.K.−based, large multinational corporation; serves on multinational boards.

Financial; Leadership
Has held executive finance positions, including CFO of a major division, at a U.K.−based public company; has held leadership roles at various companies, including Diageo plc, The Pillsbury Company.

Marketing; Retail/E-Commerce
Led a company that owes much of its growth and success to highly effective marketing of its brands. His consumer-centric experience brings a vital and unique perspective to the Board.

Government Has held executive positions at companies where government interface is crucial.

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Corporate Governance Matters – Nominees for Election to the Board
Summary of Director Nominee Experience, Qualifications, Attributes, and Skills
Our director nominees bring to the FedEx Board the experience, qualifications, attributes, and skills depicted in the following matrix. The matrix is intended as a high-level summary and not an exhaustive list. It is intended to highlight notable areas of focus for each nominee, and not having a mark does not mean that a particular nominee does not possess that experience, qualification, attribute, or skill.
	EDMUNDS	ELLISON	GRIFFITH	MARTIN	NORTON	PERPALL	RAMO	SCHWAB	SMITH	SUBRAMANIAM	WALSH
Transportation/Logistics/Supply Chain Management Experience is a positive attribute as it greatly increases a director’s understanding of our business operations and its management.
International Experience is beneficial given our operations in over 220 countries and territories.
Financial Expertise is important given our use of financial targets as measures of success and the importance of accurate financial reporting and robust internal auditing and controls.
Marketing Expertise is valuable because we emphasize promoting and protecting the FedEx brand, one of our most important assets.
Retail/E-Commerce Expertise is significant because we are strategically focused on the opportunity presented by this massive and fast-growing market.

Technological/Digital/Cybersecurity Expertise is beneficial because attracting and retaining customers and competing effectively depend in part upon the sophistication, security, and reliability of FedEx data and technology.

Energy Expertise is important as we are committed to protecting the environment and have initiatives under way to reduce our energy use and minimize our environmental impact.
Human Resource Management Expertise is important because our success depends on the talent, dedication, and well-being of our people — our greatest asset.
Government Experience is useful in our highly regulated industry as we work constructively with governments around the world.
Risk Management/Safety Expertise is important as we work to identify and manage risks to our business and operations in a complex global environment.
Leadership Experience is critical because we want directors with the experience and confidence to capably advise our senior management team on a wide range of issues.
Audit Committee Financial Expert
The Board of Directors has determined that Mark A. Edmunds is an audit committee financial expert as that term is defined in SEC rules.

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Corporate Governance Matters – Nominees for Election to the Board
Director Independence
The Board of Directors has determined that each member of the Audit and Finance, Compensation and Human Resources, and GSPP Committees is independent. With the exception of R. Brad Martin, Rajesh Subramaniam, and Richard W. Smith, each of the Board’s current members and director nominees (Mark A. Edmunds, Marvin R. Ellison, Susan Patricia Griffith, Amy B. Lane, Nancy A. Norton, Frederick P. Perpall, Joshua Cooper Ramo, Susan C. Schwab, and Paul S. Walsh) is independent and meets the applicable independence requirements of the New York Stock Exchange (including the additional New York Stock Exchange and SEC requirements for Audit and Finance Committee and Compensation and Human Resources Committee members, as applicable, with respect to current committee members) and the Board’s more stringent standards for determining director independence. Mr. Martin is FedEx’s Executive Chairman, Mr. Subramaniam is FedEx’s President and Chief Executive Officer, and Mr. R.W. Smith is Federal Express’s Chief Operating Officer — International and Chief Executive Officer — Airline. Silvia Davila served as a director during fiscal 2026 and resigned from the Board effective June 8, 2026, and Stephen E. Gorman served as a director during fiscal 2026 and resigned from the Board effective June 1, 2026. The Board had previously determined that each of Ms. Davila and Mr. Gorman was independent.
Under the Board’s standards of director independence, which are included in FedEx’s Corporate Governance Guidelines, available under the Governance heading on the Investor Relations page of our website at investors.fedex.com, a director will be considered independent only if the Board affirmatively determines that the director has no direct or indirect material relationship with FedEx, other than as a director. The standards set forth certain categories or types of transactions, relationships, or arrangements with FedEx, as follows, each of which (i) is deemed not to be a material relationship with FedEx, and thus (ii) will not, by itself, prevent a director from being considered independent:
Prior Employment of Director. The director was employed by FedEx or was personally working on FedEx’s audit as an employee or partner of FedEx’s independent auditor, and over five years have passed since such employment, partner, or auditing relationship ended.

Prior Employment of Immediate Family Member. An immediate family member was an officer of FedEx or was personally working on FedEx’s audit as an employee or partner of FedEx’s independent auditor, and over five years have passed since such employment, partner, or auditing relationship ended.

Current Employment of Immediate Family Member. An immediate family member is employed by FedEx in a non-officer position, or by FedEx’s independent auditor not as a partner and not personally working on FedEx’s audit.

Interlocking Directorships. An executive officer of FedEx served on the board of directors of a company that employed the director or employed an immediate family member as an executive officer, and over five years have passed since either such relationship ended.

Transactions and Business Relationships. The director or an immediate family member is a partner, greater than 10% shareholder, director, or officer of a company that makes or has made payments to, or receives or has received payments (other than contributions, if the company is a tax-exempt organization) from, FedEx for property or services, and the amount of such payments has not within any of such other company’s three most recently completed fiscal years exceeded one percent (or $1 million, whichever is greater) of such other company’s consolidated gross revenue for such year.

Indebtedness. The director or an immediate family member is a partner, greater than 10% shareholder, director, or officer of a company that is indebted to FedEx or to which FedEx is indebted, and the aggregate amount of such debt is less than one percent (or $1 million, whichever is greater) of the total consolidated assets of the indebted company.

Charitable Contributions. The director is a trustee, fiduciary, director, or officer of a tax-exempt organization to which FedEx contributes, and the contributions to such organization by FedEx have not within any of such organization’s three most recently completed fiscal years exceeded one percent (or $250,000, whichever is greater) of such organization’s consolidated gross revenue for such year.

In determining each director’s independence, the Board broadly considered all relevant facts and circumstances, including the following immaterial transactions, relationships, and arrangements:
Mr. Ellison serves on the Board of Trustees of the University of Memphis, a non-profit entity to which FedEx makes payments and charitable contributions. The payments and charitable contributions made by FedEx to the University of Memphis in fiscal 2026 represented 3.7% of the University’s consolidated gross revenue for the year. The payments and charitable contributions made by FedEx to the University of Memphis in its fiscal 2025 and 2024 represented 1.1% and 1.9%, respectively, of the University’s consolidated gross revenue for the year. The Board determined that Mr. Ellison is an independent director under the Board’s independence standards as he does not have a direct or indirect material relationship with either FedEx or the University of Memphis, other than as a director or trustee, and does not derive any financial or other personal benefit from these transactions.

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Corporate Governance Matters – Nominees for Election to the Board
FedEx has an ordinary course business relationship with Lowe’s Companies, Inc., an entity for which Mr. Ellison has served as Chairman of the Board since June 2021 and President and Chief Executive Officer and as a director since July 2018. The amount of the payments made by FedEx to Lowe’s (and vice versa) within any of its three most recently completed fiscal years has not exceeded one percent (or $1 million, whichever is greater) of its consolidated gross revenue for such year.

FedEx has an ordinary course business relationship with The Progressive Corporation, an entity for which Ms. Griffith has served as President and Chief Executive Officer and as a director since July 2016. The amount of the payments made by FedEx to Progressive (and vice versa) within any of its three most recently completed fiscal years has not exceeded one percent (or $1 million, whichever is greater) of its consolidated gross revenue for such year.

FedEx has an ordinary course business relationship with McLaren Group Limited, an entity for which Mr. Walsh has served as Executive Chairman of the Board since January 2020. The amount of the payments made by McLaren to FedEx within any of its three most recently completed fiscal years has not exceeded one percent (or $1 million, whichever is greater) of its consolidated gross revenue for such year.

Related Person Transactions
In accordance with the company’s Policy on Review and Preapproval of Related Person Transactions, which is described in more detail below in “— Board Processes and Policies — Policy on Review and Preapproval of Related Person Transactions,” the GSPP Committee has reviewed and approved the following new and existing related person transactions and determined that they remain in the best interests of FedEx and our stockholders:
Mr. Subramaniam’s brother is employed by Federal Express as a manager of information technology.

Mr. R.W. Smith’s sister is employed by FedEx as a staff director of global public policy.

In June 2024, Frederick W. Smith, our former Executive Chairman and Chairman of the Board, purchased a Challenger 650 aircraft (“Aircraft”) through a wholly owned limited liability company (“Aircraft Owner”) for personal use. Following approval by the GSPP Committee and independent members of the Board in July 2024, FedEx entered into the following agreements, effective August 1, 2024, relating to the Aircraft: (1) a dry lease with the Aircraft Owner (“Dry Lease”), which obligated FedEx to arrange for protection and maintenance of the Aircraft and permitted FedEx to use the Aircraft for FedEx business purposes; and (2) a flight support and flight crew services agreement with Mr. Smith (“Support Agreement” and, together with the Dry Lease, the “Aircraft Agreements”) covering expenses related to Mr. Smith’s personal use of the Aircraft. Under the Dry Lease, the Aircraft Owner paid FedEx for actual expenses incurred by FedEx to protect and maintain the Aircraft and a monthly fee for services performed by FedEx personnel. If FedEx uses the Aircraft for FedEx business, FedEx is required to pay an hourly rental rate to the Aircraft Owner, based on operating costs of the Aircraft and the fair market dry lease rate for similar aircraft. Under the Support Agreement, FedEx provided operational support of the Aircraft, and Mr. Smith paid FedEx for operating expenses, flight crew expense, services provided by FedEx personnel, and trip planning services. The financial terms of the Aircraft Agreements were determined on an arms-length basis based upon an analysis of market rates for flight crews and charter flights for comparable aircraft and FedEx’s operating costs. Following Mr. Smith’s unexpected passing, in July 2025 FedEx entered into a new dry lease with the Aircraft Owner (the “New Dry Lease”) and a new flight support and flight crew services agreement with Stacey D. Smith, the mother of Richard W. Smith and member of the Aircraft Owner (the “New Support Agreement” and, together with the New Dry Lease, the “New Aircraft Agreements”), to allow Mr. Smith’s family to continue to use the Aircraft. The substantive terms of the New Aircraft Agreements are identical to those in the Aircraft Agreements. The GSPP Committee approved the New Aircraft Agreements. For services provided in fiscal 2026, the Aircraft Owner paid FedEx $1,125,078 pursuant to the New Dry Lease and Mrs. Smith paid FedEx $1,578,223 pursuant to the New Support Agreement. FedEx did not use the Aircraft for FedEx business and did not make any payments to the Aircraft Owner pursuant to the Dry Lease during fiscal 2026.

Pursuant to FedEx’s executive security procedures (which are consistent with recommendations of an independent outside security consultant and reviewed annually by the Compensation and Human Resources Committee), FedEx provided Mr. Smith with security services and equipment, including home security systems and residential security patrols and provided personal security services. Following Mr. Smith’s passing, FedEx continued to provide security services and equipment for the primary residence of Stacey D. Smith during fiscal 2026, and the cost for such security services was fully reimbursed by Mrs. Smith. Mrs. Smith paid FedEx $330,825 for security services in fiscal 2026.

Additionally, the following related person transactions took place during fiscal 2026:
FedEx’s policy on personal use of corporate aircraft requires officers to pay FedEx two times the cost of fuel, plus applicable passenger ticket taxes and fees, for personal trips. Pursuant to this requirement, Mr. R.W. Smith paid FedEx $418,861 during fiscal 2026 in connection with certain personal use of corporate aircraft.

The total annual compensation of each of Mr. Subramaniam’s brother and Mr. R.W. Smith’s sister, for fiscal 2026 (including any incentive compensation and the Black-Scholes value of any stock option award) did not, individually, exceed $407,700.

Agreements with FedEx Freight Holding Company, Inc.
On June 1, 2026, FedEx completed the previously announced tax-free spin-off of FedEx Freight Holding Company, Inc. (“FedEx Freight”) into a new publicly traded company (the “Spin-Off”).

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Corporate Governance Matters – Nominees for Election to the Board
In connection with the Spin-Off, FedEx distributed approximately 80.1% of total outstanding shares of FedEx Freight’s common stock on a pro rata basis to the holders of FedEx common stock as of the record date of the Spin-Off, and retained up to 19.9% of the remaining outstanding shares of FedEx Freight common stock. In addition, Mr. Martin, our executive Chairman and Chairman of the Board, serves as the Chairman of the Board of FedEx Freight.
In order to govern the ongoing relationships between FedEx and FedEx Freight after the Spin-Off and to facilitate an orderly separation and transition, FedEx and FedEx Freight entered into agreements prior to the Spin-Off providing for various services and rights following the Spin-Off, and under which the parties agreed to indemnify each other against certain liabilities arising from our respective businesses. The following summarizes the terms of the material agreements entered into with FedEx Freight.
Separation and Distribution Agreement
On May 28, 2026, the Company and FedEx Freight entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”). The Separation and Distribution Agreement sets forth our agreements with FedEx Freight regarding the principal actions to be taken in connection with the Spin-Off, including the transfer of assets and assumption of liabilities, and establishes certain rights and obligations between the parties following the Spin-Off, including procedures with respect to claims subject to indemnification and related matters. Following the Spin-Off, FedEx Freight has remaining guarantees provided by or through FedEx Freight for our benefit.
Transition Services Agreement
On May 31, 2026, the Company and FedEx Freight entered into a Transition Services Agreement (the “Transition Services Agreement”). The Transition Services Agreement governs all matters relating to the provision of services between FedEx and FedEx Freight on a transitional basis. The services FedEx receives include support for order creation, customer data management, marketing, clearance, data and analytics, and other functions, as well as the technology operations and support technologies required for those functions. These services will be provided for a limited time, generally for no longer than two years following the Spin-Off, and will be provided for specified fees, which are generally based on existing allocation models and/or on a cost/cost-plus basis.
Tax Matters Agreement
On May 31, 2026, the Company and FedEx Freight entered into a Tax Matters Agreement (the “Tax Matters Agreement”). The Tax Matters Agreement governs the respective rights, responsibilities, and obligations between FedEx and FedEx Freight with respect to all tax matters (excluding employee-related taxes covered under the Employee Matters Agreement), in addition to certain restrictions which generally prohibit us from taking or failing to take any action in the two-year period following the Spin-Off that would prevent the Spin-Off from qualifying as tax-free for U.S. federal income tax purposes, including limitations on our ability to pursue certain strategic transactions. Additionally, in order to preserve the tax-free status of the Spin-Off and certain related transactions for U.S. federal income tax purposes, FedEx must generally dispose of its retained shares of FedEx Freight common stock within 24 months of the completion of the Spin-Off. The Tax Matters Agreement specifies the portion of tax liability for which the Company will bear contractual responsibility, and FedEx and FedEx Freight each agree to indemnify each other against any amounts for which such indemnified party is not responsible.
Employee Matters Agreement
On May 31, 2026, the Company and FedEx Freight entered into an Employee Matters Agreement (the “Employee Matters Agreement”). The Employee Matters Agreement governs the respective rights, responsibilities, and obligations between FedEx and FedEx Freight with respect to employment and employee compensation and benefits matters, including with respect to severance, workers’ compensation, paid time off, and sharing of employee records and information. The Employee Matters Agreement will also address the allocation and treatment of assets and liabilities relating to FedEx and FedEx Freight current and former employees and the assets and liabilities of the compensation and benefit plans and programs in which the current and former employees participate.
Except as specifically provided in the Employee Matters Agreement, FedEx has generally retained assets and liabilities under FedEx-sponsored employee compensation and benefits plans and FedEx Freight has generally assumed assets and liabilities under FedEx Freight-sponsored employee compensation and benefits plans, provided that FedEx Freight will assume certain assets and liabilities related to periods of service prior to the Spin-Off under FedEx-sponsored employee compensation and benefits plans associated with FedEx Freight employees as well as current FedEx employees that transferred to FedEx Freight in connection with the Spin-Off. The Employee Matters Agreement also addresses the liabilities and responsibilities related to annual cash bonus incentives, long-term cash bonus incentives, severance and vacation, and paid time-off benefits.

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Corporate Governance Matters – The Board’s Role and Responsibilities
Intellectual Property Cross-License Agreement
On May 31, 2026, FedEx and certain subsidiaries thereof, on the one hand, and FedEx Freight and a subsidiary thereof, on the other hand, entered into an Intellectual Property Cross-License Agreement (the “Intellectual Property Cross-License Agreement”). Under the Intellectual Property Cross-License Agreement, FedEx and the subsidiaries named therein, on the one hand, and the applicable subsidiary of FedEx Freight, on the other hand, will grant and receive licenses to and from each other in respect of certain patents, know-how, and copyrights. The Intellectual Property Cross-License Agreement will remain in effect on a licensed-patent-by-licensed-patent and licensed-copyright-by-licensed-copyright basis until expiration, invalidation, or abandonment thereof and with respect to all other licensed intellectual property, in perpetuity. The Intellectual Property Cross-License Agreement will generally not be terminable. In addition, the agreement is not assignable by either party without the other party’s consent other than to (i) an affiliate or (ii) a third party in connection with the sale, separation, divestiture, disposition, or other ceasing to control of the applicable portion of the assets or businesses of the licensee to which the Intellectual Property Cross-License Agreement relates.
Trademark License Agreement
On May 31, 2026, Federal Express and a wholly owned subsidiary of FedEx Freight (“Freight Holding”) entered into a Trademark License Agreement (the “Trademark License Agreement”). Under the Trademark License Agreement, FedEx granted to FedEx Freight a license to continue to use certain names, trademarks, and brands owned by Federal Express or its affiliates, including the “FedEx Freight” name and mark, in connection with the FedEx Freight business as conducted prior to the effective time of the Spin-Off in the United States, Canada, and Mexico. The license granted to Freight Holding under the Trademark License Agreement will be for an initial term of five years from the effective time, and will automatically renew annually in one-year increments for up to an additional five years unless either party provides the other with notice of its election not to renew, and will not otherwise be terminable by Federal Express other than in connection with a material uncured breach by Freight Holding, bankruptcy of Freight Holding, or a change of control of FedEx Freight or Freight Holding. In addition, the agreement is not assignable by Freight Holding without the consent of Federal Express.
Stockholder and Registration Rights Agreement
On May 31, 2026, the Company and FedEx Freight entered into a Stockholder and Registration Rights Agreement (the “Stockholder and Registration Rights Agreement”). Under the Stockholder and Registration Rights Agreement FedEx Freight has agreed that, upon the request of FedEx, it will use its reasonable best efforts to effect the registration under applicable federal and state securities laws of any shares of FedEx Freight common stock retained by FedEx. In addition, FedEx has agreed to vote any shares of FedEx Freight common stock that it retains immediately after the Spin-Off in proportion to the votes cast by FedEx Freight’s other stockholders. In connection with the agreement, FedEx has granted FedEx Freight a proxy to vote its shares of FedEx Freight common stock in such proportion. This proxy, however, will be automatically revoked as to any particular share upon any sale or transfer of such share from FedEx to a person other than FedEx, and neither the Stockholder and Registration Rights Agreement nor the proxy will limit or prohibit any such sale or transfer.
The Board’s Role and Responsibilities
FedEx Corporate Governance
Our Board of Directors and management team are committed to achieving and maintaining high standards of corporate governance, as well as a culture of and reputation for the highest levels of ethics, integrity, and reliability. We periodically review our governance policies and practices against evolving standards and make changes when the Board believes they would be in the best interests of the company and our stockholders. We value the perspectives of our stockholders and other stakeholders, including our employees and the communities in which we operate, and take steps to address their concerns where warranted.
In considering possible modifications of our corporate governance policies and practices, our Board and management focus on those changes that are in the best long-term interests of our company, our stockholders, and our other stakeholders.
The following sections summarize our corporate governance policies and practices, including our Board leadership structure and the responsibilities and activities of our Board and its committees. Our corporate governance documents, including our Corporate Governance Guidelines, our Board committee charters, and our Code of Conduct, are available under the Governance heading on the Investor Relations page of our website at investors.fedex.com.
Board Oversight of Risk and Sustainability
The Board of Directors’ role in risk oversight at FedEx is consistent with the company’s leadership structure, with management having day-to-day responsibility for assessing and managing the company’s risk exposure and the Board and its committees providing oversight in connection with those efforts, with particular focus on the adequacy of FedEx’s risk management practices and regularly reviewing the most significant risks facing the company. The Board performs its risk oversight role by using several different levels of review. Each regular Board meeting includes a strategic overview by the Chief Executive Officer that

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Corporate Governance Matters – The Board’s Role and Responsibilities
describes the most significant issues, including risks, affecting the company, and also includes business updates on each reporting segment. In addition, at least annually, the Board reviews in detail the company’s key businesses and operations. The Board also reviews the risks associated with the company’s financial forecasts and annual business plan.
Additionally, risks are identified and managed in connection with the company’s robust enterprise risk management (“ERM”) process. Our ERM process provides the enterprise with a common framework and terminology to ensure consistency in identification, reporting, and management of key risks. The ERM process is embedded in our strategic financial planning process, which ensures explicit consideration of risks that affect the underlying assumptions of strategic plans and provides a platform to facilitate integration of risk information in business decision-making.

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Corporate Governance Matters – The Board’s Role and Responsibilities
Board Oversight of Sustainability and Corporate Responsibility Matters
FedEx is well recognized as a leader not only in the transportation industry and for technological innovation, but also in global sustainability and corporate responsibility. We understand that a sustainable global business is tied to our commitments, strategies, and goals, and we are committed to connecting the world responsibly and resourcefully. Our sustainability and corporate responsibility strategies and programs emphasize long-term performance that creates lasting, positive value for our business, society, and our stakeholders, including customers, team members, suppliers, communities, and stockholders. Our culture, principles, and emphasis on long-term performance have guided our company since our founding over five decades ago. Key elements of our sustainability and corporate responsibility strategy include our “Safety Above All” commitment for all our operations; a goal of carbon-neutral global operations by 2040; a goal of sustainable supply chain; a commitment to equality, opportunity, and diversity as the bedrock of our culture; and the robust giving and volunteering platform known as FedEx Cares. Our sustainability and corporate responsibility platform is aligned with our company’s mission and values and embedded into our strategies, governance, operations, systems, and culture. We conduct regular materiality assessments to help prioritize sustainable growth topics that are most important to our business and stakeholders.
The FedEx Sustainability Leadership Action Committee is responsible for setting, implementing, and reviewing our company-wide sustainability strategy and is chaired by our Chief Sustainability Officer. The Chief Sustainability Officer also oversees the company-wide implementation of our environmental management system and reviews performance on an annual basis. The Chief Sustainability Officer regularly reviews our sustainability programs with the GSPP Committee.
Our governance, operations, culture, and sustainability priorities are closely aligned. The Board is responsible for reviewing and overseeing our culture and evaluating management’s efforts to align corporate culture with our stated values and long-term strategy. Additionally, the Board has delegated to each of its committees responsibility for the oversight of specific aspects of our corporate culture and other sustainability activities that fall within each committee’s respective areas of responsibility.
The Audit and Finance Committee evaluates the execution and effectiveness of our corporate integrity and compliance programs and regularly discusses with management developments regarding sustainability reporting and disclosures within the financial reporting framework.

The GSPP Committee oversees our sustainability goals, strategies, programs, and disclosures and the management of sustainability- and climate-related risks. The committee is also responsible for overseeing our safety programs and political activities and expenditures.

The Compensation & HR Committee oversees our key human resource management strategies and programs.

The Cyber and Technology Oversight Committee reviews and discusses with management the company’s technologies, policies, processes, and practices for managing and mitigating cyber- and technology-related risks and monitors the company’s business continuity and disaster recovery capabilities and contingency plans. The committee also reviews the impact of emerging technologies on the company’s operations, services, and strategies.

FedEx is committed to actively supporting the communities we serve worldwide through the strategic investment of our people, resources, and network. We provide financial contributions, in-kind charitable shipping services, and volunteer efforts by our team members to help a variety of non-profit organizations achieve their goals and make a measurable impact on the world.

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Corporate Governance Matters – The Board’s Role and Responsibilities
Highlights from the 2026 Corporate Responsibility Report and 2025 Global Economic Impact Report are noted below:
Our Principles
We understand that integrating corporate responsibility principles into our company’s strategic focus is essential to mitigating business risks, enhancing long-term financial performance, and delivering positive value for our business, customers, team members, and stockholders.

FedEx was recognized by Ethisphere as one of the World’s Most Ethical Companies® for the fourth year in a row in 2026. FedEx was once again the only honoree in the Transportation/Trucking/Railroad industry category in 2026.

In fiscal 2025, we continued to strengthen our enterprise-wide policies related to generative AI governance by conducting cybersecurity simulations for ransomware and contained breach-containment scenarios with participation from the Cyber and Technology Oversight Committee.

In fiscal 2025, our InfoSec Group launched Secure by Design, a strategic initiative that shifts security from reactive to proactive, driving broad change to strengthen our data, digital, and AI strategies.

In fiscal 2025, 98% completion rate among employees of Corporate Integrity & Compliance training courses assigned, and 93% of eligible employees trained on cybersecurity and data privacy issues.

Our Planet
Since fiscal 2009, we reduced our Scope 1 and Scope 2 emissions intensity on a revenue basis by 60% while growing daily package volume by more than 124% and growing revenue by 147%, reflecting our ability to scale operations efficiently while lowering emissions and growing our business.

Since establishing our 2040 carbon-neutral operations goal five years ago, we have achieved an approximate 15% reduction in Scope 1 and 2 emissions.

In fiscal 2025, we achieved a 32.2% reduction in aircraft emissions intensity over a 2005 baseline, largely due to fleet modernization initiatives and fuel conservation efforts.

In fiscal 2025, we avoided approximately 1.1 million metric tons of CO2e and saved approximately $284 million in fuel costs through aircraft modernization efforts that include retirement of less efficient aircraft and the integration of newer, lower-emission models.

In fiscal 2025, we expanded our use of lower-emissions vehicles and energy by operating to approximately 9,500 on- and off-road electric vehicles and sourcing 96.7 gigawatt-hours of renewable energy.

Our People
In fiscal 2025, we improved lost time injury rate by more than 7% year-over-year.

Since launching our Vehicle Event Data Recorder (VEDR) program in 2021, we have reduced distracted driving events by 74%.

In fiscal 2025, we provided over $34.4 million in tuition assistance, supporting over 12,700 team members.

In fiscal 2025, we expanded the Providing Opportunity with Empowered Readiness (POWER) Leadership Program to include frontline managers, helping equip team members with the tools, training and support to grow their careers at FedEx.

Our Global Impact
We made $55.8 million in charitable contributions in fiscal 2025.

In fiscal 2025, we launched an enterprise-wide AI Education and Literacy program for all team members, and conducted cybersecurity simulations on ransomware to contained breach scenarios with participation from the Cyber and Technology Oversight Committee.

We acquired $14.1 billion in goods and services from small business suppliers in the U.S. in fiscal 2025.

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Corporate Governance Matters – The Board’s Role and Responsibilities
Stockholder Engagement
We believe that thoughtful stockholder engagement is important, and we have a long history of such engagement. We have an active stockholder engagement program in which we meet regularly with our largest stockholders to discuss our business strategy, operations, sustainability programs, and corporate governance, as well as other topics of interest to them. Our stockholder engagement efforts allow us to better understand our stockholders’ priorities, perspectives, and concerns, and enable the company to effectively address issues that matter most to our stockholders.
We also give our stockholders the means by which they can communicate with our Board. As discussed in more detail in “— Board Processes and Policies — Communications with Directors,” our stockholders have the ability to communicate directly with any director, any Board committee, or the full Board.

Q1

Before Annual Meeting of Stockholders

- Discuss any stockholder proposals with proponents
- Publish Annual Report and Proxy Statement, highlighting recent Board and company activities
- Engage stockholders and seek feedback on matters presented for their consideration

Q2

Annual Meeting of Stockholders

- Engage directly with stockholders
- Receive and review voting results for management and stockholder proposals

Q3

After Annual Meeting of Stockholders

- Discuss voting results from annual meeting in light of existing corporate governance and executive compensation practices, as well as any feedback received from stockholders, and determine if any follow-up actions are appropriate
- Review corporate governance trends, recent regulatory developments, and the company's corporate governance documents, policies, and procedures to determine if any changes should be considered
- Determine topics for discussion during off-season stockholder engagement

Q4

Off-Season Engagement and Evaluation of Practices

- Engage with stockholders and other stakeholders regarding topics of interest, including our Board, corporate governance, executive compensation, and sustainability practices to better understand their viewpoints and inform Board discussions
- Attend and participate in investor and corporate governance-related events to learn about emerging trends and issues and further engage stockholders
- Evaluate potential changes to corporate governance or executive compensation practices in light of stockholder feedback and review of practices

Engagement Highlights
Since our last annual meeting, we have engaged with a global and diverse group of approximately 131 stockholders, including actively managed funds, index funds, union and public pension funds, and socially responsible investment funds. This group represented approximately 54% of our institutional ownership and 44% of our outstanding shares. Participants included our Executive Chairman and Chairman of the Board, Lead Independent Director and Chair of the GSPP Committee, Chair of the Compensation & HR Committee, President and Chief Executive Officer, Chief Sustainability Officer, Executive Vice President — Chief People Officer, and/or Investor Relations and Legal teams.

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Corporate Governance Matters – The Board’s Role and Responsibilities
FOCUS AREAS
Business Strategy and Performance Executive Compensation Corporate Culture Human Resource Management	Board Governance, Composition, and Refreshment Climate Change and Other Sustainability Matters Public Policy and Advocacy
KEY THEMES	HOW WE RESPONDED

Executive Compensation: Severance Policy and Equity Award Vesting
Stockholders inquired about the severance package for a former named executive officer, with a focus on:

■
Total value of severance payments

■
Value and type of payments that may be made in any specific type of separation

■
Discretionary acceleration of vesting of equity awards

Executive Compensation: Severance Policy and Equity Award Vesting
Board and Compensation and HR Committee approved an Executive Severance Plan, effective July 20, 2026, which will apply to future executive officer separations. The plan was approved to:

■
Provide clarity and certainty on the value and severance compensation to be received by executive officers upon any type of separation

■
Govern all separations between the company and executive officers, including in a change of control

■
Govern the treatment of equity awards in any future executive officer separation

Executive Compensation: Discretionary Retention Awards Stockholders shared feedback on their views of the use of discretionary retention awards	Executive Compensation: Discretionary Retention Awards No discretionary retention awards were made in FY26
Executive Compensation: Tax-related Impacts to Restricted Stock Awards Stockholders sought to understand the Company’s practice of paying taxes on restricted stock awards
Executive Compensation: Tax-related Impacts to Restricted Stock Awards
Beginning in TY 2026, we will no longer pay taxes on restricted stock awards. Instead, we have shifted to granting restricted stock unit awards, with no related tax payment; recipients will be responsible for the payment of the taxes upon settlement of the restricted stock units.

Executive Compensation: Financial Metrics Included in Annual Incentive Compensation Stockholders expressed a preference for more than one financial metric in annual incentive compensation	Executive Compensation: Financial Metrics included in Annual Incentive Compensation Adopted three financial and key business metrics for fiscal 2026 AIC plan

Board Governance: Stockholder Proposal on Board Leadership
Stockholders shared feedback on their views of the Company’s board governance framework, including the vote at the 2025 annual meeting on the stockholder proposal requesting adoption of a policy requiring the Board Chair to be an independent director.

Board Governance: Board Chair, CEO and Lead Independent Director
The Board will continue to annually review and evaluate its leadership structure.

Current governance framework provides strong and effective partnership that has enabled various complex strategic initiatives to successfully advance and supports our long-term transformation initiatives that benefit the Company and its stockholders.

From our engagement with stockholders representing approximately 38% our outstanding shares, we found that stockholders were generally satisfied with the current board structure and expressed deference to the Board to determine the appropriate board structure.

For information on our engagement following the 2025 annual meeting, see “— Board Leadership Structure,” and “— Executive Chairman and Chairman of the Board,” and “— Lead Independent Director,” and “— Duties and Areas of Responsibilities,” on pages 34 and 35 and “Executive Compensation — Compensation Discussion and Analysis — Stockholder Engagement Focus — 2025 Say-on-Pay Advisory Vote Results” on page 46.

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Corporate Governance Matters – The Board’s Role and Responsibilities
Executive Officer Succession Planning
The Board of Directors has in place an effective planning process to select successors to the Chief Executive Officer and other executive officers. The GSPP Committee, in consultation with the Chief Executive Officer, annually reports to the Board on executive officer succession planning. The entire Board works with the GSPP Committee and the Chief Executive Officer to evaluate potential successors to the CEO and other executive officers. Through this process, the Board receives presentations that include qualitative evaluations of potential successors to the Chief Executive Officer and other executive officers. Each Board member has complete and open access to any member of management. We believe this enhances the Board’s oversight of succession planning. The Chief Executive Officer will at all times make available, and periodically provides to the Board, his recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals. Additionally, the GSPP Committee periodically reviews and revises as necessary the company’s emergency executive management succession plan, which details the actions to be taken by specific individuals in the event an executive officer suddenly dies, departs unexpectedly, or becomes incapacitated.
Board Leadership Structure
FedEx’s strong and independent Board of Directors effectively oversees our management and provides vigorous oversight of FedEx’s business and affairs in support of our mission of producing superior financial returns for our stockholders by providing high value-added logistics, transportation, and related business services.
The Board reviews its leadership structure at least annually and evaluates what structure is appropriate for the Company and in stockholders’ best interests. The Board believes that it should not be constrained by a policy mandate when making decisions related to how the Board can most effectively operate, and that it should instead consider relevant circumstances to meet the business needs of the Company and composition of the Board, taking into account factors such as the Company’s strategic goals, the current operating and governance environment, the results of Board and committee annual self-assessments, the advantages and disadvantages of alternative leadership structures based on circumstances at that time, stockholder input, and our corporate governance practices.
The Board believes the current Board leadership structure allows the Executive Chairman and Chairman of the Board and the Chief Executive Officer to devote full attention to their respective responsibilities and areas of focus as FedEx continues to execute on its long-term strategic transformation initiatives. The Executive Chairman and Chairman of the Board provides strategic guidance, institutional knowledge, Board leadership, and support for long-term transformation initiatives, while the Chief Executive Officer maintains primary responsibility to deliver strong operational results by focusing on and executing the Company’s strategic vision for transformation, day-to-day operations, operational execution, and business performance. The Board believes this leadership model has created a strong and effective partnership that benefits the Company and its stockholders.
Importantly, the current Board leadership structure has played a critical role in the strong execution of the Company’s long-term strategic objectives, as demonstrated by the Company’s recent financial and operational performance. Over the past several years, the Company has implemented and executed on key strategic initiatives, including DRIVE, Network 2.0, and Tricolor, and the Spin-Off of FedEx Freight, all of which are designed to strengthen operations, improve profitability, position the Company for sustainable long-term growth, and deliver value to our stockholders.
Since the 2025 annual meeting, we reached out to stockholders representing approximately 40% of our outstanding shares and engaged with 25 different stockholders that collectively represented approximately 38% of our outstanding shares to discuss corporate governance matters, including board structure. During those engagements, stockholders were generally satisfied with FedEx’s current board structure and its oversight capacity and expressed deference to the Board to determine the appropriate Board leadership structure.
Executive Chairman and Chairman of the Board
FedEx’s Bylaws provide that the Board shall elect a Chairman of the Board of Directors from among its members and that the Chairman of the Board may, but need not be, the Chief Executive Officer. From June 2022 until June 21, 2025, Frederick W. Smith, FedEx’s founder and former Chief Executive Officer, served as both Executive Chairman of FedEx and Chairman of the Board of Directors. Mr. Smith passed away on June 21, 2025. In accordance with FedEx’s Bylaws, Mr. Martin, as Vice Chairman of the Board since March 2022, was the designated successor to become Chairman of the Board.
In August 2025, upon the recommendation of the Compensation & HR and GSPP Committees, the Board appointed Mr. Martin to serve as Executive Chairman and Chairman of the Board, effective immediately following his reelection to the Board at the annual meeting. Mr. Martin reports directly to the Board as Executive Chairman. The decision to appoint Mr. Martin as Executive Chairman reflects the significant role Mr. Martin has played as Chairman of the Board and in his previous role as Vice Chairman, including by providing leadership and direction to the Board, engaging with key investors, guiding FedEx’s approach to public policy, and protecting the Company’s culture and legacy through long-term strategic planning. Among Mr. Martin’s most critical contributions as Executive Chairman is the support he provided the Chief Executive Officer and other members of FedEx’s executive team during a period of significant strategic transformation. As Executive Chairman, Mr. Martin is not independent, and he does not serve on any committees of the Board.

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Corporate Governance Matters – The Board’s Role and Responsibilities
Mr. Smith previously transitioned to Founder and Executive Chairman and Mr. Subramaniam assumed the role of President and Chief Executive Officer in June 2022. This leadership transition coincided with an important inflection point for the Company’s strategy. Mr. Subramaniam unveiled the DRIVE transformation initiative to unlock synergies and optimize cost structures across the business in December 2022. FedEx subsequently built on this transformation initiative with Network 2.0 and Tricolor, two targeted initiatives aimed at optimizing our delivery network on the ground and in the air. In addition, the Company marked an important milestone with the Spin-Off of FedEx Freight as a separate public company on June 1, 2026, after the Spin-Off was initially announced in December 2024.
The combined leadership of Mr. Martin as Executive Chairman and Mr. Subramaniam as Chief Executive Officer has enabled various complex strategic initiatives to successfully advance. The Board believes it is appropriate and necessary for the current leadership structure to remain intact while the Company continues its efforts to create long-term stockholder value through these ongoing transformation initiatives. The Board will continue to evaluate its leadership structure at least annually to determine the appropriate structure for the Company and its stockholders from time to time.
Lead Independent Director
Susan Patricia Griffith is currently the Lead Independent Director, and if reelected at the annual meeting, Ms. Griffith will remain Lead Independent Director immediately following the annual meeting. In appointing Ms. Griffith as Lead Independent Director the Board considered her ten years of ongoing service as President and Chief Executive Officer of a Fortune 100 company, demonstrated independent voice in the boardroom, and excellent working relationships with the other members of the Board.
Vice Chairman of the Board
In addition, under our Corporate Governance Guidelines, the Board may elect an independent director to serve as Vice Chairman. If elected, the Vice Chairman of the Board is the Board’s designated successor to serve as Chairman of the Board. No Vice Chairman is currently serving.
Duties and Areas of Responsibilities
The Board is committed to strong leadership and effective corporate governance. The Board currently maintains separate roles of CEO, Executive Chairman of the Board, and Lead Independent Director of the Board. At this time, we believe this structure is optimal for our current circumstances and that it provides effective leadership and oversight of management by the Board. Separate roles of CEO, Executive Chairman of the Board, and Lead Independent Director of the Board promotes balance between the Board’s independent authority to oversee the Company’s business and the CEO’s management team, which manages the business on a day-to-day basis. Maintaining a separate Lead Independent Director also allows our CEO to focus on Company strategy and business operations, and our Executive Chairman to focus on integration strategies and performance.
Consistent with this leadership structure, the following summarizes the principal duties and areas of responsibility of the Executive Chairman and the Lead Independent Director.
EXECUTIVE CHAIRMAN	LEAD INDEPENDENT DIRECTOR
Chair board meetings, including executive sessions (other than independent director only sessions);

Partner with the CEO and the Lead Independent Director, if any, to develop agendas for meetings of the Board;

Attend meetings with company leadership upon request from CEO;

Provide oversight of strategic growth initiatives in partnership with the CEO, ensuring management balances risk with value creation;

Engage on key government affairs and public policy matters affecting the company; and

Any other responsibilities as the Board may designate from time to time.

Preside at executive sessions of the non-management and independent Board members and, if a Vice Chairman of the Board is not serving, preside at all other meetings of the Board of Directors at which the Chairman of the Board is not present;

Serve as a liaison between the Chairman of the Board and independent Board members, it being understood that all Board members have complete and open access to any member of management;

Review and approve Board meeting agendas and Board meeting schedules;

Consult with the Chairman of the Board with regard to other information sent to the Board of Directors in connection with Board meetings or other Board action;

Call meetings of the independent Board members as necessary or appropriate; and

Communicate with stockholders of the company, as appropriate, if requested by such stockholders.

Other responsibilities the Board may determine from time to time

2026 Proxy Statement	35

Corporate Governance Matters – The Board’s Role and Responsibilities
The Board believes that FedEx’s Bylaws and Corporate Governance Guidelines help ensure that strong and independent directors will continue to play the central oversight role necessary to maintain FedEx’s commitment to the highest quality corporate governance. Under our Bylaws and Corporate Governance Guidelines, the Board maintains the following practices, in addition to those described above:
Directors stand for election annually by majority vote.	Under our Bylaws, all members of our Board of Directors are elected annually. In addition, our Bylaws require that we use a majority-voting standard in uncontested director elections in which a director nominee must receive more votes cast “for” than “against” in order to be elected.
Our independent directors hold regular executive sessions.	Our independent Board members meet at regularly scheduled executive sessions without management present. The Chairman of the Board, if independent, or the Lead Independent Director conducts and presides at these meetings. In addition, the Lead Independent Director, if serving, may call such meetings of the independent Board members as he or she deems necessary or appropriate, may be designated to preside at any Board or stockholder meeting if no Vice Chairman is serving, and presides at all Board meetings at which the Chairman of the Board or Vice Chairman (if serving) is not present.
Board members may submit agenda items and request information.	Each Board member may place items on the agenda for Board meetings, raise subjects that are not on the agenda for that meeting, or request information that has not otherwise been provided to the Board. Additionally, the Lead Independent Director (if serving) reviews and approves all Board meeting schedules and agendas and consults with the Chairman of the Board regarding other information sent to the Board in connection with Board meetings or other Board action.
Our Board members interact with management.	Consistent with our philosophy of empowering each member of our Board of Directors, each Board member has complete and open access to any member of management and to the chairperson of each Board committee for the purpose of discussing any matter related to the work of such committee. The Chairman of the Board (if independent) or Lead Independent Director (if serving) also serve as a liaison, but not a buffer, between the Chief Executive Officer and independent Board members.
Our directors are encouraged to interact with stockholders.	If any of our major stockholders asks to speak with any Board member on a matter related to FedEx, we encourage that director to make himself or herself available and will facilitate such interaction. Additionally, the Lead Independent Director and Vice Chairman of the Board (in each case, if serving) are available to communicate with stockholders, as appropriate, if requested by such stockholders.
Our directors can request special Board meetings.	Special meetings of the Board can be called by the Chairman of the Board, the Chief Executive Officer, or the Vice Chairman (if serving) or at the request of two or more directors.
The Board or any Board committee can retain independent advisors.	The Board and each Board committee have the authority to retain independent legal, financial, and other advisors as they deem appropriate.
Our Bylaws provide stockholders a meaningful proxy access right.	Our Bylaws provide stockholders a meaningful proxy access right with the following terms: a 3% ownership threshold and 3-year holding period requirement; a cap on the number of director nominees at two directors or 20% of the Board, whichever is greater; and a stockholder group aggregation limit of 20.
Our Bylaws provide stockholders a right to call a special meeting.	Our Bylaws provide holders of 20% or more of our common stock the right to call a special meeting, subject to the terms of our Bylaws.

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Corporate Governance Matters – The Board’s Role and Responsibilities
Board Committees
The Board of Directors has four standing committees: the Audit and Finance Committee, Compensation & HR Committee, Cyber and Technology Oversight Committee, and GSPP Committee. Each committee’s written charter, as adopted by the Board of Directors, is available on the Investor Relations page of our website at investors.fedex.com under the Governance heading below “Board of Directors.” Committee memberships as of the date of this proxy statement are as follows:
AUDIT AND FINANCE COMMITTEE

COMMITTEE MEMBERS:
MARK A. EDMUNDS*
(CHAIR)
Amy B. Lane†
Nancy A. Norton
Frederick P. Perpall
Joshua Cooper Ramo
FY26 MEETINGS HELD
10
COMMITTEE REPORT

*
Audit Committee Financial Expert

†
Ms. Lane will retire from the Board immediately prior to the 2026 Annual Meeting.

COMMITTEE FUNCTIONS:
Oversees the independent registered public accounting firm’s qualifications, independence, and performance;

Assists the Board of Directors in its oversight of  (i) the integrity of FedEx’s financial statements, (ii) the effectiveness of FedEx’s disclosure controls and procedures and internal control over financial reporting, (iii) the performance of the internal auditors, (iv) the company’s internal controls and procedures related to its sustainability disclosures, and (v) the company’s financial affairs, including capital structure, allocation, and returns;

Preapproves all audit and allowable non-audit services to be provided by FedEx’s independent registered public accounting firm;

Reviews and discusses with management and the Board of Directors (i) the guidelines and policies that govern the processes by which the company assesses and manages its exposure to risk and (ii) the company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures;

Oversees FedEx’s integrity and compliance programs, including compliance with legal and regulatory requirements, and reviews and discusses with management legislative, regulatory, and other developments regarding sustainability reporting and disclosures within the financial reporting framework; and

Reviews and discusses with management and the Board of Directors (i) the company’s annual business plan and strategic financial outlook; (ii) capital expenditure and lease requests (subject to Board-established approval thresholds) and the company’s ROIC and other financial performance metrics; and (iii) the company’s capital structure and allocation, cash dividend policy, stock repurchase authorizations, debt and equity financings, and material credit agreements.

COMPENSATION AND HUMAN RESOURCES COMMITTEE
COMMITTEE MEMBERS: PAUL S. WALSH (CHAIR) Marvin R. Ellison Susan Patricia Griffith Susan C. Schwab FY26 MEETINGS HELD 6 COMMITTEE REPORT page 46
COMMITTEE FUNCTIONS:
Evaluates, together with the independent members of the Board, the performance of each of FedEx’s executive Chairman (if serving) and Chief Executive Officer and recommends their compensation for approval by the independent directors;

Reviews and discusses with management the Compensation Discussion and Analysis and produces a report recommending whether the Compensation Discussion and Analysis should be included in the proxy statement;

Oversees the administration of FedEx’s equity compensation plans and reviews the strategies relating to, and costs and structure of, key employee benefit and fringe-benefit plans and programs;

Helps discharge the Board’s responsibilities relating to the compensation of executive officers; and

Reviews and discusses with management the company’s key human resource management strategies and programs.

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Corporate Governance Matters – The Board’s Role and Responsibilities
CYBER AND TECHNOLOGY OVERSIGHT COMMITTEE

COMMITTEE MEMBERS:
NANCY A. NORTON
(CHAIR)
Mark A. Edmunds
Amy B. Lane†
Joshua Cooper Ramo
Susan C. Schwab
FY26 MEETINGS HELD
7
†
Ms. Lane will retire from the Board immediately prior to the 2026 Annual Meeting.

COMMITTEE FUNCTIONS:
Reviews major cyber and technology-related projects and technology architecture decisions;

Assesses whether FedEx’s cyber and technology programs, including those related to emerging technologies such as artificial intelligence and machine learning, effectively support the company’s business objectives and strategies;

Assists the Board of Directors in oversight of cyber and technology-related risks and management’s efforts to monitor and mitigate those risks; and

Advises FedEx’s senior Data and Technology management team and the Board of Directors on cyber and technology-related matters.

GOVERNANCE, SAFETY, AND PUBLIC POLICY COMMITTEE
COMMITTEE MEMBERS: Susan Patricia Griffith (CHAIR) Marvin R. Ellison Frederick P. Perpall Paul S. Walsh FY26 MEETINGS HELD 6
COMMITTEE FUNCTIONS:
Identifies individuals qualified to become Board members;

Recommends to the Board of Directors director nominees to be proposed for election at the annual meeting of stockholders;

Recommends to the Board of Directors nominees (including chairpersons) for appointment to Board committees;

Assists the Board of Directors in determining director independence, overseeing Board and committee evaluations, and developing and implementing effective corporate governance programs;

Reviews and discusses with management the company’s safety strategies, policies, programs, and practices and safety-related risk management strategies, programs, and initiatives;

Reviews and discusses with management (i) public policy, political, and legislative trends and matters that affect or may affect the company’s business, performance, strategies, or reputation; (ii) the company’s political activities and participation in the political process; (iii) the company’s contributions to trade associations and other tax-exempt organizations that engage in political activities; (iv) the steps management has taken to identify, assess, and manage risks relating to the company’s political activities and expenditures; (v) the company’s reporting of its political activities and expenditures; and (vi) the company’s Policy on Political Contributions;

Reviews and discusses with management the company’s sustainability goals, strategies, programs, and disclosures and the management of sustainability- and climate-related risks, and reviews and discusses with management the company’s annual Corporate Responsibility Report;

Reviews and discusses the company’s Securities Manual with the Executive Vice President and General Counsel and recommends any proposed changes to the Board of Directors for approval; and

In consultation with the Chief Executive Officer, evaluates potential successors to the Chief Executive Officer and other executive officers and reports annually to the Board of Directors on succession planning, and periodically reviews and approves any changes to the company’s emergency executive management succession plan.

In addition, as discussed above under “— The Board’s Role and Responsibilities — Board Risk Oversight,” each Board committee has responsibility for the oversight of specific risks that fall within the committee’s areas of responsibility. Also, the Audit and Finance Committee is responsible for reviewing and discussing with management the guidelines and policies that govern the processes by which the company assesses and manages its exposure to all risk, including our ERM process.

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Corporate Governance Matters – The Board’s Role and Responsibilities
As discussed above, Ms. Lane is not standing for reelection and will retire from the Board immediately before this year’s annual meeting. The composition of the Board committees immediately following the annual meeting, assuming the election of all eleven nominees, will be as follows:

AUDIT AND FINANCE COMMITTEE	COMPENSATION AND HUMAN RESOURCES COMMITTEE	CYBER AND TECHNOLOGY OVERSIGHT COMMITTEE	GOVERNANCE, SAFETY, AND PUBLIC POLICY COMMITTEE
Mark A. Edmunds (Chair) Nancy A. Norton Frederick P. Perpall Joshua Cooper Ramo	Paul S. Walsh (Chair) Marvin R. Ellison Susan Patricia Griffith Susan C. Schwab	Nancy A. Norton (Chair) Mark A. Edmunds Joshua Cooper Ramo Susan C. Schwab	Susan Patricia Griffith (Chair) Marvin R. Ellison Frederick P. Perpall Paul S. Walsh
Board Meetings and Meeting Attendance
During fiscal 2026, the Board of Directors held six regular meetings and four special meetings. The average attendance of all directors at Board and committee meetings was 94%. Each director attended at least 75% of the aggregate meetings of the Board and any committees on which he or she served that were held during the periods that he or she served as a director. Our policy on director attendance at meetings can be found in our Corporate Governance Guidelines, which are available under the Governance heading on the Investor Relations page of our website at investors.fedex.com.
Attendance at Annual Meeting of Stockholders
FedEx expects all Board members to attend annual meetings of stockholders. Each then-current member of the Board of Directors attended the 2025 annual meeting of stockholders.
Board Processes and Policies
Director Mandatory Retirement
FedEx’s Corporate Governance Guidelines provide that a non-management director must retire immediately before the annual meeting of FedEx’s stockholders during the calendar year in which he or she attains age 75. Under this policy, a non-management director may not be nominated to a new term if he or she would be age 75 or older at the end of the calendar year in which the election is held. In order to provide the GSPP Committee and the Board of Directors greater flexibility in director succession planning, the policy provides that the Board of Directors, upon the recommendation of the GSPP Committee, may grant an exception to the mandatory retirement provision for a specific director, with each such exception required to be renewed annually.
Outside Board Service and Commitments
Service as a member of the FedEx Board of Directors is a significant commitment in terms of both time and responsibility. Accordingly, each Board member is encouraged to limit the number of other boards on which he or she serves and be mindful of his or her other existing and planned future commitments, so that such other directorships and commitments do not materially interfere with his or her service as an effective and active member of FedEx’s Board of Directors.
Specifically, the FedEx Corporate Governance Guidelines provide that Board members should not sit on more than three public company boards in addition to the FedEx Board of Directors, and Board members who are executive officers of public companies should not sit on more than one other public company board. Board members must advise the Chairman of the Board and/ or the chairman of the GSPP Committee in advance of accepting an invitation to serve on another board. In addition, given the significant time demands and responsibilities of serving on a public company audit committee, no member of the Audit and Finance Committee may serve on more than two other public company audit committees.
The GSPP Committee reviews our policy on outside board service and commitments included in the FedEx Corporate Governance Guidelines in conjunction with its regular review of corporate governance matters and recommends to the FedEx Board of Directors any appropriate changes. All members of the FedEx Board of Directors are currently in compliance with the limitations on outside board service set forth in the FedEx Corporate Governance Guidelines.

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Corporate Governance Matters – The Board’s Role and Responsibilities
Policy on Poison Pills
The Board of Directors has adopted a policy requiring stockholder approval for any future “poison pill” prior to or within twelve months after adoption of the poison pill. (A poison pill is a device used to deter a hostile takeover. Note that FedEx does not currently have, nor have we ever had, a poison pill.) The policy on poison pills is included in FedEx’s Bylaws and Corporate Governance Guidelines.
Policy on Review and Preapproval of Related Person Transactions
The Board of Directors has adopted a Policy on Review and Preapproval of Related Person Transactions, which is included in FedEx’s Corporate Governance Guidelines. The policy requires that all proposed related person transactions (as defined in the policy) and all proposed material changes to existing related person transactions be reviewed and preapproved by the GSPP Committee. To the extent the related person (as defined in the policy) is a director or immediate family member of a director, the transaction or change must also be reviewed and preapproved by the full Board. The policy provides that a related person transaction or a material change to an existing related person transaction may not be preapproved if it would:
Interfere with the objectivity and independence of any related person’s judgment or conduct in carrying out his or her duties and responsibilities to FedEx;

Not be fair as to FedEx; or

Otherwise be opposed to the best interests of FedEx and its stockholders.

The policy requires the GSPP Committee to annually (i) review each existing related person transaction that has a remaining term of at least one year or remaining payments of at least $120,000, and (ii) determine, based upon all material facts and circumstances and taking into consideration our contractual obligations, whether it is in the best interests of FedEx and our stockholders to continue, modify, or terminate the transaction or relationship.
Communications with Directors
Stockholders and other interested parties may communicate directly with the entire Board or any member, committee, or group of independent directors of the Board of Directors by writing to: FedEx Corporation Board of Directors, c/o Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120. Please specify to whom your letter should be directed. The Corporate Secretary of FedEx will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in her opinion, deals with the functions of the Board or its committees or that she otherwise determines requires the attention of any member, group, or committee of the Board of Directors. Board members may at any time review a log of all correspondence received by FedEx that is addressed to Board members and request copies of any such correspondence.
Policy Regulating Trading by Insiders
We have comprehensive and detailed policies and procedures (set forth in the FedEx Securities Manual) that govern the purchase, sale and other disposition of FedEx securities by our directors, officers, managing and staff directors, and any other employees having access to material, non-public information about FedEx. FedEx also follows procedures for the repurchase of its securities. We believe our Securities Manual and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and New York Stock Exchange (“NYSE”) listing standards. A copy of the Securities Manual is included as Exhibit 19 to our Annual Report on Form 10-K filed on July 20, 2026.
Hedging and Pledging
The Securities Manual and our Corporate Governance Guidelines also set forth certain types of transactions in FedEx securities that are always prohibited, even when permitted by law, in order to further align the interests of our executive officers and directors with our stockholders’ interests. Specifically, (i) publicly traded (or exchange-traded) options, such as puts, calls, and other derivative securities; (ii) short sales, including “sales against the box”; and (iii) hedging or monetization transactions designed to limit the financial risk of ownership, including prepaid variable forward contracts, equity swaps, collars, exchange funds, and other similar transactions, are prohibited.
The Securities Manual and our Corporate Governance Guidelines also prohibit margin accounts and pledges; however, the (i) Lead Independent Director or Vice Chairman of the Board (in each case, if serving), or Chair of the GSPP Committee (if no Lead Independent Director is serving) and the Executive Vice President, General Counsel and Secretary, with respect to any non-management Board member, any Executive Chairman, or the President and Chief Executive Officer; (ii) President and Chief Executive Officer and Staff Vice President — Securities and Corporate Law with respect to the Executive Vice President, General Counsel and Secretary; and (iii) the Executive Vice President, General Counsel and Secretary, in all other instances, may, as applicable, grant an exception to the prohibition against holding FedEx securities in a margin account or pledging FedEx securities on a case-by-case basis if the requesting person clearly demonstrates the financial capacity to repay the loan without resort to

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Corporate Governance Matters – Directors’ Compensation
the pledged securities. The Executive Vice President, General Counsel and Secretary will inform the Chairman of the Board and Lead Independent Director and Vice Chairman of the Board (in each case, if serving) of any such exception granted.
Stock Ownership Goal for Directors and Senior Officers
In order to encourage significant stock ownership by our directors and senior officers, and to further align their interests with the interests of FedEx’s stockholders, the Board of Directors has established a goal that (a) each non-management director own FedEx shares valued at five times his or her annual retainer fee within five years after joining the Board and (b) within five years after being appointed to his or her position, each member of senior management own FedEx shares valued at the following multiple of his or her annual base salary:
SENIOR MANAGEMENT POSITION	OWNERSHIP GOAL
Executive Chairman (if serving)		6x annual base salary
President and Chief Executive Officer		6x annual base salary
Other FedEx Executive Officers		3x annual base salary
Executive Vice Presidents who are not Section 16 officers, divisional presidents, regional presidents, and enterprise vice presidents		2x annual base salary
Other Senior Officers		1x annual base salary
For purposes of meeting this goal, unvested restricted stock and restricted stock units are counted, but unexercised stock options and unvested performance stock units are not. The Board also recommends that each director and senior officer retain shares acquired upon stock option exercises until his or her goal is met. The stock ownership goal is included in FedEx’s Corporate Governance Guidelines. As of August 3, 2026, each director currently serving owned sufficient shares to comply with this goal or was within the five-year period to obtain compliance. In addition, each executive officer owned sufficient shares to comply with this goal or was within the five-year period to attain compliance.
Directors’ Compensation
Outside Directors’ Compensation Program
During fiscal 2026 non-management (outside) directors were paid an annual retainer and received restricted stock units (“RSUs”) that settle in shares of FedEx common stock, in each case, as set forth below. The Lead Independent Director and Committee Chairpersons were paid additional annual fees as set forth below:

Annual Cash Retainer	$140,000
Annual Equity Award (RSUs)	$195,000
Additional Retainers Based on Role
Lead Independent Director	$50,000
Chair, Audit and Finance Committee	$30,000
Chair, Compensation and Human Resources Committee	$25,000
Chair, Cyber and Technology Oversight Committee	$25,000
Chair, Governance, Safety and Public Policy Committee	$25,000
Non-employee directors may elect to receive their annual retainer in all cash, all shares, or 50% in cash and 50% in shares. The number of retainer shares issued is based on the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the NYSE on the date of issuance, with any fractional amounts paid in cash. The RSUs vest fully one year after the grant date (or the date of the next annual meeting of stockholders, if earlier), and accrue dividend equivalent rights, which are reinvested in additional RSUs. Non-employee directors appointed to the Board after the annual meeting received a prorated annual retainer and RSU award. R. Brad Martin, Richard W. Smith, and Rajesh Subramaniam, who are FedEx employees and served as directors during fiscal 2026, did not receive any additional compensation for serving as a director.
The Compensation & HR Committee annually reviews director compensation, including, among other things, comparing FedEx’s director compensation practices with those of other companies. In 2026, two data sets were used for comparison: (1) a group

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Corporate Governance Matters – Directors’ Compensation
of 20 companies ranked closely to FedEx on the Fortune 100 list across a range of industries (which are listed on Appendix A attached hereto) and (2) all publicly traded companies in the Fortune 100 (excluding FedEx). Before making a recommendation regarding director compensation to the Board, the Compensation and Human Resources Committee considers that the directors’ independence may be compromised if compensation exceeds appropriate levels or if FedEx enters into other arrangements beneficial to the directors.
Other Compensation
We provide transportation when a non-employee director travels on FedEx business, including to attend meetings of the Board or a committee. From time to time, spouses may be invited to attend certain meetings at the request of the Board. The Board believes this creates a collegial environment that enhances the effectiveness of the Board. If spouses are invited to attend meetings, FedEx provides transportation or covers the cost of the additional travel and related incidental expenses. Any such spousal travel costs are treated by the Internal Revenue Service as taxable income to the applicable director. Non-employee directors do not receive gross-ups to compensate for the resulting income taxes except in connection with the presentation of a retirement gift. FedEx also offers personal digital protection services to all directors as a perquisite.
Retirement Plan for Outside Directors
In July 1997, the Board of Directors of Federal Express (FedEx’s predecessor) voted to freeze the Retirement Plan for Outside Directors (that is, no further benefits would be earned under this plan). Concurrent with the freeze, the Board amended the plan to accelerate the vesting of the benefits for each outside director who was not yet vested under the plan. This plan is unfunded and any benefits under the plan are general, unsecured obligations of FedEx. Once all benefits are paid from the plan, it will be terminated.
Paul S. Walsh is the only director who served on the Board during fiscal 2026 who is entitled to benefits under this plan. Mr. Walsh has not yet received any plan benefits, which will be paid as a single lump-sum distribution on or before the fifteenth business day of the month immediately following the date of Mr. Walsh’s retirement. In the event of Mr. Walsh’s death, his surviving spouse shall be entitled to receive the lump-sum payment. The following table sets forth the amount payable to Mr. Walsh assuming a hypothetical retirement date of June 1, 2026.
NAME	LUMP SUM PAYMENT AMOUNT ($)
P.S. Walsh	63,937(1)

(1)
Discounted from the age 60 normal retirement date provided for in the plan.

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Corporate Governance Matters – Directors’ Compensation
Fiscal 2026 Director Compensation
The following table sets forth information regarding the compensation of FedEx’s current and former non-employee directors for the fiscal year ended May 31, 2026:
NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS IN LIEU OF CASH RETAINER ($)(2)	RSU AWARDS ($)(3)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)
S. Davila(6)	70,468	69,881	194,956	10,798	346,103
M.R. Ellison	100,468	69,881	194,956	—	365,305
S.E. Gorman(7)	140,349	—	194,956	—	335,305
S.P. Griffith	75,350	139,999	194,956	—	410,305
A.B. Lane	140,349	—	194,956	—	335,305
N.A. Norton	165,349	—	194,956	—	360,305
F.P. Perpall	140,349	—	194,956	—	335,305
J.C. Ramo	350	139,999	194,956	—	335,305
S.C. Schwab	70,468	69,881	194,956	—	335,305
P.S. Walsh	165,349	—	194,956	—	360,305

(1)
Includes (a) annual retainer payments and committee chairperson fees (as applicable), (b) cash paid in lieu of fractional shares issued to Mr. Ramo, and Mses. Davila and Griffith, and Ambassador Schwab in connection with their election to receive shares of FedEx’s common stock in lieu of all or a portion of their annual retainer fees, and (c) cash paid in lieu of fractional shares owed upon the accelerated vesting of the RSUs and related dividend equivalent rights granted to such director as part of his or her fiscal 2025 director compensation in connection with the Spin-Off ($349.45 for each director). See “— Outside Directors’ Compensation” above.

(2)
Mr. Ramo and Ms. Griffith elected to receive 100% of their annual retainer ($140,000) in shares of FedEx’s common stock (591 shares each), and Ms. Davila, Ambassador Schwab, and Mr. Ellison elected to receive 50% of their annual retainer ($70,000) in shares of FedEx’s common stock (295 shares each). The number of shares received was determined by dividing the dollar amount of the retainer to be paid in shares by the fair market value of our common stock on September 29, 2025 ($236.885), rounded down to the nearest whole share.

(3)
On September 29, 2025, each outside director elected at the 2025 annual meeting received 823 RSUs. The grant date fair value of each such RSU was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 and is set forth in this column. Assumptions used in the calculation of these amounts are included in note 9 to our audited consolidated financial statements for the fiscal year ended May 31, 2026, included in our Annual Report on Form 10-K for fiscal 2026. RSUs granted to the outside directors generally vest fully one year after the grant date (or the date of the next annual meeting of stockholders, if earlier), and accrue dividend equivalent rights, which are reinvested in additional RSUs. In connection with the Spin-Off, the vesting of the RSUs, including accrued dividend equivalents, was accelerated to May 13, 2026.

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Corporate Governance Matters – Directors’ Compensation
(4)
Prior to fiscal 2024, non-employee directors received stock options as part of FedEx’s director compensation program. In connection with the Spin-Off, the vesting of all RSUs was accelerated, and therefore no RSUs were outstanding at May 31, 2026. The following table sets forth the aggregate number of outstanding stock options held by each current or former non-employee director who served during fiscal 2026, as of May 31, 2026:

NAME	RSU AWARDS OUTSTANDING(a)	OPTIONS OUTSTANDING
S. Davila(5)	—	—
M.R. Ellison	—	25,267
S.E. Gorman(6)	—	—
S.P. Griffith	—	15,492
A.B. Lane	—	5,567
N.A. Norton	—	4,727
F.P. Perpall	—	6,719
J.C. Ramo	—	25,267
S.C. Schwab	—	15,492
P.S. Walsh	—	25,267

(a)
In connection with the Spin-Off, the vesting of outstanding RSUs held by non-employee directors was accelerated to May 13, 2026.

(5)
SEC rules require perquisites and other personal benefits having a total value over $10,000 to be reported in the “All Other Compensation” column. Amounts included in the “All Other Compensation” column above for Ms. Davila include family corporate travel ($6,798) in connection with attendance at a FedEx Board meeting and digital personal protection services ($4,000). No other director had perquisite and other personal benefits over $10,000.

(6)
Ms. Davila served as a director during fiscal 2026 but resigned from the Board effective June 8, 2026.

(7)
Mr. Gorman served as a director during fiscal 2026 but resigned from the Board effective June 1, 2026, following his appointment to the board of directors of FedEx Freight.

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Executive Compensation
Proposal 2
Advisory Vote to Approve Named Executive Officer Compensation

We are asking stockholders to approve, on a non-binding basis, the following advisory resolution at the annual meeting:
“RESOLVED, that the compensation paid to FedEx’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative discussion, is hereby APPROVED.”
This advisory vote is not intended to address any specific element of executive compensation but instead is intended to address the overall compensation of the named executive officers as disclosed in this proxy statement. Consistent with the views of our stockholders, as expressed in the results of the 2023 stockholder vote on the frequency of its “say-on-pay” advisory vote, FedEx holds the “say-on-pay” advisory vote annually.
Our executive compensation program is designed to align pay with performance and the creation of long-term stockholder value, while retaining and attracting highly qualified executive leaders. Fiscal 2026 was a significant and transformative year for FedEx, characterized by significant progress against our transformation initiatives, strong adjusted consolidated operating income performance, and substantial structural cost reductions. Consistent with our pay-for-performance philosophy, compensation outcomes reflected this performance while maintaining a significant emphasis on long-term value creation and stockholder alignment.
Stockholders are encouraged to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table and related compensation tables and narrative appearing on pages 46 through 96, which provides detailed information on our compensation philosophy, policies, and practices, and the compensation of our named executive officers.

Vote Required for Approval
The affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote is required to approve this proposal.
Your Board of Directors recommends that you vote “FOR” this proposal.
Effect of the Proposal
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is not binding on FedEx, the Board of Directors, or the Compensation & HR Committee. The vote on this proposal will, therefore, not affect any compensation already paid or awarded to any named executive officer and will not overrule any decisions made by the Board of Directors or the Compensation & HR Committee. However, the Board of Directors and the Compensation & HR Committee highly value our stockholders’ opinions and will consider the results of this advisory vote when making future executive compensation decisions

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Executive Compensation –
Report of the Compensation and Human Resources Committee of the Board of Directors
Report of the Compensation and Human Resources Committee of the Board of Directors
The Compensation & HR Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation & HR Committee recommended to the Board of Directors, and the Board approved, that the Compensation Discussion and Analysis be included in this proxy statement and in FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2026.
Compensation and Human Resources Committee Members

PAUL S. WALSH Chair	MARVIN R. ELLISON	SUSAN PATRICIA GRIFFITH	SUSAN C. SCHWAB
Compensation Discussion and Analysis
In this section we discuss and analyze the compensation of our principal executive officer, principal financial officer, and our three other most highly compensated executive officers (the “named executive officers”) for the fiscal year ended May 31, 2026. For additional information regarding compensation of the named executive officers, see “—  Summary Compensation Table” and the other compensation-related tables and disclosure below.
Stockholder Engagement Focus — 2025 Say-on-Pay Advisory Vote Result
We have a long history of engaging with our stockholders and responding to their feedback. We value the perspectives of our investors and regularly engage with them regarding our business strategy, corporate governance, and executive compensation programs. The Compensation & HR Committee considers the feedback received through these discussions, together with the results of our annual advisory vote on executive compensation, in its ongoing review of our compensation philosophy, programs, and practices.
Stockholders have historically expressed strong support for our executive compensation program, with average Say-on-Pay support of approximately 91% from 2022 through 2024. Following the 63% support received for our 2025 Say-on-Pay proposal, the Compensation & HR Committee conducted extensive outreach to better understand stockholder perspectives and carefully considered that feedback in its evaluation of our executive compensation and governance practices.
Since the 2025 annual meeting, we reached out to stockholders representing approximately 40% of our outstanding shares and engaged with 25 different stockholders that collectively represented approximately 38% of our outstanding shares to solicit feedback on our compensation program, better understand the reasons behind the 2025 advisory vote on executive compensation outcome, and discuss potential changes to our executive compensation program for consideration by the Compensation & HR Committee. Our stockholder engagement effort included members of our Board, including R. Brad Martin, Executive Chairman and Chairman of the Board; Susan Patricia Griffith, our Lead Independent Director and Chair of the GSPP Committee; and/or Paul S. Walsh, Chair of our Compensation & HR Committee. These conversations also included members of management from our Human Resources, Investor Relations, and Legal teams.
Based on discussions with major stockholders, we believe the primary driver of last year’s vote was the separation package granted to Sriram Krishnasamy, who stepped down as Executive Vice President, Chief Digital and Information Officer and Chief Transformation Officer effective July 17, 2025, and separated from the Company on October 31, 2025.
In response to the 2025 executive compensation advisory vote and feedback received following engagement with stockholders, the Board of Directors, upon the recommendation of the Compensation & HR Committee, approved an Executive Severance Plan, which incorporates stockholder feedback and will govern all future separations with executive officers. The Executive Severance Plan provides:
A standardized and transparent framework for benefits received upon qualifying terminations;

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Executive Compensation  – Compensation Discussion and Analysis
Clearly defined, market competitive cash severance and equity treatment provisions upon qualifying terminations;
Greater consistency and predictability in executive separation benefits; and

Alignment with the Company’s commitment to strong compensation governance and responsiveness to stockholder feedback.

See page 68 below for additional information on the Executive Severance Plan.
Stockholder Feedback Related To Executive Compensation
What We Heard	How We Responded
Severance Policy and Equity Award Vesting
Stockholders inquired about severance policies, and particularly the severance package for a former named executive officer, with a focus on:
Total value of severance payments

Value and type of payments that may be made in any specific type of separation

Discretionary acceleration of vesting of equity awards

The Board and Compensation and HR Committee approved an Executive Severance Plan, effective July 20, 2026, which will apply to all future executive officer separations. The plan was created to:
Provide clarity and certainty on the value and severance compensation to be received by executive officers upon any type of separation

Govern all separations between the company and executive officers, including in a change of control

Govern the treatment of equity awards in any future executive officer separation

Discretionary Retention Awards
Stockholders shared feedback on their views of the use of discretionary retention awards	No discretionary retention awards were made in FY26
Tax-related Impacts to Restricted Stock Awards
Stockholders sought to understand the Company’s practice of paying taxes on restricted stock awards
Beginning in TY 2026, we will no longer pay taxes on restricted stock awards. Instead, we have shifted to granting restricted stock unit (“RSU”) awards, with no related tax payment; recipients will be responsible for payment of the taxes upon settlement of the restricted stock units

Financial Metrics Included in Annual Incentive Compensation
Stockholders expressed a preference for more than one financial or key business metric in annual incentive compensation	Adopted three financial and key business metrics for fiscal 2026 AIC plan
We appreciate our stockholders’ willingness to share their views and preferences on our executive compensation programs. The Compensation & HR Committee and the Board of Directors will continue to engage with stockholders as part of the ongoing process of evaluating and optimizing the design, purposes, and direction of FedEx’s executive compensation programs. As has been our practice for many years, the Compensation & HR Committee will continue to consider the results from stockholder advisory votes to approve named executive officer compensation.
Executive Summary
Fiscal 2026 Business Performance
Fiscal 2026 marked one of the most significant years in FedEx’s history. We achieved strong financial and operational results alongside the execution of transformative strategic initiatives, continuing to unlock synergies and optimize the Company’s cost structure. We also completed the successful Spin-Off of FedEx Freight on June 1, 2026.
Revenue increased approximately 8% in fiscal 2026 primarily due to improved base yields for our package services, increased U.S. domestic package volumes, higher fuel surcharges and favorable exchange rates, partially offset by lower shipments at FedEx Freight. Operating income increased in fiscal 2026 primarily due to improved base yields for our package services, increased U.S. domestic package volumes and higher fuel surcharges, combined with the continued structural cost reductions from business optimization initiatives, including from structural cost savings initiatives commenced in prior years. Our ongoing network transformation, combined with a focus on structural cost reduction, enabled us to achieve over $1 billion in transformation-related savings.

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Executive Compensation  – Compensation Discussion and Analysis
During fiscal 2026, our financial results reflected the structural cost reductions from DRIVE, our comprehensive program to improve long-term profitability. DRIVE began in fiscal 2022 and is now a process that enables our ongoing business optimization plan to drive efficiency and lower costs. Consistent with its importance to our strategic objectives, DRIVE-related structural cost savings were a key performance metric under the fiscal 2026 AIC plan. Through continued execution of DRIVE and related transformation initiatives, FedEx delivered structural cost savings in excess of management’s publicly announced targets, improved profitability, and advanced its long-term operating margin expansion objectives.
The charts below provide a summary of our financial performance for fiscal 2026 and comparisons to fiscal 2025.

*
Non-GAAP financial measures. Please refer to Appendix C for reconciliation to the most directly comparable measures calculated in accordance with GAAP.

Our Named Executive Officers
The following table identifies the Company’s named executive officers for fiscal 2026.
NAME	TITLE
R. Subramaniam	President and Chief Executive Officer
J.W. Dietrich(1)	Former Executive Vice President and Chief Financial Officer
V. Talwar	Executive Vice President, Chief Digital and Information Officer
B.A. Carere	Executive Vice President and Chief Customer Officer
T.B. Brightman	Executive Vice President and Chief People Officer
S. Krishnasamy(2)	Former Executive Vice President, Chief Digital and Information Officer and Chief Transformation Officer

(1)
As previously disclosed, Mr. Dietrich stepped down as Executive Vice President and Chief Financial Officer on June 1, 2026, following the completion of the Spin-Off, and separated from FedEx on July 31, 2026

(2)
As previously disclosed, Mr. Krishnasamy stepped down as Executive Vice President, Chief Digital and Information Officer and Chief Transformation Officer effective July 17, 2025, and separated from FedEx on October 31, 2025.

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Our Commitment to Pay and Performance Alignment
We have designed our compensation programs to align the pay of our senior executives with both our short-term and long-term financial results and the performance of our Company. Our standard compensation programs consist of base salary, Annual Incentive Compensation (“AIC”) and Long-Term Incentive (“LTI”) cash and equity compensation elements.
This variable compensation is “at risk” and directly dependent upon the achievement of corporate financial-performance goals and stock price appreciation. In fiscal 2026, 69% of the Chief Executive Officer’s target Total Direct Compensation (“TDC”) consisted of variable, at-risk components. With respect to the other named executive officers (other than Mr. Krishnasamy who separated from FedEx in 2025), 60% to 67% of their fiscal 2026 target TDC consisted of variable, at-risk components.
Fiscal 2026 CEO TDC	Fiscal 2026 Other NEO Average TDC

*
For fiscal 2026, includes related tax payments for restricted stock awards

Incentive Compensation Outcomes Aligned with Business Performance
Fiscal 2026 was a significant and transformative year for FedEx, characterized by significant progress against our transformation initiatives, strong adjusted consolidated operating income performance, and substantial structural cost reductions. Despite challenging macroeconomic and industry conditions, FedEx delivered above-target performance under both its annual and long-term incentive programs. Consistent with our pay-for-performance philosophy, compensation outcomes reflected this performance while maintaining a significant emphasis on long-term value creation and stockholder alignment.
Highlights of pay outcomes related to fiscal 2026 performance:
Annual incentive payouts reflected strong fiscal 2026 performance. The fiscal 2026 AIC plan was tied to adjusted consolidated operating income (50%), incremental structural cost reduction benefits from DRIVE and Network 2.0 (25%), and on-time enterprise service performance (excluding FedEx Freight) (25%). Strong operating results and significant structural cost savings resulted in above-target performance and corresponding above-target payouts.

Long-term incentive payouts were earned based on sustained performance over three fiscal years. Payouts under the FY24-FY26 LTI cash plan were based on achievement of adjusted aggregate EPS (50%), ROIC growth (25%), and relative TSR (25%) goals. Strong performance across all three metrics, particularly in fiscal 2026, resulted in above-target achievement.

One-time, special cash bonus pool for eligible managing directors and officers. In addition to our annual AIC and LTI programs, the Board recognized that FedEx’s exceptional fiscal 2026 performance was driven by the collective efforts of a broad leadership team across FedEx. In recognition of the significant contributions of approximately 1,100 eligible managing directors and officers, the Board, upon the recommendation of the Compensation & HR Committee, approved a one-time special cash bonus pool to recognize the leadership, execution, and extraordinary results achieved through the successful advancement of the Company’s transformation and strategic initiatives that extended beyond the outcomes reflected in the annual AIC and LTI programs despite challenging macroeconomic and industry conditions.

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Executive Compensation  – Compensation Discussion and Analysis
Equity Incentive Industry Leadership Program
In June 2025, the Board, upon the recommendation of the Compensation & HR Committee, approved the Equity Incentive Industry Leadership Program to support the continued execution of FedEx’s strategy and reinforce a distinct, multi-year transformation objective. The program links compensation to sustained operating margin expansion through fiscal 2028 — a key measure of successful transformation execution and long-term value creation that extends beyond the objectives and performance periods of FedEx’s annual and long-term incentive programs. Approximately 80 senior vice presidents and above participated in the program, establishing broad-based alignment around this critical strategic objective.
The Equity Incentive Industry Leadership Program consisted of one-time grants of restricted stock and PSUs. The restricted stock awards are intended to support leadership continuity over a sustained period of time, while the PSUs vest based on the achievement of significant adjusted operating margin expansion through fiscal 2028, directly aligning executive rewards with long-term stockholder value creation.
The Compensation & HR Committee and the Board considered the following key factors when designing the Equity Incentive Industry Leadership Program:
Focus on operating margin expansion at Federal Express Corporation, excluding the FedEx Freight segment, a key measure of the successful execution of FedEx’s transformation strategy and long-term value creation.

Strong pay-for-performance, with participants realizing value only if FedEx achieves meaningful adjusted operating margin improvement over a 3-year period relative to fiscal 2025 performance levels.

Alignment with stockholders, denominating and paying awards in shares, with value rising and falling with share price over a multi-year period.

Transition Year (“TY”) 2026 Compensation Plans
To facilitate the transition to a calendar-year fiscal year and align FedEx’s compensation program with its future fiscal calendar, the Board of Directors, upon the recommendation of the Compensation & HR Committee, approved a Transition Year 2026 Annual Incentive Compensation Plan (“TY 2026 AIC Plan”) and Transition Year 2026 Equity Incentive Compensation Plan (“TY 2026 Equity Plan”).
The Compensation & HR Committee designed the TY 2026 compensation programs to maintain continuity in FedEx’s pay-for-performance philosophy while reflecting the abbreviated seven-month performance period. Annual incentive opportunities and equity award values are proportionate to the shortened performance period.
The Committee determined that stock options and restricted stock units (“RSUs”) provided an appropriate transitional long-term incentive structure that preserved alignment with stockholder interests while avoiding overlap with existing long-term incentive plan performance cycles during the fiscal-year transition.
TY 2026 AIC Plan: Adopted a simplified seven-month annual incentive plan weighted 90% adjusted consolidated operating income and 10% on-time enterprise service performance, with prorated incentive opportunities.

TY 2026 Equity Plan: Granted prorated RSUs and stock options that vest over three years to maintain long-term stockholder alignment while avoiding overlapping performance cycles during the fiscal-year transition.

The Compensation & HR Committee will evaluate the elements of our executive compensation program, including the mix of time-based and performance-based pay elements, for future years at the beginning of fiscal 2027.
Compensation Programs, In Summary
Fiscal 2026 was a transformational year for FedEx, marked by strong business performance, the successful execution of significant strategic initiatives, including the FedEx Freight Spin-Off, and the Company’s transition to a calendar-year fiscal year. Given the unique combination of transformation initiatives, corporate restructuring, and fiscal-calendar changes occurring during the year, the Compensation & HR Committee determined that multiple compensation vehicles were necessary to address distinct performance objectives, recognize extraordinary achievements, support future strategic execution, and preserve the Company’s longstanding pay for-performance philosophy. The following table summarizes the purpose and design of the principal compensation programs that contributed to fiscal 2026 compensation outcomes.

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COMPENSATION PROGRAM	PURPOSE	FORM	TIMELINE
Base Salary	Provide sufficient fixed cash income to retain and attract these highly marketable executive officers in a competitive market for executive talent.	Cash	1 Year
Fiscal 2026 AIC Plan	Reward annual financial and operational performance and reinforce accountability for achieving key business objectives, including profitability, service performance, and transformation-related cost savings.	Cash	1 Year
FY24-FY26 LTI Cash Plan	Align executive compensation with sustained financial performance and long-term stockholder value creation by rewarding achievement of multi-year earnings growth, returns, and relative stockholder returns.	Cash	3 Years
Long-Term Equity Incentives	Further align executive incentives with long-term stock price appreciation and encourage retention of key executives.	Stock Options and Restricted Stock	4 Years
Special Cash Bonus	Recognize the collective efforts of a broad leadership team in delivering extraordinary financial performance and successfully executing significant transformation and strategic initiatives that extended beyond the outcomes reflected in FedEx’s regular annual and long-term incentive programs, despite challenging macroeconomic and industry conditions.	Cash	One-Time
Equity Incentive Industry Leadership Program
Reinforce management accountability for achieving sustained operating margin expansion, support leadership continuity, and drive continued execution of FedEx’s long-term transformation strategy through a distinct multi-year performance objective.
		PSUs and Restricted Stock	Through FY2028
TRANSITION PERIOD PLANS
TY 2026 AIC Plan June 2026-Dec. 2026	Facilitate FedEx’s transition from a May 31 fiscal year-end to a December 31 fiscal year-end while maintaining continuity in the Company’s pay-for-performance philosophy during the seven-month transition period.	Cash	7 Months
TY 2026 Equity Plan 3 yr vesting, June 2026	Facilitate the transition to FedEx’s new fiscal calendar by providing a prorated long-term equity incentive opportunity that preserves stockholder alignment and executive retention while avoiding overlapping long-term performance cycles.	Stock Options and RSUs	3 Years
Market Benchmarking
We use external survey data solely as a market reference point to assess the competitiveness of our compensation programs. The target compensation levels of our named executive officers are not designed to correspond to a specific percentile of compensation in those surveys. Instead, our analysis considers multiple market reference points for the analyzed positions to provide us with a reasonable range around which to focus.
For the fiscal 2026 executive compensation review, we considered survey data published by two major consulting firms engaged by the company: Willis Towers Watson and Aon Consulting. Each consulting firm provided target compensation data for general industry companies (excluding financial services companies), including U.S. and multinational companies, in its respective database with annual revenues between $40 billion and $185 billion. These companies are listed in Appendix B. Additionally, in connection with our analysis of market data regarding chief executive officer compensation, we considered data of 20 companies ranked closely to FedEx on the Fortune 100 list, which is intended to provide market data, information, and context from large companies similar in size (as assessed primarily by revenues) across a range of industries.
General industry companies, including U.S. and multinational companies, is the appropriate comparison category because our executive officers are recruited by and from businesses outside of FedEx’s industry peer group. Moreover, our industry peer group does not provide a sufficient number of companies that are of a comparable size to FedEx. Using a robust data sample (124 companies for fiscal 2026) mitigates the impact of outliers, year-over-year volatility of compensation levels, and the risk of selection bias, and increases the likelihood of comparing with companies with executive officer positions similar to ours. Because the annual revenues of these companies vary significantly, each consulting firm used regression analysis to allow for the inclusion of data from a large number of both larger and smaller companies. The data results provided by each firm were then averaged to arrive at blended market compensation data for general industry executive officers.

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Executive Compensation  – Compensation Discussion and Analysis
Stock Ownership Goal for Senior Officers
In order to encourage significant stock ownership by FedEx’s senior management, including the named executive officers, and to further align their interests with the interests of our stockholders, the Board of Directors has adopted a stock ownership goal for senior officers, which is included in FedEx’s Corporate Governance Guidelines. With respect to our executive officers, the goal is that within five years after being appointed to his or her position, each officer own FedEx shares valued at the following multiple of his or her annual base salary:
6x for the executive Chairman (if serving);

6x for the President and Chief Executive Officer; and

3x for the other executive officers.

For purposes of meeting this goal, unvested restricted stock and restricted stock units are counted, but unexercised stock options and unvested PSUs are not. Until the ownership goal is met, the officer is encouraged to retain “net profit shares” resulting from the exercise of stock options. Net profit shares are the shares remaining after payment of the option exercise price and taxes owed upon the exercise of options. As of August 3, 2026, each named executive officer exceeded the stock ownership goal or was within the five-year period to attain compliance.
Policy Against Hedging and Pledging Transactions
Our comprehensive and detailed policies (set forth in the FedEx Securities Manual) regulate trading by our insiders, including the named executive officers and Board members. The Securities Manual includes information regarding trading windows and blackout periods and explains when transactions in FedEx stock are permitted. See “Corporate Governance Matters — Board Processes and Policies — Policy Regulating Trading by Insiders” and “— Hedging and Pledging” for additional information.
The Securities Manual and our Corporate Governance Guidelines also set forth certain types of transactions in FedEx securities that are always prohibited, even when permitted by law, in order to further align the interests of our executive officers and directors with stockholders’ interests. Specifically, company officers, employees, and Board members are prohibited from, directly or indirectly, purchasing financial instruments or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity or other securities of the company or any of its subsidiaries that were granted as compensation to or that are held, directly or indirectly, by the officer, employee, or Board member, including the following financial instruments and transactions: (1) publicly traded (or exchange-traded) options, such as puts, calls, and other derivative securities; (2) short sales, including “sales against the box”; and (3) hedging or monetization transactions designed to limit the financial risk of ownership, including prepaid variable forward contracts, equity swaps, collars, exchange funds, and other similar transactions.
The Securities Manual and our Corporate Governance Guidelines also prohibit margin accounts and pledges; however, the (i) Chairman of the Board (if independent), Lead Independent Director or Vice Chairman of the Board (in each case, if serving) or Chair of the Governance, Safety, and Public Policy Committee (if no Lead Independent Director is serving) and the Executive Vice President , General Counsel and Secretary with respect to any non-management Board member, the executive Chairman, or the President and Chief Executive Officer; (ii) the President and Chief Executive Officer and Staff Vice President — Securities and Corporate Law with respect to the Executive Vice President, General Counsel and Secretary; and (iii) the Executive Vice President, General Counsel and Secretary, in all other instances, may, as applicable, grant an exception to the prohibition against holding FedEx securities in a margin account or pledging FedEx securities on a case-by-case basis if the requesting person clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.
No FedEx executive officer or Board member beneficially owns FedEx securities that are pledged pursuant to a margin account, loan, or otherwise.
Clawback Policies
The FedEx Corporation Policy on Recoupment of Incentive Compensation, or clawback policy, requires the recoupment of certain executive compensation in compliance with the Exchange Act, and the rules promulgated thereunder by the SEC and the NYSE listing standards. Under the policy, which applies to the company’s current and former Section 16 officers, FedEx must recover erroneously awarded incentive-based compensation on a pre-tax basis (including compensation based on stock price or TSR), subject to very limited exceptions. Recovery is triggered by accounting restatements that correct errors that are material to previously issued financial statements, as well as restatements that correct errors that are not material to previously issued financial statements but would result in a material misstatement if  (a) the errors were left uncorrected in the current report or (b) the error correction was recognized in the current period. The policy does not provide for enforcement discretion by the Compensation & HR Committee or Board and requires recovery regardless of whether a covered person engaged in any misconduct or is at fault.
In addition, the Board, upon the recommendation of the Compensation & HR Committee, adopted the FedEx Corporation Policy on Recoupment of Incentive Compensation for Fraud or Willful Misconduct, a second clawback policy. Under the policy, the Compensation & HR Committee, in its sole discretion, is authorized to require the return, repayment, or forfeiture of any equity-based (whether subject to performance conditions or time-based vesting) or cash incentive compensation when it is determined

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Executive Compensation  – Compensation Discussion and Analysis
that a Section 16 officer engaged in fraud or willful misconduct in the performance of his or her duties that resulted in reputational or financial harm to FedEx.
The Policy on Recoupment of Incentive Compensation and the Policy on Recoupment of Incentive Compensation for Fraud or Willful Misconduct are both available under the Governance heading below “Corporate Governance” on the Investor Relations page of our website at investors.fedex.com.
Role of the Compensation & HR Committee, its Compensation Consultant, and the Chief Executive Officer
Our Board of Directors is responsible for the compensation of our executive management. The Compensation & HR Committee, which is composed solely of independent directors, is responsible for helping the Board discharge its responsibilities by, among other things:
Reviewing and discussing with management the factors underlying our compensation policies and decisions, including overall compensation objectives;

Reviewing and discussing with management the relationship between the company’s compensation policies and practices and the company’s risk management, including the extent to which those policies and practices create risks for the company;

Reviewing and approving all company goals and objectives (both financial and non-financial) relevant to the compensation of the Chief Executive Officer;

Reviewing and approving all company goals and objectives relevant to the compensation of the executive Chairman (if serving);

Evaluating, together with the other independent directors, the performance of the executive Chairman (if serving) and the Chief Executive Officer in light of these goals and objectives and the quality and effectiveness of his leadership;

Recommending to the Board for approval by the independent directors each element of the compensation of the executive Chairman (if serving) and the Chief Executive Officer;

Reviewing the performance evaluations of all other executive officers (the Chief Executive Officer is responsible for the performance evaluations of the non-CEO executive officers who report to him);

Reviewing and approving (and, if applicable, recommending to the Board for approval) each element of compensation, as well as the terms and conditions of employment, of these other executive officers;

Granting awards under our equity compensation plans and overseeing the administration of all such plans; and

Reviewing the strategies relating to, and costs and structure of, our key employee benefit and fringe-benefit plans and programs.

The Compensation & HR Committee may form and delegate authority to any subcommittee as it deems appropriate or advisable in accordance with the terms of its written charter. To date, however, the Committee has not formed or delegated authority to any subcommittee.
In furtherance of the Compensation & HR Committee’s responsibilities, the Committee has engaged Meridian Compensation Partners, LLC (the “consultant”) to assist the Committee in evaluating FedEx’s executive compensation, including during fiscal 2026. In connection with this engagement, the consultant reports directly and exclusively to the Committee. The consultant participates in Committee meetings, reviews Committee materials, and provides advice to the Committee upon its request.
For example, the consultant:
Updates the Committee on trends and issues in executive compensation and comments on the competitiveness and reasonableness of FedEx’s executive compensation program;

Assists the Committee in the development and review of FedEx’s AIC and LTI programs, including commenting on performance measures and the goal-setting process; and

Reviews compensation-related proxy statement disclosure, including this Compensation Discussion and Analysis, and provides advice to the Committee on any new equity compensation plans or plan amendments proposed for adoption and any new equity awards proposed to be granted.

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Executive Compensation  – Compensation Discussion and Analysis
Other than services provided to the Compensation & HR Committee, the consultant does not perform any services for FedEx.
The consultant has robust policies and procedures in place to prevent conflicts of interest;

The fees received by the consultant from FedEx in the consultant’s most recently completed fiscal year represented less than 5% of the consultant’s revenues;

Neither the consultant nor any adviser of the consultant had a business or personal relationship with any member of the Compensation & HR Committee or any executive officer of FedEx during fiscal 2026; and

No adviser of the consultant directly owns, or directly owned during fiscal 2026, any FedEx stock.

Accordingly, the Compensation & HR Committee has determined the consultant to be independent from the company and that no conflicts of interest exist related to the consultant’s services provided to the Committee. The Committee preapproval is required for any services to be provided to the company by the Committee’s independent compensation consultant. This ensures that the consultant maintains the highest level of independence from the company, in both appearance and fact.
The Chief Executive Officer, who attends most meetings of the Compensation & HR Committee by invitation of the Committee’s chair, assists the Committee in determining the compensation of all other executive officers by, among other things:
Approving any annual merit increases to the base salaries of the executive officers who report to him within limits established by the Committee;

Approving, as needed, any special base salary adjustments designed to maintain market competitiveness, within limits established by the Committee;

Establishing annual individual performance objectives for the executive officers who report to him and evaluating their performance against such objectives (the Committee reviews these performance evaluations); and

Making recommendations, from time to time, for special stock option, restricted stock, or other equity-based grants (e.g., for motivational or retention purposes) to other executive officers.

During fiscal 2026, the other executive officers did not have a role in determining their own compensation, other than discussing their annual individual performance objectives and results achieved with the Chief Executive Officer (except Mr. Subramaniam, who reports to the Board of Directors).
Compensation Components
Base Salary
Our primary objective with respect to the base salary levels of our executive officers is to provide sufficient fixed cash income to retain and attract these highly marketable executive officers in a competitive market for executive talent. The base salaries of our executive officers are reviewed and adjusted (if appropriate) at least annually to reflect, among other things, economic conditions, base salaries of the officers relative to one another, overall market competitiveness, and the internal salary ranges for the officer’s level.
Following our annual executive compensation review and a market data analysis by the Compensation & HR Committee’s independent consultant, in July 2025 the independent directors, based upon the recommendation of the Compensation & HR Committee, approved increasing Mr. Subramaniam’s annual base salary by 5% to $1,575,000, effective October 1, 2025 in order to better align with market. Additionally, effective October 1, 2025, the base annual salary for each of the other named executive officers other than Messrs. Talwar and Krishnasamy was increased by 3%. As a result, the base salaries of our named executive officers effective October 1, 2025, were as follows:
NAME	ANNUAL BASE SALARY ($)
R. Subramaniam	1,575,000
J.W. Dietrich	1,004,216
V. Talwar	900,000
B.A. Carere	887,952
T.B. Brightman	733,296
S. Krishnasamy(1)	861,239

(1)
Mr. Krishnasamy, who separated from FedEx effective October 31, 2025, did not receive a base salary increase on October 1, 2025.

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Executive Compensation  – Compensation Discussion and Analysis
In July 2026, following our annual executive compensation review and a market data analysis by the Compensation & HR Committee’s independent consultant, the independent directors, based upon the recommendation of the Compensation & HR Committee, approved an increase for merit and performance to Mr. Subramaniam’s annual base pay by 3% to $1,622,250, effective October 1, 2026.
AIC Program
The primary objective of our AIC program is to motivate our people to achieve our annual financial goals and other business objectives and reward them accordingly. The program generally provides an annual cash bonus opportunity to many of our salaried employees on an enterprise-wide basis, including the named executive officers, at the conclusion of each fiscal year. The payout opportunity is based upon the achievement of financial-performance objectives, as well as individual performance objectives as described below. Individual performance objectives are designed to further the company’s business objectives. Achievement of individual performance objectives is generally within each officer’s control or scope of responsibility, and the objectives are intended to be achieved with an appropriate level of effort and effective leadership by the officer.
All of the named executive officers (other than Mr. Krishnasamy) participated in the fiscal 2026 AIC plan. Target AIC payouts are established as a percentage of the executive officer’s base salary actually paid during the fiscal year. Payouts above target levels are based exclusively upon the company’s financial performance (except with respect to the Chief Executive Officer as discussed below). Accordingly, the executive officer receives above-target payouts only if the company exceeds the AIC target objective for annual financial performance.
AIC program objectives for company annual financial performance have historically been based upon our business plan for the fiscal year, which is reviewed and approved by the Board of Directors and which reflects, among other things, the risks and opportunities identified in connection with our enterprise risk management process. Consistent with our long-term focus and in order to discourage unnecessary and excessive risk-taking, the AIC program has historically measured performance against our business plan, rather than a fixed growth rate or an average of growth rates from prior years, to account for short-term economic and competitive conditions and anticipated strategic investments that may have adverse short-term profit implications. We have historically addressed year-over-year improvement targets through our LTI program, as discussed below.
Fiscal 2026 AIC Plan
In order to incentivize strong financial performance while maximizing service levels, three metrics were chosen for the fiscal 2026 AIC plan:
Adjusted consolidated operating income — consistent with prior years, maintained as primary metric to reinforce profitable growth, operational discipline, and execution of the Company’s strategy;

Incremental structural cost reduction benefits from DRIVE and Network 2.0 — chosen to incent continued focus on cost savings and efficiency; and

On-time enterprise service performance (excluding FedEx Freight) — chosen to motivate strong continued service levels across the enterprise.

The fiscal 2026 AIC plan performance metrics, weightings, and payout targets are set forth below:
PERFORMANCE METRICS	TARGET WEIGHTING	MAXIMUM ACHIEVEMENT
Adjusted consolidated operating income	50%	150%
Incremental structural cost reduction benefits from DRIVE and Network 2.0	25%	100%
On-time enterprise service performance (excluding FedEx Freight)	25%	100%
The maximum fiscal 2026 AIC payout opportunity for each named executive officer was 125% of his or her target bonus.
The adjusted consolidated operating income target objective under the fiscal 2026 AIC plan was based on fiscal 2026 business plan, which was adopted at a time when global macroeconomic and geopolitical volatility levels were elevated. The lower absolute dollar value of the adjusted consolidated operating income target objective for the fiscal 2026 AIC plan compared to the target for this objective in fiscal 2025 reflects these pressures. Achievement of the business plan would have resulted in a 50% payout; achievement of a 100% or greater payout under this metric required significant year-over-year growth in adjusted consolidated operating income and significantly above-plan performance.
In June 2026, the Board of Directors, upon the recommendation of the Compensation & HR Committee, approved excluding (i) costs associated with the Spin-Off, (ii) business optimization expenses, (iii) costs associated with the change in fiscal year end, (iv) a noncash impairment charge related to the fiscal 2026 impairment of certain aircraft and (v) a benefit related to an international regulatory matter from fiscal 2026 adjusted consolidated operating income. See Appendix C for a reconciliation of fiscal 2026 adjusted consolidated operating income used for the fiscal 2026 AIC plan to the most directly comparable GAAP

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Executive Compensation  – Compensation Discussion and Analysis
measure. The Board of Directors determined that by excluding these costs, payouts under the AIC plan will more accurately reflect FedEx’s core financial performance.
The fiscal 2026 AIC Plan target payouts for the named executive officers, as a percentage of their respective base salary actually paid during fiscal 2026, are as follows:
NAME	TARGET PAYOUT (AS A PERCENTAGE OF BASE SALARY)
R. Subramaniam	200%
J.W. Dietrich	120%
V. Talwar	120%
B.A. Carere	120%
T.B. Brightman	120%
S. Krishnasamy(1)	—

(1)
Mr. Krishnasamy separated from FedEx effective October 31, 2025, and was not eligible to receive an AIC payout per the terms of his Separation and Release Agreement.

Chief Executive Officer
The Chief Executive Officer’s fiscal 2026 AIC Plan payout opportunity was based on the achievement of the targets for the three metrics described above.
In addition, the independent members of the Board of Directors, upon the recommendation of the Compensation & HR Committee, may adjust this amount upward or downward, or may determine that no AIC payout is justified, based on their annual evaluation of the Chief Executive Officer’s performance. When performing this evaluation, the Compensation & HR Committee and the independent Board members consider many factors, including the quality and effectiveness of the Chief Executive Officer’s leadership, the execution of key strategic initiatives, and the following corporate performance measures:
FedEx’s stock price performance relative to the Standard & Poor’s 500 Composite Index, the Dow Jones Transportation Average, the Dow Jones Industrial Average, and competitors;

FedEx’s stock price to earnings (P/E) ratio relative to the Standard & Poor’s 500 Composite Index, the Dow Jones Industrial Average, and competitors;

FedEx’s market capitalization;

Analyst coverage and ratings for FedEx’s stock;

FedEx’s U.S. and international revenue market share;

FedEx’s reputation rankings by various publications and surveys; and

FedEx’s achievement of corporate objectives for financial performance under the AIC program.

None of these factors is given any particular weight in determining whether to adjust the Chief Executive Officer’s bonus amount.
Non-CEO Named Executive Officers
The fiscal 2026 AIC Plan payout opportunity for each non-CEO named executive officer was also based on the achievement of the targets for the three metrics described above. In addition, Mr. Subramaniam may adjust the officer’s bonus amount downward based on the achievement of individual performance objectives, as described below. The achievement level of each non-CEO named executive officer’s individual performance objectives is based on Mr. Subramaniam’s evaluation at the conclusion of the fiscal year, which is also reviewed by the Compensation & HR Committee.
For fiscal 2026, Mr. Subramaniam had discretion to adjust the applicable officer’s bonus amount based on the achievement of individual performance objectives established at the beginning of the fiscal year. Individual performance objectives for the non-CEO named executive officers vary by position and include (but are not limited to):
Guide continued improvement in safety and security across all FedEx operations;

Provide leadership to support the achievement of financial goals;

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Executive Compensation  – Compensation Discussion and Analysis
Guide and support key strategic initiatives;

Enhance the FedEx customer experience and meet goals related to internal metrics that measure customer satisfaction and service quality;

Recruit and develop executive talent and ensure successors exist for all management positions;

Promote the People-Service-Profit culture and Purple Promise commitment throughout the company; and

Maintain the highest standards of corporate governance including continued focus on compliance activities, appropriate sustainability activities, and enhancement of the FedEx worldwide brand and reputation.

Fiscal 2026 AIC Plan Performance and Payouts
The following table shows the threshold, target, and maximum objectives for each performance metric as well as our actual performance. The actual AIC plan payout ranges on a sliding scale based upon the performance of the company against our financial performance objectives.
COMPANY PERFORMANCE MEASURE	THRESHOLD	TARGET	MAXIMUM	ACTUAL
Adjusted Consolidated Operating Income(1)(2)	$5,193	$5,823	$6,390	$6,611
Incremental Structural Cost Reduction Benefits(1)	> $ 500	> $1,000	> $1,000	> $1,000
On-time Enterprise Service Performance (excluding FedEx Freight)	95.25%	96.25%	96.25%	95.50%

(1)
In millions.

(2)
As discussed above, the Board of Directors, upon the recommendation of the Compensation & HR Committee, approved the exclusion of certain items from actual adjusted consolidated operating income for purposes of the fiscal 2026 AIC plan. See Appendix C for a reconciliation of fiscal 2026 adjusted consolidated operating income to the most directly comparable GAAP measure.

The following table sets forth the actual fiscal 2026 AIC plan payout for each named executive officer as compared to his or her target AIC payout:
NAME	TARGET AIC PAYOUT ($)	ACTUAL AIC PAYOUT ($)
R. Subramaniam	3,100,000	3,487,500
J.W. Dietrich	1,193,360	1,302,254
V. Talwar(1)	859,091	966,477
B.A. Carere	1,055,197	1,187,097
T.B. Brightman	851,994	958,493
S. Krishnasamy(2)	—	—

(1)
Mr. Talwar joined FedEx as Executive Vice President, Chief Digital and Information Officer and President, Dataworks on August 15, 2025. His 2026 AIC plan payout was prorated based on his start date.

(2)
Mr. Krishnasamy, who separated from FedEx effective October 31, 2025, was not eligible to receive a fiscal 2026 AIC payout under the terms of his Separation and Release Agreement with FedEx executed on August 10, 2025.

LTI Cash Program
The LTI cash program provides a long-term cash payment opportunity to members of management, including the named executive officers, based upon achievement of long-term objectives for financial and stock price performance. The primary objective of our LTI program is to motivate management to contribute to our future success and to build long-term stockholder value and reward them accordingly. The FY24-FY26 LTI plan and other active LTI plans are described below.
FY24-FY26 LTI Plan
The FY24-FY26 LTI plan included three financial performance metrics: (1) adjusted aggregate EPS growth for the respective three-fiscal-year period, weighted at 50% of the total payout opportunity; (2) average ROIC growth over the respective three-fiscal-year period, weighted at 25% of the total payout opportunity; and (3) relative TSR for the respective three-fiscal-year period, weighted at 25% of the total payout opportunity. The maximum payout, if maximum attainment is achieved for all metrics under the active LTI plans, is 200%.

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EPS
The Compensation & HR Committee and Board of Directors determined that EPS was an appropriate financial metric for the FY24-FY26 LTI plan given that growth in EPS strongly correlates to long-term stock price appreciation. Payouts under the EPS component of the FY24-FY26 LTI plan were determined as follows:
No payment unless the three-year average annual adjusted aggregate EPS growth rate (“EPS growth rate”) is at least 5%;

Target payout if the EPS growth rate is 12.5%;

Above-target payout if the EPS growth rate is above 12.5%, up to an amount equal to 150% of the target payout if the EPS growth rate is 15.0%;

Above-target payout if the EPS growth rate is above 15.0%, up to a maximum amount (equal to 200% of the target payout) if the EPS growth rate is 20.0% or higher; and

Below-target payout if the EPS growth rate is below 12.5%, down to a threshold amount (equal to 25% of the target payout) if the EPS growth rate is 5%.

ROIC
The second metric selected for the FY24-FY26 plan is ROIC, an indicator of the effectiveness and efficiency of our long-term capital investments. The ROIC metric measures the average growth in ROIC over a three-fiscal-year period (“average ROIC growth”) from a fiscal 2023 ROIC baseline for purposes of the FY24-FY26 LTI plan. For purposes of the FY24-FY26, FY25-FY27 and FY26-FY28 plans, annual ROIC is calculated as adjusted consolidated operating income, after taxes, for the fiscal year divided by average invested capital. For purposes of the ROIC calculation, (1) adjusted consolidated operating income is calculated as consolidated operating income excluding items not reflective of our core financial performance that may be approved for exclusion for the applicable fiscal year by the Board of Directors, based upon the recommendation of the Compensation & HR Committee; and (2) average invested capital is calculated as the average of the current and prior fiscal year-end balances of long-term debt, including current portion, and total common stockholders’ investment.
No payout unless average ROIC growth is at least 60 basis points;

Target payout if average ROIC growth is 120 basis points;

Above-target payout if average ROIC growth is above 120 basis points, up to 250 basis points (equal to 150% of the target payout);

Above-target payout if average ROIC growth is above 250 basis points, up to a maximum amount (equal to 200% of the target payout) if average ROIC growth is 370 basis points or higher; and

Below-target payout if average ROIC growth is below 120 basis points, down to a threshold amount (equal to 25% of the target payout) if average ROIC is at the threshold objective.

Relative TSR
The third metric in the FY24-FY26 LTI plan, relative TSR, was chosen to directly align executive compensation with stockholder returns. The relative TSR metric measures the total return on an investment in FedEx stock to an investor (stock price appreciation plus dividends) compared to the total return of the stock of the companies in the S&P 500 Index over a three-fiscal-year period. If our TSR over the three-fiscal-year period is negative, there will be no payout, regardless of performance against the companies in the S&P 500 Index. Payouts under the relative TSR component of the FY24-FY26 LTI plan were determined as follows:
No payment if relative TSR is 0 percentile;

Target payout if relative TSR is 50th percentile;

Above-target payout if relative TSR is above 50th percentile, up to a maximum amount (equal to 200% of the target payout) if relative TSR is 75th percentile or higher;

Below-target payout if relative TSR is below 50th percentile, down to threshold amount (equal to 50% of the target payout) if relative TSR is 25th percentile or higher; and

Below-target payout if relative TSR is below 25th percentile, down to threshold.

Mark-to-Market Retirement Plans Accounting and Other Adjustments to EPS and ROIC for LTI Plan Purposes
The FY24-FY26 LTI plan, as well as all active LTI plans, include the achievement of EPS goals for the three-fiscal-year period as the most heavily weighted performance metric. The LTI plan design provides for payouts for the EPS plan component that

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correspond to specific EPS goals established by the Board of Directors that represent total growth in EPS (over a base year) for the three-year term of the LTI plan.
The mark-to-market retirement plans accounting adjustments (“MTM Adjustments”), which reflect year-end and other adjustments to the valuation of the company’s defined benefit pension and other postretirement plans, can vary dramatically from year-to-year, as they are significantly impacted by changes in interest rates and the financial markets that are outside of management’s control and not reflective of underlying business performance. As a result, the Board of Directors, upon the recommendation of the Compensation & HR Committee, previously determined that MTM Adjustments will be excluded from EPS calculations under all LTI plans. In addition, the Board of Directors, upon the recommendation of the Compensation & HR Committee, approved the exclusion of business optimization costs from fiscal 2023, 2024, 2025, and 2026 EPS and ROIC for purposes of the FY24-FY26 LTI plan and all active LTI plans. The Board determined that, by excluding these costs, payouts, if any, under the LTI plans will more accurately reflect FedEx’s core financial performance.
The Board of Directors, upon the recommendation of the Compensation & HR Committee, approved the exclusion of certain other items from fiscal 2023, 2024, 2025, and 2026 EPS and ROIC for purposes of FedEx’s FY24-FY26, FY25-FY27, and FY26-FY28 LTI plans, and for establishing the baseline EPS for the FY24-FY26 LTI plan and all active LTI plans. The Board determined that, by excluding each of these items, payouts, if any, under the LTI plans will more accurately reflect FedEx’s core financial performance in these years, as applicable. A discussion of the items excluded for each fiscal year and full reconciliations showing the individual adjustments to the GAAP EPS and ROIC measures for the applicable fiscal year, as compared to the non-GAAP EPS measure used for each applicable LTI plan, is set forth in Appendix C.
Fiscal 2026 LTI Performance and Payouts
For the FY24-FY26 LTI plan, the baseline EPS over which the three-fiscal-year average annual EPS growth rate goals are measured was $14.48. For purposes of establishing the baseline EPS for the FY24-FY26 LTI plan, fiscal 2023 GAAP EPS of  $15.48 was adjusted to exclude (i) MTM Adjustments ($1.92 per diluted share), (ii) fiscal 2023 business realignment costs ($0.11 per diluted share), and (iii) fiscal 2023 business optimization costs ($0.81 per diluted share).
The following table presents the EPS, ROIC growth, and relative TSR threshold (minimum), target, and maximum objectives under our FY24-FY26 LTI plan, which was established by the Board of Directors in June 2023, and our actual adjusted EPS, ROIC growth, and relative TSR under the plan for the three-fiscal-year period ended May 31, 2026:
PERFORMANCE MEASURE AND WEIGHTING		THRESHOLD	TARGET	MAXIMUM	ACTUAL
FY24-FY26 Adjusted EPS	50%	$47.92	$55.24	$63.27	$56.21*
FY24-FY26 ROIC	25%	60 bps	120 bps	370 bps	110 bps
FY24-FY26 Relative TSR	25%	Higher than 0 percentile	50th or higher percentile	75th or higher percentile	72.9%

*
The actual aggregate adjusted EPS consists of  $17.78 for fiscal 2024, $18.19 for fiscal 2025, and $20.24 for fiscal 2026. See Appendix C for a reconciliation of the applicable non-GAAP EPS measure to the corresponding GAAP EPS measure.

The following table shows the threshold, target, and maximum payout opportunities under the FY24-FY26 LTI cash plan and the actual payout to the named executive officers:
NAME	THRESHOLD LTI PAYOUT(1) ($)	TARGET LTI PAYOUT ($)	MAXIMUM LTI PAYOUT ($)	ACTUAL LTI PAYOUT ($)
R. Subramaniam	1,375	5,500,000	11,000,000	7,106,000
J. Dietrich	500	2,000,000	4,000,000	2,554,000
V. Talwar(2)	122	486,111	972,222	628,056
B.A. Carere	438	1,750,000	3,500,000	2,261,000
T.B. Brightman	438	1,750,000	3,500,000	2,261,000
S. Krishnasamy(3)	—	—	—	—

(1)
Assumes relative TSR is at 0.1 percentile.

(2)
Mr. Talwar joined FedEx as Executive Vice President, Chief Digital and Information Officer and President, Dataworks on August 15, 2025. His payout for the FY24-FY26 LTI plan was prorated based on his start date.

(3)
Mr. Krishnasamy, who separated from FedEx effective October 31, 2025, was not eligible to receive a payout under the FY24-FY26 LTI plan under the terms of his Separation and Release Agreement with FedEx executed on August 10, 2025.

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Future LTI Payout Opportunities
In addition to the LTI plan for FY24-FY26, the Board and Compensation & HR Committee previously approved LTI plans for FY25-FY27 and FY26-FY28 (collectively, the “Active LTI plans”). Each of the Active LTI plans included the same three performance metrics as the FY24-FY26 LTI plan.
In consideration of the impact on the LTI plans of the Spin-Off and the change in the Company’s fiscal year end, on March 9, 2026, the Board of Directors, upon the recommendation of its Compensation & HR Committee, approved changes to the Active LTI plans. The effects of the amendments were to (1) measure actual performance under each LTI plan through the end of FY26 using the original performance goals of the applicable plan and (2) assume target performance for the remaining period of each applicable plan, with payouts to be calculated under each LTI plan using a weighted average of actual performance measured through the end of FY26 and target performance for the remainder of the applicable plan period, as set forth below:
LTI PLAN	FY25	FY26	FY27	FY28	PAYOUT CALCULATION*	PROJECTED PAYOUT*
FY25-FY27	Actual FY25 Performance	Actual FY26 Performance	Target (100)%	—	67% actual performance; 33% target	75.5%
FY26-FY28	—	Actual FY26 Performance	Target (100)%	Target (100)%	33% actual performance; 67% target	95.9%

*
Projected payouts are based on actual fiscal 2025 and fiscal 2026 performance, as applicable, and assumed target performance for remaining years in each plan performance period.

There was no acceleration of vesting or payouts under the Active LTI plans. Payouts will be made after May 31, 2027, or May 31, 2028, as applicable.
In approving the amendments, the Compensation & HR Committee sought to preserve the original pay-for-performance intent of the active LTI plans while addressing the significant effects of the Spin-Off and FedEx’s transition to a calendar-year fiscal year. FedEx Freight comprised one of FedEx’s two reportable segments, and following the Spin-Off and resulting loss of revenue from FedEx Freight, all financial targets under the Active LTI plans would have required significant adjustment. In addition, the change in FedEx’s fiscal year end from May 31 to December 31 presented additional complexity in terms of measuring performance even if metrics were adjusted as well as tax issues under Section 409A of the Internal Revenue Code. The Compensation & HR Committee determined not to accelerate the vesting or payout of the Active LTI plans, and instead determined that measuring actual performance through the end of fiscal 2026 and assuming target performance for the remainder of the applicable performance periods represented the most appropriate and equitable approach under the circumstances. This methodology held participants accountable for actual performance achieved for fiscal 2025 and fiscal 2026, avoided the need to establish new performance goals or make speculative assumptions regarding future performance following the Spin-Off and fiscal-year transition, and maintained the intended retention value of the plan through their performance periods. The Compensation & HR Committee also determined to cap the total payout under each Active LTI plan at 100%.
The Compensation & HR Committee concluded that assuming target performance for the remainder of the performance periods was the most neutral approach because it neither rewarded participants for future performance that had not yet been achieved nor penalized them for performance that could no longer be measured as originally designed. The Compensation & HR Committee believed this approach preserved the integrity of the original program design, maintained alignment with stockholder interests, avoided unintended windfalls or outcomes driven by the Spin-Off and fiscal-year transition rather than management performance, and provided a fair and consistent framework for determining payouts during a period of significant corporate change based on actual performance through May 31, 2026 and assumed target performance for the remaining performance periods.
The amendments to the LTI plans are effective for all participants in the LTI plans who remain employees of FedEx following the Spin-Off.

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The following table sets forth the future payouts for the named executive officers under the active LTI plans.
NAME	PERFORMANCE PERIOD	PROJECTED ACTUAL ($)
R. Subramaniam	FY25-FY27	4,530,000
	FY26-FY28	7,739,130
J.W. Dietrich(1)	FY25-FY27	1,090,555
	FY26-FY28	745,889
V. Talwar(2)	FY25-FY27	807,430
	FY26-FY28	1,585,014
B.A. Carere	FY25-FY27	1,321,250
	FY26-FY28	1,678,250
T.B. Brightman	FY25-FY27	1,321,250
	FY26-FY28	1,678,250
S. Krishnasamy(3)	FY25-FY27	—
	FY26-FY28	—

(1)
Under the terms of the applicable LTI plan, Mr. Dietrich, who separated from the Company effective July 31, 2026, is eligible for payouts under the FY25-FY27 and FY26-FY28 LTI plans based on the portion of the applicable three-fiscal-year period during which he was employed. See “Potential Payments upon Termination or Change of Control — Separation and Release Agreement with John W. Dietrich” on page 87.

(2)
Mr. Talwar joined FedEx as Executive Vice President, Chief Digital and Information Officer and President, Dataworks on August 15, 2025. Amounts shown are prorated to reflect potential payouts under each of the FY25 — FY27, and FY26 — FY28 LTI plans based on his start date.

(3)
Pursuant to the Separation and Release agreement between FedEx and Mr. Krishnasamy entered into on August 10, 2025, Mr. Krishnasamy is not eligible to receive any future LTI plan payments, prorated or otherwise. See “Potential Payments upon Termination or Change of Control — Separation and Release Agreement with Sriram Krishnasamy” on page 88.

Long-Term Equity Incentives — Stock Options and Restricted Stock
Our primary objective in providing long-term equity incentives to executive officers is to further align their interests with those of our stockholders by facilitating significant ownership of FedEx stock by the officers. This creates a direct link between their compensation and long-term stockholder return. Equity awards also serve as an effective retention and motivational vehicle, focusing executive officers on the long-term success of FedEx and rewarding them when the stock price appreciates. During fiscal 2026, the Compensation & HR Committee again reviewed our long-term equity incentive programs and determined that they continue to be appropriate for FedEx.
Amount
Stock options and restricted stock are generally granted to executive officers on an annual basis. As discussed above, an officer’s position and level of responsibility are the primary factors that determine the number of options and shares of restricted stock awarded to the officer in the annual grant. The number of stock options and shares of restricted stock awarded at each management level can vary from year to year. In determining how many options and shares of restricted stock should be awarded at each level, the Compensation & HR Committee may consider:
Target TDC levels and referenced survey data — as discussed above, we include the total target value of all annual equity-based awards (including tax payments for restricted stock awards) in our calculation of target TDC, and in evaluating the fiscal 2026 target TDC levels for our named executive officers, we referred to multiple market reference points for comparable positions in the referenced surveys;

The total number of shares then available to be granted; and

Potential stockholder dilution.

As of August 3, 2026, the total number of shares underlying options and shares of restricted stock outstanding or available for future grant under our equity compensation plans represented 8.01% of the sum of shares outstanding plus the shares underlying options outstanding or available for future grant plus shares of restricted stock available for future grant.
Other factors that the Compensation & HR Committee may consider, especially with respect to special grants outside of the annual-grant framework, include the promotion of an officer or the desire to retain a valued executive or recognize a particular officer’s contributions. None of these factors is given any particular weight and the specific factors used may vary among individual executive officers.
Timing
Equity awards are generally made to executive officers on an annual basis according to a pre-established schedule. Annual equity-based compensation awards to our executive officers historically were approved annually at the June meeting of the

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Compensation & HR Committee. The date of this meeting is generally scheduled at least one year in advance. If the meeting date is not on a business day, the grant date is the next business day. However, if the meeting date falls within a blackout period when trading in FedEx securities is prohibited under our Securities Manual, the Compensation & HR Committee may approve the awards but make them effective as of a future grant date that falls outside of such blackout period.
Throughout the year, equity awards are made to new hires, promoted employees, and, in certain circumstances, as a reward for exceptional performance or for motivational or retention purposes. When the Compensation & HR Committee approves a special grant outside of the annual-grant framework, such grants are typically made at a regularly scheduled meeting and the grant date of the awards is the approval date or the next business day, if the meeting does not fall on a business day. If the grant is made in connection with the promotion of an individual or the election of an officer, the grant date may be the effective date of the individual’s promotion or the officer’s election, if such effective date is after the approval date. If the meeting date falls within a blackout period when trading in FedEx securities is prohibited under our Securities Manual, the Compensation & HR Committee may approve the awards but make them effective as of a future grant date that falls outside of such blackout period. The Compensation & HR Committee may, to the extent permitted by FedEx’s equity compensation plans, delegate to one or more FedEx officers the authority to grant equity awards to eligible individuals who are not Section 16 officers or non-management Board members.
In addition, with respect to the timing of our equity awards:
We do not time equity-based awards in coordination with the release of material, non-public information and have never had a practice of doing so; and

We have never timed and do not plan to time the release of material, non-public information for the purpose of affecting the value of employee or Board compensation.

Pricing
The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of FedEx’s common stock on the date of grant. Under the terms of our equity incentive plans, the fair market value on the grant date is defined as the average of the high and low trading prices of FedEx’s common stock on the NYSE on that day. We believe this is the most equitable method for determining the exercise price of our stock option awards given the intra-day price volatility often shown by our stock.
Vesting
Stock options and restricted stock granted to executive officers in fiscal 2026 vest ratably over four years beginning on the first anniversary of the grant date.
Tax Payments for Restricted Stock Awards
Historically, when granting restricted stock, FedEx first determined the total target value of the award and then approves the delivery of that value in two components: restricted stock and cash payment of taxes due. Therefore, the total target value of the award is the same as if there were no tax payments. In particular, because the amount of the tax payment is included in the calculation of the target value of the restricted stock award, the officers receive fewer shares in each award than they would in the absence of the tax payment: fewer by an amount equal in value to the tax payment.
This methodology prevents the need for an officer to make a disposition of FedEx stock to cover the tax consequences of a restricted stock award and dilute his or her interest in FedEx. Conversely, absent the tax payment, the number of shares received in each award would be larger by an amount equal in value to the forgone tax payment, thereby having a dilutive effect on our stockholders’ equity interest in FedEx. While SEC disclosure rules require that these payments be included with tax reimbursement payments and reported as “other compensation” in the Summary Compensation Table, we do not believe these payments are “tax gross-ups” in the conventional sense, since their value is fully reflected in the number of shares ultimately delivered to recipients. Beginning in TY 2026, equity awards will consist of restricted stock unit awards, with no related tax payment; recipients will be responsible for payment of the taxes upon settlement of the restricted stock units.
Voting and Dividend Rights on Restricted Stock
Holders of restricted stock are entitled to vote and receive any dividends on such shares.

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Fiscal 2026 Awards
The named executive officers were granted annual stock option and restricted stock awards during fiscal 2026 as follows:
NAME	NUMBER OF STOCK OPTIONS	NUMBER OF SHARES OF RESTRICTED STOCK
R. Subramaniam	49,865	10,100
J.W. Dietrich	20,135	4,350
V. Talwar(1)	15,704	9,302
B.A. Carere	16,105	4,080
T.B. Brightman	16,105	4,080
S. Krishnasamy	16,105	4,080

(1)
Mr. Talwar joined FedEx as Executive Vice President, Chief Digital and Information Officer and President, Dataworks on August 15, 2025. The number of stock options and shares of restricted stock awarded reflect a prorated annual grant award, plus an inducement award of 5,315 shares of restricted stock.

The amount reported for restricted stock awards in the Summary Compensation Table reflects the average of the high and low prices of FedEx common stock on the NYSE on the grant date.

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Executive Compensation  – Compensation Discussion and Analysis
Equity Incentive Industry Leadership Program
In June 2025, the Board, upon the recommendation of the Compensation & HR Committee, approved the Equity Incentive Industry Leadership Program to support the continued execution of FedEx’s strategy and reinforce a distinct, multi-year transformation objective. The program links compensation to sustained operating margin expansion through fiscal 2028 — a key measure of successful transformation execution and long-term value creation that extends beyond the objectives and performance periods of FedEx’s annual and long-term incentive programs. Approximately 80 senior vice presidents and above participated in the program, establishing broad-based alignment around this critical strategic objective.
The Equity Incentive Industry Leadership Program consisted of one-time grants of restricted stock and PSUs. The restricted stock awards are intended to support leadership continuity over a sustained period of time, while the PSUs vest based on the achievement of significant adjusted operating margin expansion through fiscal 2028, directly aligning executive rewards with long-term stockholder value creation.
The restricted stock awards vest ratably over four years beginning on the first anniversary of the grant date. The PSUs will vest based on the extent to which fiscal 2028 adjusted consolidated operating margin (excluding the FedEx Freight segment) exceeds fiscal 2025 adjusted consolidated operating margin (excluding the FedEx Freight segment). As a result, participants will realize value from the PSU component only if FedEx achieves meaningful operating margin improvement and delivers long-term value creation for stockholders.
The Compensation & HR Committee and the Board considered the following key factors when designing the Equity Incentive Industry Leadership Program:
Focus on operating margin expansion at Federal Express Corporation, excluding the FedEx Freight segment, a key measure of the successful execution of FedEx’s transformation strategy and long-term value creation.

Strong pay-for-performance, with participants realizing value only if FedEx achieves meaningful adjusted operating margin improvement over a 3-year period relative to fiscal 2025 performance levels.

Alignment with stockholders, denominating and paying awards in shares, with value rising and falling with share price over a multi-year period.

The payout for the PSUs will be determined based on the number of basis points by which fiscal 2028 adjusted consolidated operating margin (excluding the FedEx Freight segment, if applicable) exceeds fiscal 2025 adjusted consolidated operating margin (excluding the FedEx Freight segment), as follows:
PAYOUT	ADJUSTED CONSOLIDATED OPERATING MARGIN IMPROVEMENT
0%	Less than 100 basis points
25% (Threshold Payout)	100 basis points
50%	200 basis points
100% (Target Payout)	300 basis points
150% (Maximum Payout)	Greater than or equal to 400 basis points
The PSUs will conditionally vest on December 31, 2028 subject to the achievement of the performance metric discussed above and accrue dividend equivalent rights that are reinvested in additional PSUs. If the PSU recipient’s service as an employee of FedEx terminates prior to the end of fiscal 2028 for any reason, all PSUs will be immediately forfeited and cancelled.
The table below sets forth the target value and number of restricted stock awards awarded on June 26, 2025, and the target value and number of performance stock units awarded on September 29, 2025 to the named executive officers pursuant to the Equity Incentive Industry Leadership Program:
	RESTRICTED STOCK		PERFORMANCE STOCK UNITS
NAME	TARGET VALUE ($)	NUMBER OF SHARES	TARGET VALUE ($)	TARGET NUMBER OF SHARES
R. Subramaniam	2,787,500	7,580	2,787,500	11,768
J.W. Dietrich(1)	825,000	2,245	825,000	3,483
V. Talwar(2)	—	—	825,000	3,483
B.A. Carere	825,000	2,245	825,000	3,483
T.B. Brightman	825,000	2,245	825,000	3,483
S. Krishnasamy(3)	825,000	2,245	—	—

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(1)
Mr. Dietrich separated from FedEx effective July 31, 2026. Per the terms of the PSUs, his PSU awards were forfeited upon his separation.

(2)
Mr. Talwar joined FedEx as Executive Vice President, Chief Digital and Information Officer and President, Dataworks on August 15, 2025, and did not receive shares of restricted stock as part of the Equity Incentive Industry Leadership Program but did receive PSUs as part of the Equity Incentive Industry Leadership Program.

(3)
Mr. Krishnasamy separated from FedEx effective October 31, 2025, and did not receive PSUs under the Equity Incentive Industry Leadership Program.

Adjustments to Equity Awards in Connection with the Spin-Off
In connection with the Spin-Off, equity awards held by the named executive officers were adjusted in a manner intended to maintain the intrinsic economic value of the awards before and after the Spin-Off. Following the Spin-Off, the material terms of the outstanding equity awards, such as the vesting schedule and any termination protections, will generally continue unchanged, as equitably adjusted to reflect the Spin-Off. Unless otherwise noted, information in this proxy statement regarding FedEx equity awards before the Spin-Off reflects stock prices, share numbers, exercise price, and award value before these adjustments.
One-time Special Cash Bonus
In addition to our annual AIC and LTI programs, the Board recognized that FedEx’s exceptional fiscal 2026 performance was driven by the collective efforts of a broad leadership team across the Company. Accordingly, in June 2026, the Board of Directors, upon the recommendation of the Compensation & HR Committee, approved a one-time special cash bonus pool for all eligible managing directors and above of the Company, representing approximately 1,100 employees, in recognition of their outstanding execution and the results achieved through the successful advancement of the Company’s transformation.
The Compensation & HR Committee determined that the extraordinary financial performance achieved in fiscal 2026 and the successful execution of significant strategic initiatives, including the Spin-Off, were accomplished despite challenging macroeconomic and industry conditions. In approving the special bonus pool, the Board and Compensation & HR Committee considered a number of key achievements during fiscal 2026, including above-plan adjusted consolidated operating income, structural cost savings that exceeded management’s publicly announced target of  $1 billion, successful execution of key transformation initiatives, and disciplined capital allocation.
The Compensation & HR Committee concluded that these achievements reflected value creation generated by a broad-based leadership group and extended beyond the outcomes reflected in FedEx’s regular annual and long-term incentive programs. The special bonus was therefore intended to recognize the collective contributions of the company’s leadership team in delivering exceptional results for stockholders while advancing FedEx’s long-term strategic objectives.
Bonus payouts opportunities under the special bonus pool were established by officer level, and actual payouts were determined based on individual performance.
The one-time special cash bonus payments to FedEx’s named executive officers are as follows:
NAME	ONE-TIME SPECIAL CASH BONUS ($)
R. Subramaniam	1,900,000
J.W. Dietrich	—
V. Talwar	600,000
B.A. Carere	850,000
T.B. Brightman	850,000
S. Krishnasamy	—
Transition Year (“TY”) 2026 Compensation Plans
To facilitate the transition to a calendar-year fiscal year and align FedEx’s compensation program with its future fiscal calendar, the Board of Directors, upon the recommendation of the Compensation & HR Committee, approved the TY 2026 AIC Plan and TY 2026 Equity Plan.
The Compensation & HR Committee designed the TY 2026 compensation programs to maintain continuity in FedEx’s pay-for-performance philosophy while reflecting the abbreviated seven-month performance period. The TY 2026 plans are separate from, and do not modify FedEx’s normal course annual and long-term plans. Instead, the TY 2026 plans are intended to provide incentive opportunities during the transition period until the new fiscal year commences on January 1, 2027. Accordingly, the annual incentive opportunities and equity award values are proportionate to the shortened performance period. The Compensation & HR Committee determined that stock options and restricted stock units (“RSUs”) provided an appropriate transitional equity structure that preserved alignment with stockholder interests while avoiding overlapping long-term performance cycles during the fiscal-year transition.

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TY 2026 AIC Plan
In June 2026, the Board of Directors, upon the recommendation of the Compensation & HR Committee, approved the TY 2026 AIC Plan for the 7-month performance period for June 1 through December 31, 2026. The TY 2026 AIC Plan includes two performance metrics: (1) adjusted consolidated operating income growth, weighted at 90% of the total payout opportunity; and (2) on-time enterprise service performance, weighted at 10% of the total payout opportunity. Given the abbreviated performance period and FedEx’s transition to a calendar-year fiscal year, the Compensation & HR Committee simplified the incentive framework and increased the weighting of adjusted consolidated operating income growth to 90%, while retaining a 10% weighting for on-time service performance to maintain focus on operational excellence and the customer experience.
The Compensation & HR Committee determined that DRIVE-related structural cost savings would not be included as a standalone metric under the TY 2026 AIC Plan because the principles and disciplines underlying DRIVE had become embedded in the Company’s operating model and day-to-day management processes. As a result, the Compensation & HR Committee believed that adjusted consolidated operating income growth was the most appropriate primary performance metric for the seven-month transition period because it captures the cumulative impact of FedEx’s key value drivers, including profitability, pricing, productivity, cost discipline, and transformation initiatives.
The maximum payout opportunity under TY 2026 AIC Plan for executive officers is 150% of the target. However, the actual payout for the non-CEO named executive officers depends on the achievement level of their respective individual performance objectives. The AIC payout amount for the Chief Executive Officer, Mr. Subramaniam, is not based on individual performance objectives, but may be adjusted by the independent Board members based on their annual evaluation of his performance, as described above. The TY 2026 AIC Plan targets for the named executive officers are the same as those for fiscal 2026 AIC plan.
TY 2026 Equity Plan
In June 2026, the Board of Directors, upon the recommendation of the Compensation & HR Committee approved the grant of equity awards for the executive officers approximating a prorated portion of the historical annual equity award and LTI plan target values. Equity awards for executive officers consisted of RSUs and stock options, each of which will vest ratably over three years. The RSUs will settle in shares of FedEx common stock. No related tax payment will be made with respect to the RSUs. The Compensation & HR Committee determined that RSUs and stock options were the most appropriate equity vehicles for the transition period, providing long-term stockholder alignment while avoiding overlapping performance cycles during the fiscal-year transition.
Perquisites, Tax Payments, and Other Compensation
FedEx’s named executive officers receive certain other compensation, including:
Certain perquisites, such as personal use of corporate aircraft (though officers are required to reimburse FedEx for certain costs related to such usage), security services and equipment, tax return preparation and financial counseling services, umbrella insurance, digital security monitoring and protection services, annual physical examinations, travel privileges on certain airline partners, and supplemental short- and long-term disability benefits;

Group term life insurance and 401(k) company-matching contributions; and

Tax payments relating to restricted stock awards (as discussed above) and certain business-related use of corporate and commercial aircraft.

We provide this other compensation to enhance the competitiveness of our executive compensation program and to increase the productivity (corporate aircraft travel, professional assistance with tax return preparation, and financial planning), safety (security services and equipment and digital security monitoring and protection services), and health (annual physical examinations) of our executive officers so they can focus on producing superior financial returns for our stockholders. Our tax payments relating to restricted stock awards are a component of the total target value of the restricted stock grant. As a result, the total target value of the award is the same as it would be if there were no tax payments and there is no dilutive effect on our stockholders’ equity interest in FedEx. The Compensation & HR Committee reviews and approves each of these elements of compensation, and all of the independent directors approve each element as it relates to our executive Chairman (if serving) and our President and Chief Executive Officer. The Compensation & HR Committee also reviews and approves FedEx’s policies and procedures regarding perquisites and other personal benefits and tax payments, including:
FedEx’s written policy setting forth guidelines and procedures regarding personal use of FedEx corporate aircraft; and

FedEx’s executive security procedures.

FedEx’s executive security procedures, which prescribe the level of personal security to be provided to the President and Chief Executive Officer, and other executive officers, are based on bona fide business-related security concerns and are an integral part of FedEx’s overall risk management and security program. These procedures have been assessed by an independent security consulting firm and deemed necessary and appropriate for the protection of the officers and their families given the history of direct security threats against FedEx executive officers and the likelihood of additional threats against the officers. The security

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services and equipment provided to FedEx executive officers may be viewed as conveying personal benefits to the executive officers and, as a result, their values must be reported in the Summary Compensation Table.
With respect to our President and Chief Executive Officer, consistent with FedEx’s executive security procedures, the Board of Directors requires him to use FedEx corporate aircraft for all travel, including personal travel. In addition, FedEx provides certain physical and personal security services for our President and Chief Executive Officer and provided such services for Mr. Subramaniam during fiscal 2026. The Board of Directors believes that the personal safety and security of these individuals are of the utmost importance to FedEx and its stockholders and, therefore, the costs associated with such security are appropriate and necessary business expenses.
The Compensation & HR Committee also reviews annually and approves promotional bonus amounts, which are paid in two installments over one year, upon an officer’s promotion as an executive officer or Chief Executive Officer. On July 16, 2023, the Compensation & HR Committee approved a signing bonus of  $200,000 payable in two installments over one year to Mr. Dietrich in connection with his appointment as Executive Vice President and Chief Financial Officer-Elect effective July 17, 2023. On July 14, 2024, the Compensation & HR Committee approved a promotional bonus of  $100,000 payable in two installments over one year to Mr. Krishnasamy in connection with his appointment as Executive Vice President, Chief Digital and Information Officer effective July 1, 2024.
Employment Inducement and Make-Whole Awards
Mr. Talwar joined FedEx as Executive Vice President, Chief Digital and Information Officer and President, Dataworks on August 15, 2025, filling the vacancy created by the prior executive who held the position. Prior to joining FedEx, Mr. Talwar was senior managing director and chief growth officer at Accenture Technology. In order to induce Mr. Talwar to join FedEx, he received (1) a cash signing bonus of  $3,000,000, in which the first installment was paid upon his start date and the final installment paid in February 2026, and is subject to repayment on a pro rata basis if he resigns his employment prior to August 15, 2026, and (2) a new hire restricted stock award with a target value of  $2,000,000 (including the related tax payment) vesting over three years (50% on the first anniversary of the grant date and 25% on the second and third anniversaries). FedEx also agreed on the first anniversary of Mr. Talwar’s date of hire, to request Compensation & HR Committee approval of a one-time special restricted stock award with a target value of  $500,000 to Mr. Talwar. Substantially all of the cash signing bonus, new hire restricted stock award, and the potential one-time special restricted stock award pending Compensation & HR Committee approval were intended to compensate Mr. Talwar for the forfeiture of his outstanding equity awards issued by Accenture and two significant cash bonuses foregone by Mr. Talwar in order to join FedEx.
Post-Employment Compensation
While none of FedEx’s named executive officers has an employment agreement, they are entitled to receive certain payments and benefits upon termination of employment or a change of control of FedEx, including:
Retirement benefits under FedEx’s 401(k) and pension plans, including a tax-qualified, defined contribution 401(k) retirement savings plan called the FedEx Corporation Retirement Savings Plan; a tax-qualified, defined benefit pension plan called the FedEx Corporation Employees’ Pension Plan; and a supplemental non-tax-qualified plan called the FedEx Corporation Retirement Parity Pension Plan — which is designed to provide to the executive officers the benefits that otherwise would be paid under the tax-qualified pension plan but for certain limits under U.S. tax laws;

Accelerated vesting of RSUs and restricted stock upon the executive’s retirement (at or after age 55), death, or permanent disability or a change of control of FedEx, per the terms of the FedEx Corporation 2019 Omnibus Stock Incentive Plan, as amended (the “2019 Plan”);

Accelerated vesting of stock options upon the executive’s death or permanent disability or a change of control of FedEx, per the terms of the 2019 Plan;

Lump sum cash payments and post-employment insurance coverage upon certain termination events, including a change of control of FedEx;

Partial payouts under applicable LTI plans based on the portion of the three-fiscal-year periods during which the executive was employed following the executive’s retirement (at or after age 55), death, or permanent disability, per the terms of the LTI plans; and

A prorated payout under the applicable AIC plan based on the portion of the fiscal year during which the executive was employed following the executive’s retirement (at or after age 55), death, or permanent disability, per the terms of the AIC plan.

These benefits ensure that our executives are motivated primarily by the needs of the businesses for which they are responsible, rather than circumstances that are outside the ordinary course of business, i.e., circumstances that might lead to the termination of an executive’s employment or that might lead to a change of control of FedEx. Generally, this is achieved by assuring our executive officers that they will receive a level of continued compensation if their employment is adversely affected in these circumstances, subject to certain conditions. We believe that these benefits help ensure that affected executives act in the best interests of our stockholders, even if such actions are otherwise contrary to their personal interests.

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Executive Compensation  – Compensation Discussion and Analysis
During fiscal 2026, FedEx entered into separation and release agreements with Mr. Krishnasamy (in August 2025) and Mr. Dietrich (May 2026). See “Potential Payments upon Termination or Change of Control — Separation and Release Agreements” on page 87 for additional information.
The Compensation & HR Committee approves and recommends Board approval of all plans, agreements, and arrangements that provide for these payments and benefits.
Executive Severance Plan
On July 20, 2026, the Board of Directors, upon recommendation of the Compensation & HR Committee, approved the Executive Severance Plan, which will govern all future separations between FedEx and its executives, including the named executive officers. This action was taken in response to and in consideration of stockholder feedback on executive severance payments for separation agreements and departures occurring after July 20, 2026. These benefits will ensure that our executives are motivated primarily by the needs of the businesses for which they are responsible, rather than circumstances that are outside the ordinary course of business, i.e., circumstances that might lead to the termination of an executive’s employment or that might lead to a change of control of FedEx. We believe that these benefits help ensure that affected executives act in the best interests of our stockholders, even if such actions are otherwise contrary to their personal interests. This is critical because these are circumstances in which the actions of our executive officers may have a material impact upon our stockholders. Accordingly, we set the level and terms of these benefits in a way that we believe is necessary to obtain the desired results. The level of benefit and the rights to benefits are determined by the type of termination event, as described below. We believe that these benefits are generally in line with current market practices and are particularly important as we do not maintain employment agreements with our executive officers.
Benefits provided under the Executive Severance Plan are conditioned on the executive executing a full release of claims and certain non-competition and non-solicitation covenants in favor of FedEx. The right to continued severance benefits under the plan ceases in the event of a violation of such covenants. In addition, we would seek to recover severance benefits already paid to any executive who violates such restrictive covenants.
The plan replaces the Management Retention Agreements (“MRAs”) previously entered into by FedEx with each executive officer, including the named executive officers. The terms and conditions of the Executive Severance Plan are summarized below.
Termination for Cause, Without Good Reason, or Death or Disability
If an executive’s employment is terminated by FedEx for cause, by the executive without good reason, or by reason of death or disability, the executive (or his or her estate) will receive all accrued compensation and benefits required by applicable law but no severance. Treatment of any equity awards granted to the executive will be governed by the terms of the 2019 Plan (or other applicable Stock Plan).
Termination without Cause or With Good Reason (no Change of Control)
If an executive’s employment is terminated by FedEx without cause or by the executive with good reason (a “qualifying termination”), the executive will receive benefits upon termination of employment, including:
a lump sum cash payment equal to the applicable multiplier times the sum of  (1) such executive’s annual base salary as in effect as of the date of termination and annual target cash bonus. “Multiplier” means (x) for the CEO, 2, (y) for any executive who has been employed by FedEx for 10 years or longer, 1.5, and (z) for any other executive, 1;

a prorated bonus under any active annual bonus plan for the year in which the qualifying termination occurs;

a taxable cash payment equal to the difference between the monthly COBRA premium paid by the executive for him/herself and his/her eligible dependents and the monthly premium amount paid by similarly situated employees for 18 months following termination; and

outplacement and tax preparation services.

In addition, if the executive has been employed by FedEx for 20 years or longer, such executive’s termination shall be deemed a “Retirement” under the 2019 Plan. If the executive has been employed by FedEx for less than 20 years, the treatment of equity awards will be governed by the terms of the 2019 Plan (or other applicable plan). There is no accelerated vesting of stock options upon a qualifying termination with no change of control. See “Potential Payments Upon Termination or Change of Control — Benefits Triggered by Change of Control or Termination after Change of Control — Benefits Triggered by Retirement, Death, or Permanent Disability — Retirement” on page 86 for additional information.
Special Provision for Services for CEO
Upon the retirement of the CEO, FedEx may continue to provide reasonable administrative, information technology support, and physical security services (the “Support Services”) for three years, in an amount not to exceed (i) $250,000 in any fiscal year and (ii) $750,000 in the aggregate. Provision of the Support Services is subject to execution of a consulting agreement reasonably

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acceptable to FedEx pursuant to which the CEO shall remain available to provide reasonable consulting services to FedEx during the time such Support Services are provided. Support Services represent only in-kind benefits and shall not be paid in cash to the CEO.
Termination without Cause or With Good Reason (Change of Control)
In the case of any qualifying termination within twenty-four months after a change of control, the executive will receive the benefits to be received upon any qualifying termination, with the multiplier for all executive officers equal to 2x. The treatment of equity awards will be governed by the terms of the 2019 Plan (or other applicable plan).
Limitation on Severance Benefits
In June 2022, following engagement with our stockholders, the Board of Directors, upon the recommendation of the Compensation & HR Committee, adopted a policy that we will not pay or enter into any new agreement with an executive officer that provides for severance benefits in connection with the executive officer’s voluntary or involuntary termination (unless due to death or permanent disability or in connection with a change of control) in an amount that exceeds 2.99 times the sum of the executive officer’s base salary and target AIC payout for the year of termination (with the value of any unvested equity awards that accelerate on the applicable termination of employment event calculated according to Section 280G of the Internal Revenue Code (“Section 280G”)), unless approved or ratified by stockholders. We also amended the 2019 Plan, to provide that if the value of any unvested equity awards that accelerate in connection with a change of control of FedEx triggers an excise tax under Section 4999 of the Internal Revenue Code, then the amount of the individual’s awards eligible to accelerate will be reduced, to the extent possible, to one dollar ($1) less than three times the individual’s Section 280G “base amount,” so as to avoid triggering the excise tax.
In the event of a change of control and qualifying termination, each of the MRAs and Executive Severance Plan limits the amounts payable to each executive officer under the MRA or Executive Severance Plan to the largest amount that would result in none of the payments under the MRA or Executive Severance Plan being subject to any excise tax. See “Potential Payments Upon Termination or Change of Control — Benefits Triggered by Change of Control or Termination after Change of Control — Executive Severance Plan, and  — Management Retention Agreements” on page 87 for additional information.
Risks Arising from Compensation Policies and Practices
Management has conducted an in-depth risk assessment of FedEx’s compensation policies and practices and concluded they do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation & HR Committee has reviewed and concurred with management’s conclusion. The risk assessment process included, among other things, a review of  (i) all key incentive compensation plans to ensure that they are aligned with our pay-for-performance philosophy and include performance metrics that meet and support corporate goals and (ii) the overall compensation mix to ensure an appropriate balance between fixed and variable pay components and between short-term and long-term incentives. The objective of the process was to identify any compensation plans and practices that may encourage employees to take unnecessary risks that could threaten the company. No such plans or practices were identified.
Tax Deductibility of Compensation
While compensation in excess of  $1.0 million per year paid to any of our named executive officers is not deductible for U.S. federal income tax purposes, the Compensation & HR Committee may continue to approve compensation that will not be fully deductible in order to ensure competitive levels of total compensation for its executive officers.
Accounting for Stock-Based Compensation
We account for stock-based payments, including grants under our equity compensation plans, in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718. Our equity award accounting complies with GAAP and is transparently disclosed in our filings with the SEC.

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Executive Compensation – Summary Compensation Table
Summary Compensation Table
In this section, we provide certain tabular and narrative information regarding the compensation of our principal executive and financial officers and the other named executive officers for the fiscal year ended May 31, 2026, and for each of the previous two fiscal years (except as noted). As discussed elsewhere in this proxy statement, on June 1, 2026 we completed the Spin-Off. The information presented below reflects the pre-Spin-Off unadjusted equity-based awards granted by FedEx to the named executive officers during the fiscal years presented.
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)(1)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)
Rajesh Subramaniam President and Chief Executive Officer (Principal Executive Officer)	2026	1,550,000	1,900,000	6,731,364	3,715,062	10,593,500	516,026	2,548,066	27,554,018
	2025	1,483,333	—	2,252,030	3,712,832	3,422,321	386,862	1,616,313	12,873,691
	2024	1,400,000	—	2,251,868	3,712,797	3,112,760	247,803	1,657,279	12,382,507
John W. Dietrich(6) Former Executive Vice President and Chief Financial Officer (Former Principal Financial Officer)	2026	994,467	—	2,296,151	1,500,106	3,856,254	85,651	1,093,646	9,826,275
	2025	965,502	100,000	970,456	1,500,098	941,835	214,426	742,615	5,434,932
	2024	822,505	100,000	970,540	1,500,081	867,785	—	867,762	5,128,673
Vishal Talwar(7) Executive Vice President, Chief Digital and Information Officer and President, Dataworks	2026	715,909	3,600,000	2,948,019	1,200,038	1,594,533	—	1,570,984	11,629,483
Brie A. Carere(8) Executive Vice President — Chief Customer Officer	2026	879,331	850,000	2,235,925	1,199,861	3,448,097	118,261	1,068,361	9,799,836
	2025	844,622	—	969,872	1,197,882	990,718	91,404	776,580	4,871,078
Tracy B. Brightman(8) Executive Vice President — Chief People Officer	2026	709,995	850,000	2,235,925	1,199,861	3,219,493	46,578	938,391	9,200,243
Sriram Krishnasamy(9) Former Executive Vice President, Chief Digital and Information Officer and Chief Transformation Officer	2026	358,850	—	4,484,291	3,899,954	—	61,808	4,240,192	13,045,095
	2025	835,985	50,000	1,151,910	2,954,753	1,000,796	103,742	867,208	6,964,394
	2024	627,300	1,237,500	1,151,667	1,197,846	808,852	154,764	816,161	5,994,090
(1)
The amounts reported in this column reflect (a) a one-time special cash bonus in recognition of outstanding execution and the results achieved in fiscal 2026 as follows: Mr. Subramaniam — $1,900,000; Mr. Talwar —  $600,000; and Mses. Carere and Brightman — $850,000, (b) a signing bonus received by Mr. Dietrich upon his appointment as Executive Vice President and Chief Financial Officer that was paid in two installments in fiscal 2024 and fiscal 2025, (c) a signing bonus received by Mr. Talwar upon joining FedEx as Executive Vice President and Chief Digital and Information Officer effective August 15, 2025 that was paid in two installments in fiscal 2026, and (d) with respect to Mr. Krishnasamy, (i) a special bonus of  $1,200,000 and the second installment ($37,500) of a promotional bonus of  $75,000 related to his election as Executive Vice President and Chief Transformation Officer that were paid in fiscal 2024 and (ii) the first installment of a promotional bonus related to his appointment as Executive Vice President, Chief Digital and Information Officer that was paid in fiscal 2025. For additional information, see “— Compensation Discussion and Analysis — Compensation Elements, — Fiscal 2026 Awards, — Employment Inducement and Make-Whole Awards” and “— Perquisites, Tax Payments, and Other Compensation” above.

(2)
The amounts reported in these columns reflect the aggregate grant date fair value of restricted stock, option awards, and PSUs granted to the named executive officer during each fiscal year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. These amounts reflect our calculation of the value of these awards on the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the officer. For restricted stock awards, the fair value of restricted stock awards is equal to the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the NYSE) on the date of grant multiplied by the number of shares awarded. For PSUs, the grant date fair value was determined based on the target number of shares subject to the awards (100% payout level). Vesting of the PSU awards is contingent upon achievement of a performance goal based on the number of basis points by which FY28 adjusted consolidated operating margin (excluding the FedEx Freight segment) exceeds FY25 adjusted consolidated operating margin (excluding the FedEx Freight segment).

For accounting purposes, we use the Black-Scholes option pricing model to calculate the grant date fair value of stock options. Assumptions used in the calculation of the amounts in the “Option Awards” column are included in note 9 to our audited consolidated financial statements for the fiscal year ended May 31, 2026, included in our Annual Report on Form 10-K for fiscal 2026. See the “Grants of Plan-Based Awards During Fiscal 2026” table for information regarding restricted stock and option awards granted to the named executive officers during fiscal 2026. Actual shares earned, if any may range from 0% to 150% of target based on performance achievement.
Pursuant to Mr. Krishnasamy’s separation agreement, his unvested equity awards were accelerated as of October 31, 2025, his separation date. The amounts shown under “Stock Awards” for Mr. Krishnasamy and the amounts shown under “Option Awards” for Mr. Krishnasamy also include the accounting value associated with accelerated vesting of his equity awards. For more information regarding the treatment of

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Mr. Krishnasamy’s equity awards, see the “Potential Payments Upon Termination or Change of Control — Separation and Release Agreement — Sriram Krishnasamy” section below.
(3)
Reflects cash payouts, if any, under FedEx’s fiscal 2026, 2025, and 2024 AIC plans and FY24-FY26, FY23-FY25, and FY22-FY24 LTI plans, as follows (for further discussion of the fiscal 2026 AIC plan and the FY24-FY26 LTI plan, see “— Compensation Discussion and Analysis — Compensation Components — AIC Program” and “— LTI Program” above):

NAME	YEAR	AIC PAYOUT ($)	LTI PAYOUT ($)	TOTAL NON-EQUITY INCENTIVE PLAN COMPENSATION ($)
R. Subramaniam	2026	3,487,500	7,106,000	10,593,500
	2025	672,321	2,750,000	3,422,321
	2024	1,519,010	1,593,750	3,112,760
J.W. Dietrich*	2026	1,302,254	2,554,000	3,856,254
	2025	275,168	666,667	941,835
	2024	649,035	218,750	867,785
V. Talwar**	2026	966,477	628,056	1,594,533
B.A. Carere	2026	1,187,097	2,261,000	3,448,097
	2025	240,718	750,000	990,718
T.B. Brightman	2026	958,493	2,261,000	3,219,493
S. Krishnasamy	2026	—	—	—
	2025	250,796	750,000	1,000,796
	2024	505,102	303,750	808,852

*
Mr. Dietrich’s participation in the FY23-FY25 and FY22-FY24 LTI plans was effective beginning June 1, 2023. He received a prorated payout based on the portion of the three-year period during which he participated in each plan.

**
Mr. Talwar’s participation in the FY24-FY26 LTI plan was effective beginning August 15, 2025. He received a prorated payout based on the portion of the three-year period during which he participated in the plan.

(4)
Reflects the actuarial increase in the present value of the named executive officer’s benefits under the Pension Plan and the Parity Plan (as each such term is defined under “— Fiscal 2026 Pension Benefits — Overview of Pension Plans”). The amounts in the table and this footnote were determined using assumptions (e.g., for interest rates and mortality rates) consistent with those used in the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2026. Mr. Dietrich is not eligible to participate in the Pension Plan and did not participate in the Parity Plan until August 1, 2024. Mr. Talwar did not participate in the Pension Plan or the Parity Plan. See “— Fiscal 2026 Pension Benefits” below.

(5)
Includes:

The aggregate incremental cost to FedEx of providing perquisites and other personal benefits;

Group term life insurance premiums paid by FedEx;

Company-matching contributions under FedEx’s tax-qualified, defined contribution 401(k) retirement savings plan called the FedEx Corporation Retirement Savings Plan;

Tax payments relating to restricted stock awards, certain business-related use of corporate and commercial aircraft and, for Messrs. Dietrich and Talwar, relocation expenses. FedEx paid the taxes resulting from a restricted stock award on behalf of the recipient to prevent the need for the officer to sell a portion of a stock award to pay the corresponding tax obligation. While SEC disclosure rules require that these payments be included with tax reimbursement payments and reported as “other compensation” in the Summary Compensation Table, we do not believe these payments are “tax gross-ups” in the conventional sense, since their value is fully reflected in the number of shares ultimately delivered to recipients. See “— Compensation Discussion and Analysis — Compensation Components — Long-Term Equity Incentives — Stock Options and Restricted Stock — Tax Payments for Restricted Stock Awards” above; and

With respect to Mr. Krishnasamy, the cash payment pursuant to his separation and release agreement. See “— Potential Payments Upon Termination or Change of Control — Separation and Release Agreements — Sriram Krishnasamy.”

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Executive Compensation – Summary Compensation Table
The following table shows the amounts included for each such item:
NAME	YEAR	PERQUISITES AND OTHER PERSONAL BENEFITS ($)(a)	LIFE INSURANCE PREMIUMS ($)	COMPANY CONTRIBUTIONS UNDER 401(K) PLAN ($)	TAX REIMBURSEMENT PAYMENTS ($)(a)	OTHER ($)	TOTAL ($)
R. Subramaniam	2026	52,508	2,361	12,797	2,480,400	—	2,548,066
	2025	122,894	2,707	12,179	1,478,533	—	1,616,313
	2024	167,753	2,955	15,467	1,471,104	—	1,657,279
J.W. Dietrich	2026	129,945	2,361	28,800	932,540	—	1,093,646
	2025	72,595	2,707	28,000	639,313	—	742,615
	2024	147,037	2,216	27,600	690,909	—	867,762
V. Talwar	2026	135,391	1,771	47,800	1,386,022	—	1,570,984
B.A. Carere	2026	166,483	2,361	12,618	886,899	—	1,068,361
	2025	130,373	2,707	12,304	631,196	—	776,580
T. Brightman	2026	24,759	2,181	30,097	881,354	—	938,391
S. Krishnasamy	2026	31,593	984	3,550	881,354	3,322,711	4,240,192
	2025	104,676	2,707	12,461	747,364	—	867,208
	2024	52,599	2,955	13,400	747,207	—	816,161

(a)
See the following two tables for additional details regarding the amounts included in each item.

During fiscal 2026, 2025, and 2024, unless otherwise noted below, FedEx provided the following perquisites and other personal benefits to the named executive officers:
Personal use of corporate aircraft: FedEx maintains a fleet of corporate aircraft that is used primarily for business travel by FedEx employees. FedEx has a written policy that sets forth guidelines and procedures regarding personal use of FedEx corporate aircraft. The policy requires officers to pay FedEx two times the cost of fuel for personal trips, plus applicable passenger ticket taxes and fees. These payments are intended to approximate the incremental cost to FedEx of personal corporate aircraft usage. The Board of Directors and the FedEx executive security procedures require our Chief Executive Officer to use FedEx corporate aircraft for all travel, including personal travel.

Mr. Subramaniam is not required to pay FedEx for any travel on corporate aircraft by his family members or guests when they are accompanying him on business travel. He is, however, required to pay FedEx for any personal travel by him in excess of twenty-five flight hours per year and any personal travel by his family members or guests when they are accompanying him and he is on personal travel or when they are traveling without him. Mr. Subramaniam did not have any personal travel in fiscal 2024, 2025, or 2026.

Compensation is included in the table above for personal corporate aircraft travel (which for this purpose includes travel to attend a board or stockholder meeting of an outside company or organization for which the officer serves as a director or trustee) by a named executive officer and his or her family members and guests to the extent, if any, that the aggregate incremental cost to FedEx of all such travel exceeds the amount the officer paid FedEx for such travel. The incremental cost to FedEx of personal use of corporate aircraft is calculated based on the variable operating cost to FedEx, which includes the cost of fuel, aircraft maintenance, crew travel, landing fees, ramp fees, and other smaller variable costs. Because FedEx corporate aircraft are used primarily for business travel, fixed costs that do not change based on usage, such as pilots’ salaries and purchase and lease costs, are excluded from this calculation.

In addition, when an aircraft is already flying to a destination for business purposes and the officers or their family members or guests ride along on the aircraft for personal travel, there is no additional variable operating cost to FedEx associated with the additional passengers, and thus no compensation is included in the table above for such personal travel. With the exception of Mr. Subramaniam, the officer is still required to pay FedEx for such personal travel if persons on business travel occupy less than 50% of the total available seats on the aircraft. The amount of such payment is a pro rata portion (based on the total number of passengers) of the fuel cost for the flight, multiplied by two, plus applicable passenger ticket taxes and fees.

For tax purposes, income is imputed to each named executive officer for personal travel and “business-related” travel (travel by the officer’s spouse or adult guest who accompanies the officer on a business trip for the primary purpose of assisting the officer with the business purpose of the trip) for the excess, if any, of the Standard Industrial Fare Level (SIFL) value of all such flights during a calendar year over the aggregate fuel payments made by the officer during that calendar year. The Board of Directors and the FedEx executive security procedures require our Chief Executive Officer to use FedEx corporate aircraft for all travel, including personal travel. Accordingly, during fiscal 2026, 2025, and 2024, FedEx was required to reimburse Mr. Subramaniam for taxes relating to any imputed income for his personal travel and the personal travel of his family members and guests when they were accompanying him (no such reimbursement payments were made during any of these fiscal years). FedEx reimburses each named executive officer for taxes relating to imputed income for business-related travel. For additional information regarding FedEx policies on the use of FedEx corporate aircraft, see “— Compensation Discussion and Analysis — Compensation Components — Perquisites, Tax Payments, and Other Compensation” above.

Security services and equipment: Pursuant to FedEx’s executive security procedures, the named executive officers are provided security services and equipment. To the extent the services and equipment are provided by third parties (e.g., out-of-town transportation and other security-related expenses and home security system installation, maintenance, and monitoring), we have included in the table above the amounts paid by FedEx for such services and equipment. To the extent the security services are provided by FedEx employees, we have included amounts representing: (a) the number of hours of service provided to the officer by each such employee multiplied by (b) the total hourly compensation cost of the employee (including, among other things, pension and other benefit costs).

Tax return preparation services: FedEx requires officers to have their income tax returns prepared by a qualified third party (other than our independent registered public accounting firm) and pays all reasonable and customary costs for such services.

Financial counseling services: FedEx reimburses officers for certain financial counseling services, subject to various caps.

Umbrella insurance premiums: FedEx pays umbrella insurance premiums on behalf of officers.

72

Executive Compensation – Summary Compensation Table
Physical examinations: FedEx pays for officers to have comprehensive annual physical examinations.

Travel privileges: FedEx provides certain executive officers and their spouses with travel privileges on certain airline partners. There is a small per-trip ticketing fee incurred by FedEx in connection with these privileges. FedEx reimburses an executive officer for taxes relating to imputed income for business-related travel.

Supplemental disability benefits: FedEx provides executive officers with supplemental short-term disability (100% of base salary for 28 weeks) and supplemental long-term disability benefits. Both benefit programs are self-funded (i.e., no premiums are paid to a third-party insurer) and thus there is no incremental cost to FedEx to provide these benefits.

Digital security protection services: Beginning in fiscal 2025, FedEx provides optional digital security monitoring and protection services to executive officers, which services are provided through a third-party vendor.

In addition, during fiscal 2024, certain payments were made with respect to Mr. Dietrich’s relocation following his hire, and during fiscal 2026, certain payments were made with respect to Mr. Talwar’s relocation following his hire.
The following table shows the amounts (the aggregate incremental cost to FedEx) included in the perquisites and other personal benefits column in the table above for each such item:
NAME	YEAR	PERSONAL USE OF CORPORATE AIRCRAFT ($)(a)	SECURITY SERVICES AND EQUIPMENT ($)	TAX RETURN PREPARATION SERVICES ($)	FINANCIAL COUNSELING SERVICES ($)	UMBRELLA INSURANCE PREMIUMS ($)	DIGITAL SECURITY MONITORING AND PROTECTION SERVICES ($)	OTHER ($)(b)	TOTAL ($)
R. Subramaniam	2026	23,646	6,717	5,600	3,500	9,045	4,000	—	52,508
	2025	63,407	34,568	11,100	—	7,215	3,600	3,004	122,894
	2024	38,112	110,873	4,900	5,489	4,755	3,600	24	167,753
J.W. Dietrich	2026	45,695	18,806	8,385	45,394	9,045	—	2,620	129,945
	2025	33,889	19,491	—	12,000	7,215	—	—	72,595
	2024	44,232	23,030	—	—	4,008	—	75,767	147,037
V. Talwar	2026	—	21,346	—	—	7,162	4,000	102,883	135,391
B.A. Carere	2026	122,465	17,442	6,499	500	9,045	4,000	6,532	166,483
	2025	102,686	18,002	2,095	375	7,215	—	—	130,373
T.B. Brightman	2026	—	844	1,000	9,870	9,045	4,000	—	24,759
S. Krishnasamy	2026	—	18,198	—	350	9,045	4,000	—	31,593
	2025	—	92,456	1,055	350	7,215	3,600	—	104,676
	2024	—	43,534	2,825	970	4,755	—	515	52,599

(a)
The amounts shown include the following amounts for use of corporate aircraft to attend board or stockholder meetings of outside companies or organizations for which the following named executive officers served as directors for fiscal 2026: Mr. Subramaniam — $23,646, Mr. Dietrich — $45,695, and Ms. Carere — $122,465; for fiscal 2025: Mr. Subramaniam — $63,407, Mr. Dietrich — $33,889, and Ms. Carere — $102,686; and fiscal 2024: Mr. Subramaniam — $38,112.

(b)
The fiscal 2024 amount for Mr. Dietrich and the fiscal 2026 amount for Mr. Talwar, respectively, are for relocation expenses. Other amounts shown include physical examinations and/or ticketing fees for airline travel privileges.

2026 Proxy Statement	73

Executive Compensation – Summary Compensation Table
The following table shows the tax payments relating to the items listed, which are included in the table:
NAME	YEAR	RESTRICTED STOCK ($)	BUSINESS-RELATED USE OF CORPORATE AND COMMERCIAL AIRCRAFT ($)	OTHER* ($)	TOTAL ($)
R. Subramaniam	2026	2,463,612	16,788	—	2,480,400
	2025	1,461,128	17,405	—	1,478,533
	2024	1,461,022	10,082	—	1,471,104
J.W. Dietrich	2026	918,977	13,563	—	932,540
	2025	629,636	9,677	—	639,313
	2024	638,019	11,381	41,509	690,909
V. Talwar	2026	1,326,197	—	59,825	1,386,022
B.A. Carere	2026	881,354	5,545	—	886,899
	2025	629,257	1,939	—	631,196
T.B. Brightman	2026	881,354	—	—	881,354
S. Krishnasamy	2026	881,354	—	—	881,354
	2025	747,364	—	—	747,364
	2024	747,207	—	—	747,207

*
The 2024 amount for Mr. Dietrich is tax reimbursement payments for expenses related to Mr. Dietrich’s relocation. The 2026 amount for Mr. Talwar is tax reimbursement payments for expenses related to Mr. Talwar’s relocation.

(6)
Mr. Dietrich joined FedEx as Executive Vice President and Chief Financial Officer-Elect effective July 17, 2023, and was appointed Executive Vice President and Chief Financial Officer effective August 1, 2023. Mr. Dietrich ceased to be Executive Vice President and Chief Financial Officer effective June 1, 2026, and separated from FedEx on July 31, 2026. See “Potential Payments upon Termination or Change of Control — Separation and Release Agreement — John W. Dietrich” for additional information.

(7)
Mr. Talwar joined FedEx as Executive Vice President and Chief Digital and Information Officer and President, Dataworks, effective August 15, 2025, and was not a named executive officer in fiscal 2024 or fiscal 2025. Accordingly, the table includes his compensation only for fiscal 2026.

(8)
Ms. Carere was not a named executive officer in fiscal 2024, and Ms. Brightman was not a named executive office in fiscal 2024 or fiscal 2025. Accordingly, the table includes compensation for Ms. Carere only for fiscal 2025 and fiscal 2026, and for Ms. Brightman only for fiscal 2026.

(9)
Mr. Krishnasamy ceased to be Executive Vice President and Chief Digital and Information Officer effective July 17, 2025, and separated from FedEx on October 31, 2025. See “Potential Payments upon Termination or Change of Control — Separation and Release Agreement — Sriram Krishnasamy” for additional information.

74

Executive Compensation – Grants of Plan-Based Awards During Fiscal 2026
Grants of Plan-Based Awards During Fiscal 2026
The following table sets forth information regarding grants of plan-based awards made to the named executive officers during the fiscal year ended May 31, 2026:
				ESTIMATED FUTURE PAYOUTS UNDER EQUITY AND NON-EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)(1)	CLOSING PRICE ON GRANT DATE ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(2)
NAME	TYPE OF PLAN/AWARD	GRANT DATE	APPROVAL DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)
R. Subramaniam	Restricted Stock(3)	06/26/2025	06/09/2025				17,680				3,943,701
	Stock Option(4)	06/26/2025	06/09/2025					49,865	223.06	221.07	3,715,060
	PSU(5)	09/29/2025	09/29/2025	696,875	2,787,500	4,181,250					2,787,500
	FY26 AIC(6)			—	3,100,000	3,487,500
	FY26-FY28 LTI(7)			504,375	8,070,000	16,140,000
J.W. Dietrich	Restricted Stock(3)	06/26/2025	06/08/2025				6,595				1,471,081
	Stock Option(4)	06/26/2025	06/08/2025					20,135	223.06	221.07	1,500,105
	PSU(5)	09/29/2025	09/29/2025	206,250	825,000	1,237,500					825,000
	FY26 AIC(6)			—	1,193,360	1,302,254
	FY26-FY28 LTI(7)(8)			125,000	2,000,000	4,000,000
V. Talwar	Restricted Stock(3)	09/22/2025	09/22/2025				5,315				1,213,016
	Restricted Stock(9)	09/22/2025	09/22/2025				3,987				909,933
	Stock Option(4)	09/22/2025	09/22/2025					15,704	228.225	230.12	1,200,039
	PSU(5)	09/29/2025	09/29/2025	206,250	825,000	1,237,500					825,000
	FY26 AIC(6)			—	859,091	966,477
	FY26-FY28 LTI(7)(10)			103,299	1,652,778	3,305,556
B.A. Carere	Restricted Stock(3)	06/26/2025	06/08/2025				6,325				1,410,855
	Stock Option(4)	06/26/2025	06/08/2025					16,105	223.06	221.07	1,199,861
	PSU(5)	09/29/2025	09/29/2025	206,250	825,000	1,237,500					825,000
	FY26 AIC(6)			—	1,055,197	1,187,097
	FY26-FY28 LTI(7)			109,375	1,750,000	3,500,000
T. Brightman	Restricted Stock(3)	06/26/2025	06/08/2025				6,325				1,410,855
	Stock Option(4)	06/26/2025	06/08/2025					16,105	223.06	221.07	1,199,861
	PSU(5)	09/29/2025	09/29/2025	206,250	825,000	1,237,500					825,000
	FY26 AIC(6)			—	851,994	958,493
	FY26-FY28 LTI(7)			109,375	1,750,000	3,500,000
S. Krishnasamy	Restricted Stock(3)	06/26/2025	06/08/2025				6,325				1,410,855
	Stock Option(4)	06/26/2025	06/08/2025					16,105	223.06	221.07	1,199,861
	FY26 AIC(11)			—	—	—
	FY26-FY28 LTI(7)(11)			109,375	1,750,000	3,500,000
(1)
The exercise price of the options is the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the NYSE) on the grant date.

(2)
Represents the grant date fair value of each equity-based award, computed in accordance with FASB ASC Topic 718. See note 2 to the Summary Compensation Table for information regarding the assumptions used in the calculation of these amounts.

(3)
Shares of restricted stock awarded to the named executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. Holders of restricted stock are entitled to vote such shares and receive any dividends paid on FedEx common stock. FedEx paid the taxes resulting from a restricted stock award on behalf of the recipient (these tax payments are included in the “All Other Compensation” column in the Summary Compensation Table). See “— Compensation Discussion and Analysis — Compensation Components — Long-Term Equity Incentives — Stock Options and Restricted Stock” for further discussion of restricted stock awards. The restricted stock award amounts shown include the restricted stock awarded pursuant to the annual officer grants and the Equity Incentive Industry Leadership Program. For Mr. Talwar, the target value of his fiscal 2026 restricted stock award was $1,500,000, prorated based on his start date (August 15, 2025).

(4)
Stock options granted to the named executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. The options may not be transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. For Mr. Talwar, the target value of his FY26 stock option award was $1,200,000 prorated based on his start date (August 15, 2025). See “— Compensation Discussion and Analysis — Compensation Components — Long-Term Equity Incentives — Stock Options and Restricted Stock” above for further discussion of stock option awards.

2026 Proxy Statement	75

Executive Compensation – Grants of Plan-Based Awards During Fiscal 2026
(5)
In June 2025, the Board of Directors, upon the recommendation of the Compensation & HR Committee, established the Equity Incentive Industry Leadership Program, comprised of restricted stock (50%) and PSUs (50%). The PSUs have a 3-year cliff vesting, provided achievement of the performance metric. The target number of shares, provided achievement of the performance metric, for Mr. Subramaniam is 11,768 shares, and for all other executives, except Mr. Krishnasamy, is 3,483 shares. See “— Compensation Discussion and Analysis — Compensation Components — Long-Term Equity Incentives — Equity Incentive Industry Leadership Program” above for further discussion of the Program and performance metric. Mr. Dietrich’s PSUs were forfeited upon his separation from FedEx effective July 31, 2026.

(6)
In September 2025, the Board of Directors, upon the recommendation of the Compensation & HR Committee, established this AIC cash compensation plan, which provided a cash payment opportunity at the conclusion of fiscal 2026. Payment amounts were based upon the achievement of company financial-performance goals for fiscal 2026 and, for Messrs. Dietrich and Talwar and Mses. Carere and Brightman, the achievement of individual performance objectives. The target opportunity for Mr. Talwar’s AIC cash plan was 120% of his eligible earnings in FY2026. See “— Compensation Discussion and Analysis — Compensation Components — AIC Program” above for further discussion of this plan.

(7)
The Board of Directors, upon the recommendation of the Compensation & HR Committee, established this long-term performance cash compensation plan in June 2025. The plan provides a long-term cash payment opportunity to the named executive officers at the conclusion of fiscal 2028 if FedEx achieves (a) an aggregate EPS goal established by the Board with respect to the three-fiscal-year period 2026 through 2028 (50% of the total payout opportunity), (b) an average ROIC growth goal over the three-fiscal-year period 2026 through 2028 (25% of the total payout opportunity), and (c) a relative TSR performance goal with respect to the three-fiscal-year period 2026 through 2028 (25% of the total payout opportunity). The achievement of the EPS, ROIC, and relative TSR goals have been determined for the fiscal period 2026 based on actual performance, and achievement of the EPS, ROIC, and relative TSR goals for the fiscal periods 2027 and 2028 will be based on assumed achievement at target performance. The payouts will be made after May 31, 2028. In the event of executive’s termination for retirement, death, or permanent disability, partial payouts under FY26-FY28 LTI plan will be based on the portion of the three-fiscal-year periods during which the executive was employed; an executive’s termination for any other reason prior to the FY26-FY28 LTI plan end date will not receive any payout. See “— Compensation Discussion and Analysis — Compensation Components — LTI Program” above for further discussion of this plan.

(8)
Mr. Dietrich, who separated from the Company effective July 31, 2026, is eligible for payouts under the FY26-FY28 LTI plan based on the portion of the applicable three-fiscal-year period during which he was employed. See “Potential Payments upon Termination or Change of Control — Separation and Release Agreement with John W. Dietrich” below for further discussion of Mr. Dietrich’s separation and release agreement.

(9)
Mr. Talwar’s new hire restricted stock award vests over three years (50% the first anniversary of grant, 25% the second anniversary of grant, and 25% the third anniversary of grant).

(10)
Mr. Talwar joined FedEx as Executive Vice President and Chief Digital and Information Officer and President, Dataworks, effective August 15, 2025. The target value for his FY26-FY28 LTI cash plan award was prorated based on his start date.

(11)
Mr. Krishnasamy, who separated from FedEx effective October 31, 2025, did not participate in the fiscal 2026 AIC plan and is not eligible to receive a payout under the FY26-FY28 LTI plan.

76

Executive Compensation – Outstanding Equity Awards at End of Fiscal 2026
Outstanding Equity Awards at End of Fiscal 2026
The following table sets forth for each named executive officer certain information about unexercised stock options and unvested shares of restricted stock held at the end of the fiscal year ended May 31, 2026:
	OPTION AWARDS				STOCK AWARDS		PERFORMANCE UNITS
	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(a)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(b)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	VALUE OF UNITS OF STOCK THAT HAVE NOT VESTED
NAME	EXERCISABLE	UNEXERCISABLE(a)
R. Subramaniam	163	—	173.0200	01/28/2029
	45,570	—	161.8500	06/10/2029
	75,600	—	130.9600	06/15/2030
	18,210	—	294.6050	06/14/2031
	41,940	13,980(1)	226.9450	06/30/2032
	23,925	23,926(2)	229.5950	06/22/2033
	8,621	25,864(3)	292.1300	06/27/2034
	—	49,865(4)	223.0600	06/26/2035
					30,846(5)	12,700,841
							11,871(6)	4,887,884
J.W. Dietrich	8,344	8,344(7)	259.8500	07/19/2033
	3,483	10,450(8)	292.1300	06/27/2034
	—	20,135(9)	223.0600	06/26/2035
					10,955(10)	4,510,721
							3,513(11)	1,446,478
V. Talwar	—	15,704(12)	228.2250	09/22/2035
					9,302(13)	3,830,099
							3,513(14)	1,446,478
B.A. Carere	3,820	—	261.7800	06/11/2028
	773	—	173.0200	01/28/2029
	14,530	—	161.8500	06/10/2029
	18,540	—	130.9600	06/15/2030
	6,805	—	294.6050	06/14/2031
	9,600	3,200(15)	226.9450	06/30/2032
	7,719	7,719(16)	229.5950	06/22/2033
	2,781	8,345(17)	292.1300	06/27/2034
	—	16,105(18)	223.0600	06/26/2035
					11,530(19)	4,747,478
							3,513(20)	1,446,478
T.B. Brightman	3,420	—	161.8500	06/10/2029
	2,790	—	130.9600	06/15/2030
	890	445	226.9450	06/30/2032
	47	16(21)	171.7000	12/22/2032
	—	7,719(22)	229.5950	06/22/2033
	—	8,345(23)	292.1300	06/27/2034
	—	16,105(24)	223.0600	06/26/2035
					11,052(25)	4,550,661
							3,513(26)	1,446,478
S. Krishnasamy	—	—	—	—	—	—

2026 Proxy Statement	77

Executive Compensation – Outstanding Equity Awards at End of Fiscal 2026
(a)
The following table sets forth the vesting dates of the options and restricted stock included in these columns:

		DATE	NUMBER			DATE	NUMBER
R. Subramaniam	(1)	6/30/2026	13,980	J.W. Dietrich	(7)	7/19/2026	4,172
	(2)	6/22/2026	11,963			7/19/2027	4,172
		6/22/2027	11,963		(8)	6/27/2026	3,483
	(3)	6/27/2026	8,621			6/27/2027	3,483
		6/27/2027	8,621			6/27/2028	3,484
		6/27/2028	8,622		(9)	6/26/2026	5,033
	(4)	6/26/2026	12,466			6/26/2027	5,034
		6/26/2027	12,466			6/26/2028	5,034
		6/26/2028	12,466			6/26/2029	5,034
		6/26/2029	12,467		(10)	6/26/2026	1,648
	(5)	6/22/2026	2,452			6/27/2026	831
		6/26/2026	4,420			7/19/2026	934
		6/27/2026	1,927			6/26/2027	1,649
		6/30/2026	2,480			6/27/2027	830
		6/22/2027	2,452			7/19/2027	934
		6/26/2027	4,420			6/26/2028	1,649
		6/27/2027	1,927			6/27/2028	831
		6/26/2028	4,420			6/26/2029	1,649
		6/27/2028	1,928		(11)	12/31/2028	3,513*
		6/26/2029	4,420
	(6)	12/31/2028	11,871*

78

Executive Compensation – Outstanding Equity Awards at End of Fiscal 2026
		DATE	NUMBER			DATE	NUMBER
V. Talwar	(12)	9/22/2026	3,926	B.A. Carere	(15)	6/30/2026	3,200
		9/22/2027	3,926		(16)	6/22/2026	3,859
		9/22/2028	3,926			6/22/2027	3,860
		9/22/2029	3,926		(17)	6/27/2026	2,782
	(13)	9/22/2026	3,653			6/27/2027	2,781
		9/22/2027	2,326			6/27/2028	2,782
		9/22/2028	2,326*		(18)	6/26/2026	4,026
		9/22/2029	997			6/26/2027	4,026
	(14)	12/31/2028	3,513*			6/26/2028	4,026
						6/26/2029	4,027
					(19)	6/22/2026	990
						6/26/2026	1,581
						6/27/2026	830
						6/30/2026	735
						6/22/2027	990
						6/26/2027	1,581
						6/27/2027	830
						6/26/2028	1,581
						6/27/2028	830
						6/26/2029	1,582
					(20)	12/31/2028	3,513*

2026 Proxy Statement	79

Executive Compensation – Outstanding Equity Awards at End of Fiscal 2026
		DATE	NUMBER		DATE	NUMBER
T.B. Brightman	(21)	6/30/2026	3,389	S. Krishnasamy	—	—
	(22)	6/22/2026	3,859
		6/22/2027	3,860
	(23)	6/27/2026	2,782
		6/27/2027	2,781
		6/27/2028	2,782
	(24)	6/26/2026	4,026
		6/26/2027	4,026
		6/26/2028	4,026
		6/26/2029	4,027
	(25)	6/22/2026	990
		6/26/2026	1,581
		6/27/2026	882
		6/30/2026	802
		6/22/2027	990
		6/26/2027	1,581
		6/27/2027	882
		6/26/2028	1,581
		6/27/2028	882
		6/26/2029	1,582
	(26)	12/31/2028	3,513*

*
Represents target performance stock unit award and accumulated dividend equivalent units. Dividend equivalent units (“DEUs”) accumulated through May 31, 2026, are as follows: Mr. Subramaniam — 103 DEUs, and Messrs. Dietrich, Smith, and Talwar and Ms. Carere — 30 DEUs.

(b)
Computed by multiplying the closing market price of FedEx’s common stock on May 29, 2026, the last trading day of fiscal 2026 (which was $411.75), by the number of shares.

(c)
Reflects the target amount, plus any accrued DEU’s, that may be earned upon achievement of the performance criteria for the PSUs granted on September 29, 2025. The PSUs vest on December 31, 2028, subject to continued service and achievement of the performance criteria.

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Executive Compensation – Option Exercises and Stock Vested During Fiscal 2026
Option Exercises and Stock Vested During Fiscal 2026
The following table sets forth for each named executive officer certain information about stock options that were exercised and restricted stock that vested during the fiscal year ended May 31, 2026:
	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)
R. Subramaniam	34,530	6,307,069	7,753	1,755,698
J.W. Dietrich	—	—	1,764	399,655
V. Talwar	—	—	—	—
B.A. Carere	—	—	3,042	687,828
T.B. Brightman	11,865	1,326,570	2,076	469,503
S. Krishnasamy	75,864	3,237,679	16,030	3,948,378

(1)
If the shares were sold immediately upon exercise, the value realized on exercise of the option is the difference between the actual sales price and the exercise price of the option. Otherwise, the value realized is the difference between the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the NYSE) on the date of exercise and the exercise price of the option.

(2)
Represents the fair market value of the shares on the vesting date.

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Executive Compensation – Fiscal 2026 Pension Benefits
Fiscal 2026 Pension Benefits
The following table sets forth for each named executive officer the present value of accumulated benefits on May 31, 2026, under FedEx’s defined benefit pension plans. For information regarding benefits triggered by retirement under our stock option and restricted stock plans, see “— Potential Payments Upon Termination or Change of Control” below.
NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)(1)	PAYMENTS DURING FISCAL 2026 ($)
R. Subramaniam	FedEx Corporation Employees’ Pension Plan	35	1,591,858	—
	FedEx Corporation Retirement Parity Pension Plan	35	4,116,588	—
J.W. Dietrich(2)	FedEx Corporation Employees’ Pension Plan	3	—	—
	FedEx Corporation Retirement Parity Pension Plan	3	300,077	—
V. Talwar(3)	FedEx Corporation Employees’ Pension Plan	—	—	—
	FedEx Corporation Retirement Parity Pension Plan	—	—	—
B.A. Carere	FedEx Corporation Employees’ Pension Plan	12	174,585	—
	FedEx Corporation Retirement Parity Pension Plan	12	414,679	—
T.B. Brightman	FedEx Corporation Employees’ Pension Plan	4	—	—
	FedEx Corporation Retirement Parity Pension Plan	4	142,199	—
S. Krishnasamy(4)	FedEx Corporation Employees’ Pension Plan	8	140,681	—
	FedEx Corporation Retirement Parity Pension Plan	8	—	316,319
	Federal Express Belgian Pension Plan	n/a	9,800	—

(1)
These amounts were determined using assumptions (e.g., for interest rates and mortality rates) consistent with those used in the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2026. The benefits are expressed as lump sum amounts, even though the benefits using the traditional pension benefit formula under the Pension Plan (as defined below) are generally not payable as a lump sum distribution (only $5,000 or less may be distributed as a lump sum under the traditional pension benefit formula under the Pension Plan). The benefits using the Portable Pension Account formula (discussed below) under the Pension Plan may be paid as a lump sum.

The present value of the Pension Plan traditional pension benefit is equal to the single life annuity payable at the normal retirement date (age 60), or June 1, 2026 if the officer is past normal retirement age, converted based on an interest rate of 5.763% and Oliver Wyman’s 2024 mortality tables based on the U.S. longevity model with MP-2021 mortality improvement scale, discounted to May 31, 2026 using an interest rate of 5.763%. The present value of the Parity Plan (as defined below) traditional pension benefit is equal to the single life annuity payable at the normal retirement age (age 60), or June 1, 2026 if the officer is past normal retirement age, converted based on an interest rate of 4.91% for lump sums paid through May 31, 2027, 4.36% for lump sums paid through May 31, 2028, and 3.80% for lump sums paid on and after June 1, 2028, and the 1994 Group Annuity Reserving Table, discounted to May 31, 2026 using an interest rate of 5.763%. The present value of the Portable Pension Account as of May 31, 2026 is equal to the officer’s account balance on May 31, 2026, projected to the normal retirement date, if applicable, based on an interest rate of 1.17250% credited quarterly during fiscal 2026 and 1% credited quarterly thereafter and discounted to May 31, 2026, using an interest rate of 5.763%.
(2)
Mr. Dietrich was not eligible to participate in the Pension Plan and did not participate in the Parity Plan until August 1, 2024.

(3)
Mr. Talwar did not participate in the Pension Plan or the Parity Plan.

(4)
Mr. Krishnasamy participated in the Federal Express Belgian Pension Plan in connection with prior overseas service.

Overview of Pension Plans
FedEx maintains a tax-qualified, defined benefit pension plan called the FedEx Corporation Employees’ Pension Plan (the “Pension Plan”). For fiscal 2026, the maximum compensation limit under a tax-qualified pension plan was $350,000. The Internal Revenue Code also limits the maximum annual benefits that may be accrued under a tax-qualified, defined benefit pension plan. In order to provide 100% of the benefits that would otherwise be denied to certain management-level participants in the Pension Plan due to these limitations, FedEx also maintains a supplemental, non-tax-qualified plan called the FedEx Corporation Retirement Parity Pension Plan (the “Parity Plan”). Benefits under the Parity Plan are general, unsecured obligations of FedEx.
Effective May 31, 2003, FedEx amended the Pension Plan and the Parity Plan to add a cash balance feature, which is called the Portable Pension Account. Eligible employees as of May 31, 2003 had the option to make a one-time election to accrue future pension benefits under either the cash balance formula or the traditional pension benefit formula. In either case, employees retained all benefits previously accrued under the traditional pension benefit formula and continued to receive the benefit of future compensation increases on benefits accrued as of May 31, 2003. Eligible employees hired after May 31, 2003 accrue benefits exclusively under the Portable Pension Account.
Beginning June 1, 2008, eligible employees who participate in the Pension Plan and the Parity Plan, including the named executive officers, accrue all future pension benefits under the Portable Pension Account. In addition, benefits previously accrued under the Pension Plan and the Parity Plan using the traditional pension benefit formula were capped as of May 31, 2008, and those

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benefits will be payable beginning at retirement. Effective June 1, 2008, each participant in the Pension Plan and the Parity Plan who was age 40 or older on that date and who had an accrued traditional pension benefit was eligible to receive a transition compensation credit, as described in more detail below.
Effective January 1, 2020, FedEx amended and restated the Pension Plan to close the Pension Plan to employees hired on or after January 1, 2020. In 2021, eligible employees hired prior to January 1, 2020 were given a one-time option to (a) continue receiving pension compensation credits under the existing Portable Pension Account formula and remain in the FedEx Corporation Retirement Savings Plan (the “401(k) Plan”) with its existing matching company contribution of up to 3.5% of eligible earnings or (b) effective January 1, 2022, cease receiving compensation credits under the Pension Plan and move to a new 401(k) plan (the “New 401(k) Plan”) with a higher match (as described below). Employees hired on or after January 1, 2020 were automatically moved to the New 401(k) Plan effective January 1, 2022. The Parity Plan will continue to be open to all new officers and managing/staff directors, but the benefits provided under the plan will mirror the benefits provided by the Pension Plan and the 401(k) Plan.
The named executive officers also participate in the 401(k) Plan. The annual matching company contribution under the 401(k) Plan is a maximum of 3.5% of eligible earnings. Effective January 1, 2022, the annual matching contribution under the 401(k) Plan for employees hired on or after January 1, 2020 or eligible employees who chose the New 401(k) Plan option increased to a maximum of 8.0% of eligible earnings.
In order to provide 100% of the benefits that would otherwise be limited due to certain limitations imposed by United States tax laws, Parity Plan participants, including the named executive officers, receive additional Portable Pension Account compensation credits equal to 3.5% of any eligible earnings above the maximum compensation limit for tax-qualified plans (or 8.0% after January 1, 2022 for eligible employees who elect to participate in the New 401(k) Plan or who were hired on or after January 1, 2020).
Normal retirement age for the majority of participants, including the named executive officers, under the Pension Plan and the Parity Plan is age 60. However, for benefits accrued after January 31, 2016, the normal retirement age is age 62. The traditional pension benefit under the Pension Plan for a participant who retires between the ages of 55 and 60 will be reduced by 3% for each year the participant receives his or her benefit prior to age 60.
Traditional Pension Benefit
Under the traditional pension benefit formula, the Pension Plan and the Parity Plan provide 2% of the average of the five calendar years (three calendar years for the Parity Plan) of highest earnings during employment multiplied by years of credited service for benefit accrual up to 25 years. Eligible compensation for the traditional pension benefit under the Pension Plan and the Parity Plan generally included salary and annual incentive compensation.
Each named executive officer’s capped accrued traditional pension benefit was calculated using his or her years of credited service as of either May 31, 2003 or May 31, 2008, depending on whether he or she chose to accrue future benefits under the cash balance formula or the traditional pension benefit formula in 2003, and his or her eligible earnings history as of May 31, 2008.
Portable Pension Account
The benefit under the Portable Pension Account is expressed as a notional cash balance account. For each plan year in which a participant is credited with a year of service, compensation credits are added based on the participant’s age and years of service as of the end of the prior plan year and the participant’s eligible compensation for the prior calendar year based on the following table:
AGE + SERVICE ON MAY 31	COMPENSATION CREDIT
Less than 55	5%
55 – 64	6%
65 – 74	7%
75 or over	8%
On May 31, 2026, the sum of age plus years of service for the named executive officers was as follows: Mr. Subramaniam —  93; Ms. Carere — 58; Ms. Brightman — 65; and Mr. Krishnasamy — 61. Mr. Dietrich was not eligible for Portable Pension Account compensation credits on account of his date of hire. Eligible compensation under the Portable Pension Account feature includes salary, annual incentive compensation, and promotional and certain other bonuses (but does not include long-term incentive compensation).
Transition compensation credits are an additional compensation credit percentage to be granted to participants in the Pension Plan and the Parity Plan who were age 40 or older on June 1, 2008, and who have an accrued benefit under the traditional pension benefit formula. For each plan year in which an eligible participant is credited with a year of service, transition compensation

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Executive Compensation – Fiscal 2026 Pension Benefits
credits will be added based on the participant’s age and years of service as of the end of the prior plan year and the participant’s eligible compensation for the prior calendar year based on the following table:
AGE + SERVICE ON MAY 31	TRANSITION COMPENSATION CREDIT*
Less than 55	2%
55 – 64	3%
65 – 74	4%
75 or over	5%

*
For years of credited service over 25, transition compensation credits are 2% per year.

An eligible participant will receive transition compensation credits for five years (through May 31, 2013) or until he or she has 25 years of credited service, whichever is longer. For participants with 25 or more years of service, transition compensation credits are 2% per year and ceased as of May 31, 2013. An eligible participant’s first transition compensation credit was added to his or her Portable Pension Account as of May 31, 2009.
Interest credits are added to a participant’s Portable Pension Account benefit as of the end of each fiscal quarter (August 31, November 30, February 28, and May 31) after a participant accrues his or her first compensation credit. The May 31 interest credit is added prior to the May 31 compensation credit or transition compensation credit (or additional compensation credit under the Parity Plan). Interest credits are based on the Portable Pension Account notional balance and a quarterly interest-crediting factor, which is equal to the greater of  (a) 1/4 of the one-year Treasury constant maturities rate for April of the preceding plan year plus 0.25% and (b) 1% (1/4 of 4%). Interest credits will continue to be added until the last day of the month before plan benefits are distributed. The quarterly interest-crediting factor for each of the plan years ended May 31, 2026, 2025, and 2024 was 1%.
Distribution
Upon a participant’s retirement, the vested traditional pension benefit under the Pension Plan is payable as a monthly annuity. Upon a participant’s retirement or other termination of employment, an amount equal to the vested Portable Pension Account notional balance under the Pension Plan is payable to the participant in the form of a lump-sum payment or an annuity.
All Parity Plan benefits are paid as a single lump-sum distribution as follows:
For the portion of the benefit accrued under the Portable Pension Account formula, or the benefit accrued by eligible employees who elected to participate in the New 401(k) Plan or who were hired on or after January 1, 2020, the lump-sum benefit will be paid six months following the date of the participant’s termination of employment; and

For the portion of the benefit accrued under the traditional pension benefit formula, the lump-sum benefit will be paid the later of the date the participant turns age 55 or six months following the date of the participant’s termination of employment.

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Nonqualified Deferred Compensation
Prior to November 2022, Ms. Brightman was an officer of FedEx Office and Print Services, Inc. and participated in the FedEx Office Supplemental Executive Retirement Plan (“FedEx Office SERP”). Ms. Brightman has not made any contributions to the FedEx Office SERP since January 1, 2022, but accrues interest credits on balances in the plan.
NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)	AGGREGATE EARNINGS IN LAST FY(1) ($)	PAYMENTS DURING FY26 ($)	AGGREGATE BALANCE AT LAST FYE ($)
T.B. Brightman	—	—	12,160	—	296,773

(1)
None of these earnings are required to be included in the Summary Compensation Table because above-market or preferable earnings are not available.

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Executive Compensation – Potential Payments Upon Termination or Change of Control
Potential Payments Upon Termination or Change of Control
This section provides information regarding payments and benefits to the named executive officers that would be triggered by termination of the officer’s employment (including resignation or voluntary termination; severance or involuntary termination; and retirement) or a change of control of FedEx during fiscal 2026.
Benefits Triggered by Voluntary or Involuntary Separation
Each of the named executive officers is an at-will employee and, as such, does not have an employment contract governing the terms of their current employment. In addition, if the officer’s employment terminates for any reason other than death or permanent disability, any unvested stock options are automatically terminated. If the officer’s employment terminates for any reason other than retirement, death, or permanent disability, any unvested shares of restricted stock are automatically forfeited. Accordingly, during fiscal 2026 there were no payments or benefits that are triggered by any termination event (including resignation and severance) other than retirement, death, or permanent disability, or in connection with a change of control of FedEx.
Under our policy on limitation of severance benefits, we will not pay or enter into any new agreement with an executive officer that provides for severance benefits in connection with the executive officer’s voluntary or involuntary termination (unless due to death or permanent disability or in connection with a change of control) in an amount that exceeds 2.99 times the sum of the executive officer’s base salary and target AIC payout for the year of termination (with the value of any unvested equity awards that accelerate on the applicable termination of employment event calculated according to Section 280G) unless approved or ratified by stockholders. We also amended our 2019 Plan to provide that if the value of any unvested equity awards that accelerate in connection with a change of control of FedEx triggers an excise tax under Section 4999 of the Internal Revenue Code, then the amount of the individual’s awards eligible to accelerate will be reduced, to the extent possible, to one dollar ($1) less than three times the individual’s Section 280G “base amount.” See “Compensation Discussion and Analysis — Post-Employment Compensation — Limitation on Severance Benefits.”
Benefits Triggered by Retirement, Death, or Permanent Disability
Retirement
When an employee retires, under the terms of the 2019 Plan:
If retirement occurs at or after age 60, all restrictions applicable to the restricted stock held by the employee lapse on the date of retirement (unless otherwise provided in the applicable award agreement);

If retirement occurs at or after age 55, but before age 60 (unless otherwise provided in the applicable award agreement), the restrictions applicable to restricted stock held by the employee continue until the earlier of the specified expiration of the restriction period, the employee’s permanent disability, or the employee’s death; and

All of the employee’s unvested stock options terminate.

For information regarding retirement benefits under our pension plans, see “— Fiscal 2026 Pension Benefits” above.
Death or Permanent Disability
When an employee dies or becomes permanently disabled, under the terms of the 2019 Plan:
All restrictions applicable to the restricted stock held by the employee immediately lapse; and

All of the employee’s unvested stock options immediately vest.

In addition, FedEx provides each named executive officer with:
$1,500,000 of group term life insurance coverage;

$500,000 of business travel accident insurance coverage for death or certain injuries suffered as a result of an accident while traveling on company business; and

A supplemental long-term disability program, with a monthly benefit equal to 60% of the officer’s basic monthly earnings (provided the officer continues to meet the definition of disability, these benefits generally continue until age 65).

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Benefits Triggered by Change of Control or Termination after Change of Control
Stock Option and Restricted Stock Plans
Each of our 2010 Omnibus Stock Incentive Plan, as amended, and the 2019 Plan (together, the “Stock Incentive Plans”) provides that, in the event of a “change of control” (as defined in the Stock Incentive Plans), each holder of an unexpired option has the right to exercise such option without regard to the date such option would first be exercisable. The Stock Incentive Plans also provide that, in the event of a “change of control,” depending on the change of control event, either (i) the restricted stock will be canceled and FedEx will make a cash payment to each holder in an amount equal to the product of the highest price per share received by the holders of FedEx’s common stock in connection with the change of control multiplied by the number of shares of restricted stock held or (ii) the restrictions applicable to any such shares will immediately lapse.
Under the Stock Incentive Plans, our Compensation & HR Committee may exercise its discretion to provide for a treatment different than described above with respect to any particular stock option or restricted stock award, as set forth in the related award agreement. To date, such discretion has not been exercised.
Our 2019 Plan provides that, if the value of any award holder’s unvested awards that accelerate in connection with a change of control would give rise to adverse tax consequences under Section 4999 of the Internal Revenue Code, then the amount of the holder’s awards eligible to accelerate will automatically be reduced, to the extent possible, to one dollar ($1) less than the three times the participant’s “base amount” (as defined in Section 280G).
Management Retention Agreements
During fiscal 2026, each of FedEx’s executive officers, including the named executive officers, was party to an MRA. The purpose of the MRAs is to secure the executives’ continued services in the event of any threat or occurrence of a change of control (as defined in the MRAs; such term has the same meaning as used in FedEx’s equity compensation plans). Upon a change of control, each MRA immediately established a two-year employment agreement with the executive officer. In the event of a “qualifying termination,” the executive officer will receive a lump-sum cash payment equal to two times his or her base salary (the highest annual rate in effect during the twelve-month period prior to the date of termination) plus two times target annual incentive compensation. The payments will be made to the officer on the date that is six months after his or her date of termination (or, if earlier than the end of such six-month period, within 30 days following the date of the executive’s death). In addition, the executive officer will receive 18 months of continued coverage of medical, dental, and vision benefits. A “qualifying termination” is a termination of the executive’s employment by FedEx other than for cause, disability, or death or by the officer for “good reason” (principally relating to a material diminution in the officer’s authority, duties, or responsibilities or a material failure by FedEx to compensate the officer as provided in the MRA).
Executive Severance Plan
In July 2026, the Board of Directors, upon recommendation of the Compensation & HR Committee, approved the Executive Severance Plan, which will govern all future separations between FedEx and its executives occurring after July 20, 2026, including the named executive officers. This action was taken in response to and in consideration of stockholder feedback on executive severance payments for separation agreements and departures. The Executive Severance Plan replaces the MRAs. See “Compensation Discussion and Analysis — Post-Employment Compensation — Executive Severance Plan” on page 68 for additional information.
Separation and Release Agreements
John W. Dietrich
Effective June 1, 2026, John Dietrich stepped down as FedEx’s Executive Vice President, Chief Financial Officer and separated from the company on July 31, 2026 (the “separation date”). Mr. Dietrich’s separation from FedEx was a termination without cause. FedEx and Mr. Dietrich entered into a separation and release agreement (the “agreement”) on May 7, 2026, pursuant to which Mr. Dietrich received a cash payment of  $2,209,276 (equal to one times his current base salary and target bonus). Mr. Dietrich received his current base salary through the separation date. As of the effective date, Mr. Dietrich was no longer eligible for equity award grants, and the vesting and exercise rights of his stock options, restricted stock, and performance stock units were governed by the terms of the 2019 Plan. In accordance with the terms of FedEx’s FY25-FY27 and FY26-FY28 LTI plans, Mr. Dietrich is eligible to receive a prorated payout, if any, under the FY25-FY27 and FY26-FY28 LTI plans based on his former position as Executive Vice President and Chief Financial Officer and the portion of the applicable three-fiscal-year period during which he was employed, in accordance with the terms of those plans. FedEx has also agreed to pay the costs of transition services provided by a third party and to reimburse Mr. Dietrich for the costs of preparing and filing his 2026 income tax returns in accordance with FedEx’s generally applicable policies for reimbursing officers for such costs, provided that Mr. Dietrich submits such request for reimbursement in writing no later than May 31, 2027.

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Executive Compensation – Potential Payments Upon Termination or Change of Control
The agreement contains a general release of claims that Mr. Dietrich may have against FedEx and its subsidiaries and affiliated companies, and their respective affiliates and related parties. If, during the period ending two years following the separation date, FedEx discovers that Mr. Dietrich has breached any of his material obligations under the agreement, the company can seek repayment of the cash payment.
While Mr. Dietrich’s separation was not governed by the Executive Severance Plan, the amounts received by Mr. Dietrich are the same as those he would have received under the plan for a “qualifying termination.” The amounts received by Mr. Dietrich under the agreement will comply with the limits set forth in our policy on limitation of severance benefits, which is described under “Compensation Discussion and Analysis — Post-Employment Compensation — Limitation on Severance Benefits.”
Sriram Krishnasamy
Effective July 17, 2025, Sriram Krishnasamy stepped down as FedEx’s Executive Vice President, Chief Digital and Information Officer and Chief Transformation Officer. Pursuant to a separation and release agreement (the “agreement”) between FedEx and Mr. Krishnasamy entered into on August 10, 2025, Mr. Krishnasamy served as an Executive Advisor reporting to FedEx’s President and Chief Executive Officer and separated from FedEx on October 31, 2025 (the “separation date”). In consideration for the terms of the agreement, including the non-compete and non-solicitation provisions and release of claims, Mr. Krishnasamy received a cash payment of  $3,272,711. As permitted by FedEx’s stock incentive plans, the Compensation & HR Committee approved the accelerated vesting of Mr. Krishnasamy’s outstanding equity awards to the separation date. In addition, FedEx agreed to reimburse Mr. Krishnasamy for the costs of preparing and filing his 2025 income tax returns in accordance with FedEx’s generally applicable policies for reimbursing officers for such costs, provided that Mr. Krishnasamy submits such request for reimbursement in writing no later than May 31, 2026. Mr. Krishnasamy was not eligible to receive any future annual incentive plan or long-term incentive plan payments, prorated or otherwise.
The agreement contains a general release of claims that Mr. Krishnasamy may have against FedEx and its subsidiaries and affiliated companies, and their respective affiliates and related parties. If, during the period ending two years following the separation date, FedEx discovers that Mr. Krishnasamy has breached any of his material obligations under the agreement, the company can seek repayment of the cash payment, accelerated restricted stock, and proceeds of any exercises of accelerated stock options, and immediately cancel any unexercised stock options.
The amounts received by Mr. Krishnasamy under the agreement (including the accelerated vesting of his restricted stock and stock options) complied with the limits set forth in our policy on limitation of severance benefits, which is described under “Compensation Discussion and Analysis — Post-Employment Compensation — Limitation on Severance Benefits.”
Quantification of Potential Payments Upon Termination or Change of Control
The following table and footnotes describe the potential payments to Messrs. Subramaniam and Talwar and Mses. Carere and Brightman upon termination of employment or a change of control of FedEx as of May 31, 2026. The amounts shown for Messrs. Dietrich and Krishnasamy show the amounts actually received by each upon their separation from FedEx on July 31, 2026, and October 31, 2025, respectively.
This table does not include:
Compensation or benefits previously earned by the named executive officers or equity awards that are fully vested;

The value of pension benefits that are disclosed under “Fiscal 2026 Pension Benefits” beginning on page 82; and

The value of any benefits provided on the same basis to substantially all other employees.

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Executive Compensation – Potential Payments Upon Termination or Change of Control
NAME	VOLUNTARY SEPARATION (NON-CIC)(1) ($)	INVOLUNTARY SEPARATION (NON-CIC)(1) ($)	RETIREMENT ($)(2)	DEATH ($)	PERMANENT DISABILITY ($)	CHANGE OF CONTROL (NO TERMINATION) ($)	CHANGE OF CONTROL AND QUALIFYING TERMINATION ($)
R. Subramaniam
Base Salary(3)	—	—	—	—	—	—	3,150,000
AIC(3)	—	—	—	—	—	—	6,300,000
Active LTI Plans	—	—	—	—	—	—	—
Restricted Stock(4)	—	—	12,700,841	12,700,841	12,700,841	12,700,841	12,700,841
Stock Options(4)	—	—	—	19,444,693	19,444,693	19,444,693	19,444,693
Health Benefits(3)	—	—	—	—	—	—	60,486
280G Cutback Amount(5)	—	—	—	—	—	—	—
TOTAL	—	—	12,700,841	32,145,534	32,145,534	32,145,534	41,656,020
J.W. Dietrich
Cash(6)	—	2,209,276	—	—	—	—	—
280G Cutback Amount(5)	—	—	—	—	—	—	—
TOTAL	—	2,209,276	—	—	—	—	—
V. Talwar
Base Salary(3)	—	—	—	—	—	—	1,800,000
AIC(3)	—	—	—	—	—	—	2,160,000
Active LTI Plans	—	—	—	—	—	—	—
Restricted Stock(4)	—	—	3,830,099	3,830,099	3,830,099	3,830,099	3,830,099
Stock Options(4)	—	—	—	2,882,077	2,882,077	2,882,077	2,882,077
Health Benefits(3)	—	—	—	—	—	—	43,596
280G Cutback Amount(5)	—	—	—	—	—	—	—
TOTAL	—	—	3,830,099	6,712,176	6,712,176	6,712,176	10,715,772
B.A. Carere
Base Salary(3)	—	—	—	—	—	—	1,775,904
AIC(3)	—	—	—	—	—	—	2,131,085
Active LTI Plans	—	—	—	—	—	—	—
Restricted Stock(4)	—	—	4,747,478	4,747,478	4,747,478	4,747,478	4,747,478
Stock Options(4)	—	—	—	6,034,512	6,034,512	6,034,512	6,034,512
Health Benefits(3)	—	—	—		—	—	41,597
280G Cutback Amount(5)	—	—	—	—	—	—	—
TOTAL	—	—	4,747,478	10,781,990	10,781,990	10,781,990	14,730,576

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Executive Compensation – Potential Payments Upon Termination or Change of Control
NAME	VOLUNTARY SEPARATION (NON-CIC)(1) ($)	INVOLUNTARY SEPARATION (NON-CIC)(1) ($)	RETIREMENT ($)(2)	DEATH ($)	PERMANENT DISABILITY ($)	CHANGE OF CONTROL (NO TERMINATION) ($)	CHANGE OF CONTROL AND QUALIFYING TERMINATION ($)
T.B. Brightman
Base Salary(3)	—	—	—	—	—	—	1,466,592
AIC(3)	—	—	—	—	—	—	1,759,910
Active LTI Plans	—	—	—	—	—	—	—
Restricted Stock(4)	—	—	4,747,478	4,747,478	4,747,478	4,747,478	4,747,478
Stock Options(4)	—	—	—	6,034,512	6,034,512	6,034,512	6,034,512
Health Benefits(3)	—	—	—	—	—	—	25,912
280G Cutback Amount(5)	—	—	—	—	—	—	(873,515)
TOTAL	—	—	4,747,478	10,781,990	10,781,990	10,781,990	13,160,889
S. Krishnasamy
Cash(7)	—	3,272,711	—	—	—	—	—
Restricted Stock(8)	—	3,221,991	—	—	—	—	—
Stock Options(8)	—	753,580	—	—	—	—	—
280G Cutback Amount(5)	—	—	—	—	—	—	—
TOTAL	—	7,248,282	—	—	—	—	—

(1)
Reflects entitlements if there is a separation prior to reaching age 55.

(2)
Reflects entitlements if there is a separation after reaching age 55, whether voluntary or involuntary.

(3)
The MRAs with each named executive officer provide for (a) a lump — sum cash payment equal to two times his or her base salary plus two times his or her target AIC opportunity, and (b) 18 months of continued coverage of medical, dental, and vision benefits.

(4)
Represents the intrinsic value of the acceleration of vesting of any restricted stock or stock options that vest upon the event. For restricted stock, intrinsic value is computed by multiplying the closing market price per share of FedEx’s common stock on May 29, 2026, the last trading day of fiscal 2026 (which was $411.75), by the number of unvested shares of restricted stock held by the officer as of May 29, 2026. For stock options, intrinsic value represents the difference between the closing market price of FedEx’s common stock on May 29, 2026 ($411.75) and the exercise price of each unvested option (if the exercise price was less than such market price) held by the officer as of May 31, 2026. The value of the acceleration of any equity awards under the Policy on Limitation of Severance Benefits in connection with an executive officer’s retirement, or in connection with an actual change of control of FedEx, would be determined using the applicable methodology set forth in Section 280G, which amounts would be less than the intrinsic values shown in the table above.

(5)
Represents the amount of payments that would be forfeited by the named executive officer to avoid being subject to any excise tax or excess payment under the Policy on Limitation of Severance Benefits, the 2019 Plan, or the MRAs, as applicable. Based upon a hypothetical analysis as of May 31, 2026, no named executive officer other than Ms. Brightman would be required to forfeit any cash payments or reduce the number of shares of stock or amount received upon acceleration of vesting of restricted stock or stock options held as of May 31, 2026.

(6)
Cash payment to Mr. Dietrich pursuant to his separation and release agreement, which will be paid on or before August 31, 2026. Mr. Dietrich was over age 55 at the time of his separation, and the vesting and exercise rights of Mr. Dietrich’s restricted stock and stock options were governed by the terms of FedEx’s Stock Incentive Plans. See “Option Exercises and Stock Vested During Fiscal 2026” and “Potential Payments Upon Termination or Change of Control — Separation and Release Agreements — John W. Dietrich” above for additional information.

(7)
Cash payment made to Mr. Krishnasamy pursuant to his separation and release agreement.

(8)
Represents the intrinsic value of the acceleration of vesting of Mr. Krishnasamy’s restricted stock and stock options upon his separation from the Company on October 31, 2025, as determined by SEC rules. For restricted stock, intrinsic value was computed by multiplying the closing market price per share of FedEx’s common stock on October 31, 2025 ($253.82), by the number of unvested shares of restricted stock held by Mr. Krishnasamy on October 31, 2025. For stock options, intrinsic value represents the difference between the closing market price of FedEx’s common stock on October 31, 2025 ($253.82) and the exercise price of each unvested option (if the exercise price was less than such market price) held by Mr. Krishnasamy as of October 31, 2025. The value of the acceleration of Mr. Krishnasamy’s equity awards under the Policy on Limitation of Severance Benefits in connection with Mr. Krishnasamy’s separation was determined using the applicable methodology set forth in Section 280G; using this methodology, the value of Mr. Krishnasamy’s unvested shares of restricted stock held as of October 31, 2025, was $886,925, and the value of his unvested stock options held as of October 31, 2025 was $214,651, and his total severance was $4,374,287.

90

Executive Compensation – Pay Versus Performance
Pay Versus Performance
Under rules adopted by the SEC pursuant to the Dodd-Frank Act, FedEx is required to calculate and disclose information about the relationship between executive “compensation actually paid” (“CAP”) and certain financial performance measures of FedEx. “Compensation actually paid,” as determined pursuant to Item 402(v) of Regulation S-K adopted by the SEC, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual compensation paid for those awards. CAP generally fluctuates due to stock price changes and varying levels of projected and actual achievement of performance goals. For a discussion of how our Compensation & HR Committee assessed FedEx’s performance and the performance of our Chief Executive Officer and our other named executive officers for purposes of determining pay each year, see “Executive Compensation — Compensation Discussion and Analysis” in this proxy statement and in our proxy statements for 2026, 2025, 2024, 2023, and 2022.
For further information about our compensation philosophy and the pay-for-performance nature of our executive compensation program, please see “Executive Compensation — Compensation Discussion and Analysis” beginning on page 46.
			AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-CEO NEOs ($)(3)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-CEO NEOs ($)(4)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:			ADJUSTED CONSOLIDATED OPERATING INCOME (IN MILLIONS) ($)(8)
YEAR	SUMMARY COMPENSATION TABLE TOTAL ($)(1)	COMPENSATION ACTUALLY PAID TO CEO ($)(2)			FEDEX TSR ($)(5)	DOW JONES TRANSPORTATION AVERAGE TSR ($)(6)	NET INCOME (IN MILLIONS) ($)(7)
2026	27,554,018	51,307,097	10,700,186	15,289,709	144.29	135.97	4,433	6,611
2025	12,873,691	7,273,193	5,637,869	3,590,384	74.76	93.26	4,092	6,120
2024	12,382,507	15,909,634	5,498,440	5,688,059	85.24	96.74	4,331	6,235
2023	13,249,823	12,796,020	6,296,043	5,689,551	71.69	87.08	3,972	4,948
2022	10,596,150	(19,560,048)	4,131,008	(1,388,125)	72.20	90.80	3,826	6,733
(1)
Reflects total compensation amounts for Mr. Subramaniam for fiscal 2026, 2025, 2024, and 2023 and Frederick W. Smith for fiscal 2022 reported in the proxy statements reporting pay for the fiscal years covered in the table above.

(2)
Reflects “compensation actually paid” to Mr. Subramaniam in fiscal 2026, 2025, 2024, and 2023 and Mr. Smith in fiscal 2022, as determined in accordance with Item 402(v) of Regulation S-K for each year, adjusted in accordance with Item 402(v) of Regulation S-K as set forth in the table below. These dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Subramaniam in fiscal 2026, 2025, 2024, or 2023 or Mr. Smith in fiscal 2022. For information regarding the decisions made by our Compensation & HR Committee relating to CEO compensation for each fiscal year, please see the “Executive Compensation — Compensation Discussion & Analysis” sections of the proxy statements reporting pay for the fiscal years covered in the table above.

2026 Proxy Statement	91

Executive Compensation – Pay Versus Performance
YEAR	2022	2023	2024	2025	2026
CEO	F.W. Smith	R. Subramaniam	R. Subramaniam	R. Subramaniam	R. Subramaniam
SCT Total Compensation ($)	10,596,150	13,249,823	12,382,507	12,873,691	27,554,018
Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(7,160,341)	(5,964,153)	(5,964,665)	(5,964,862)	(10,446,426)
Plus: Year End Fair Value for Stock and Option Awards Granted in the Covered Year ($)	4,378,639	6,029,546	7,017,566	3,466,167	23,029,576
Change in Fair Value of Outstanding Unvested Stock, and Option Awards from Prior Years ($)	(24,455,363)	(484,674)	1,826,533	(3,150,182)	11,328,577
Change in Fair Value of Stock, and Option Awards from Prior Years that Vested in the Covered Year ($)	(2,970,262)	69,188	784,265	282,904	235,065
Less: Fair Value of Stock, and Option Awards that failed to meet Vesting Conditions in the Covered Year ($)	—	—	—	—	—
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	—	(209,016)	(247,803)	(386,862)	(516,026)
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	51,129	105,306	111,231	152,337	122,313
Compensation Actually Paid ($)	(19,560,048)	12,796,020	15,909,634	7,273,193	51,307,097
Equity Valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 as of the end of the respective fiscal year. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. Time-vested restricted stock awards grant date fair values are calculated using the stock price as of the date of grant. Adjustments have been made using the stock price as of fiscal year-end and as of each vesting date. Performance share unit (PSU) awards are valued using the stock price as of each measurement date multiplied by the estimated performance factor, which reflects the probable payout percentage based on the expected level of achievement of the applicable performance goals as determined by the Company. The aggregate change in actuarial present value of accumulated benefits under pension plans reflects the amount reported for the applicable year in the Summary Compensation Table. Stock award valuations include reinvested dividends where applicable.
(3)
Reflects the average total compensation amounts reported in the Summary Compensation Table for the following non-CEO named executive officers for the indicated years:

2022: Messrs. Colleran, Subramaniam, Carter, and Lenz.
2023: Messrs. F.W. Smith, Carter, Lenz, and Mark R. Allen.
2024: Messrs. Krishnasamy, Allen, Carter, Dietrich, and Lenz.
2025: Messrs. Krishnasamy, J.A. Smith, and Dietrich and Ms. Carere.
2026: Messrs. Krishnasamy, Dietrich, and Talwar and Mses. Brightman and Carere.
(4)
Reflects the average of the “compensation actually paid” to our non-CEO named executive officers in each of fiscal 2022, 2023, 2024, 2025, and 2026 as determined in accordance with Item 402(v) of Regulation S-K for each year, adjusted in accordance with Item 402(v) of Regulation S-K as set forth in the table below. These dollar amounts do not reflect the actual amount of compensation earned by or paid to our non-CEO named executive officers during the applicable year. For information regarding the decisions made by our Compensation & HR Committee with respect the compensation of the non-CEO named executive officers for each fiscal year, please see the “Executive Compensation — Compensation Discussion & Analysis” sections of the proxy statements reporting pay for the fiscal years covered in the table above.

92

Executive Compensation – Pay Versus Performance
YEAR	2022 AVERAGE	2023 AVERAGE	2024 AVERAGE	2025 AVERAGE	2026 AVERAGE
Non-CEO NEOs(3)
SCT Total Compensation ($)	4,131,008	6,296,043	5,498,440	5,637,869	10,700,186
Less: Stock, and Option Award Values Reported in SCT for the Covered Year ($)	(2,061,624)	(1,670,867)	(2,300,849)	(2,743,298)	(4,640,026)
Plus: Year End Fair Value for Stock, and Option Awards Granted in the Covered Year ($)	1,381,663	1,685,166	2,000,364	1,559,936	6,466,755
Change in Fair Value of Outstanding Unvested Stock, and Option Awards from Prior Years ($)	(4,374,850)	(605,233)	437,425	(866,569)	2,013,736
Change in Fair Value of Stock, and Option Awards from Prior Years that Vested in the Covered Year ($)	(443,261)	(33,347)	294,355	99,626	160,789
Fair Value as of Vesting Date of Stock, and Option Awards Granted and Vested in the Covered Year ($)	—	—	214,520	—	617,392
Fair Value of Stock, and Option Awards that Failed to Meet Vesting Conditions in the Covered Year ($)	—	—	(449,288)	—	—
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	(94,867)	(34,030)	(51,743)	(156,083)	(62,460)
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	73,806	51,819	44,835	58,904	33,337
Compensation Actually Paid ($)	(1,388,125)	5,689,551	5,688,059	3,590,384	15,289,709
Equity Valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 as of the end of the respective fiscal year. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. Time-based restricted stock award grant date fair values are calculated using the stock price as of date of grant. Adjustments have been made using the stock price as of fiscal year-end and as of each vesting date. Performance share unit (PSU) awards are valued using the stock price as of each measurement date multiplied by the estimated performance factor, which reflects the probable payout percentage based on the expected level of achievement of the applicable performance goals as determined by the Company. The aggregate change in actuarial present value of accumulated benefits under pension plans reflects the amount reported for the applicable year in the Summary Compensation Table. Stock award valuations include reinvested dividends where applicable.
(5)
For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of FedEx for the measurement periods ending May 31, 2026, 2025, 2024, 2023, and 2022, respectively.

(6)
For the relevant fiscal year, represents the cumulative TSR of the Dow Jones Transportation Average (“Peer Group TSR”) for the measurement periods ending May 31, 2026, 2025, 2024, 2023, and 2022, respectively.

(7)
Reflects “Net Income” in FedEx’s audited consolidated income statements included in our Annual Reports on Form 10-K for fiscal 2026, 2025, 2024, 2023, and 2022.

(8)
Company-selected measure is adjusted consolidated operating income, as used in our AIC plans. See “Executive Compensation — Compensation Discussion and Analysis — Compensation Components” for a discussion of how adjusted consolidated operating income is used in our executive compensation program. See Appendix C for a reconciliation of adjusted consolidated operating income to the most directly comparable GAAP measure for fiscal 2026, 2025, 2024, 2023, and 2022.

Relationship between Pay and Performance. Below are graphs showing the relationship of  “compensation actually paid” to our Chief Executive Officer and our non-CEO named executive officers in fiscal 2022, 2023, 2024, 2025, and 2026 to (1) the TSR of FedEx and the peer group, (2) FedEx’s net income, and (3) FedEx’s adjusted consolidated operating income.

2026 Proxy Statement	93

Executive Compensation – Pay Versus Performance
Compensation Actually Paid vs. FedEx and Peer Group TSR

$100
$80
$60
$40
$20
$0
($20)
($40)
Compensation Actually Paid (In Millions)
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$-
Value of Fixed $100 Investment
2022
2023
2024
2025
2026
Fiscal Year
Compensation Actually Paid to PEO (In Millions)
Average Compensation Actually Paid to Other NEOs (In Millions)
FedEx TSR
Dow Jones Transportation Average TSR

Compensation Actually Paid vs. GAAP Net Income

94

Executive Compensation – Pay Versus Performance
Compensation Actually Paid vs. Adjusted Consolidated Operating Income
Listed below are the financial and non-financial performance measures which in our assessment represent the most important financial performance measures we used to link compensation actually paid to our named executive officers, for fiscal 2026, to company performance.
Adjusted consolidated operating income;

Adjusted EPS;

CapEx/Revenue;

Relative TSR; and

ROIC.

See “Executive Compensation — Compensation Discussion and Analysis — Compensation Components” for a discussion of each measure and how it is used to determine compensation actually paid to FedEx’s named executive officers.

2026 Proxy Statement	95

Executive Compensation – CEO Pay Ratio
CEO Pay Ratio
In accordance with Item 402(u) of Regulation S-K (the “pay ratio rule”), we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee (excluding the CEO). This ratio is a reasonable estimate calculated in a manner consistent with the pay ratio rule and is based on our employee and payroll records and the methodology described below. The pay ratio rule allows companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations when calculating the ratio. Our reported ratio may not be comparable to those reported by other companies due to differences in industry, business models, scope of international operations, and scale, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their ratios.
As permitted by the pay ratio rule, we used the same median employee to calculate our fiscal 2026 pay ratio as we used to calculate our fiscal 2024 pay ratio because we believe there has been no change in our employee population or employee compensation arrangements that would result in a significant change to our pay ratio disclosures. Based upon the estimates, assumptions, and methodology described herein, the fiscal 2026 annual total compensation of our CEO was $27,575,017 (including $20,999 in employer-provided health benefits not included in the Summary Compensation Table), the fiscal 2026 annual total compensation of our median employee was $50,373 (including $7,098 in employer-provided health benefits), and the ratio of these amounts was 547:1.
Considered Population
We determined our median employee as of March 1, 2024, which was within the last three months of our fiscal 2024 year as required by the pay ratio rule. As of that date, we employed 506,897 employees worldwide (other than our CEO), including full-time, part-time, seasonal, and temporary employees. As permitted by the pay ratio rule, in determining our median employee, we excluded approximately 3.5% of our total employee population as of March 1, 2024, or 17,574 employees outside of the U.S., from the following countries and territories: Antilles Francaises (10); Argentina (235); Aruba (15); Austria (386); Bahamas (29); Bahrain (98); Barbados (35); Bermuda (25); Botswana (19); British Virgin Islands (7); Bulgaria (186); Cambodia (11); Cayman Islands (24); Colombia (320); Costa Rica (91); Curacao (14); Cyprus (70); Czech Republic (644); Denmark (420); Dominican Republic (146); Ecuador (1); Egypt (206); Estonia (71); Fiji (36); Finland (192); Greece (274); Grenada (7); Guadeloupe (10); Guam (14); Guatemala (48); Honduras (1); Hungary (366); Indonesia (791); Ireland (275); Israel (563); Jamaica (71); Jordan (12); Kenya (70); Kuwait (129); Latvia (102); Lithuania (124); Luxembourg (53); Macau (9); Malawi (15); Namibia (24); New Zealand (269); Nigeria (20); Norway (174); Oman (14); Panama (71); Peru (1); Philippines (1,243); Portugal (872); Puerto Rico (579); Romania (429); Russia (23); Saint Kitts (8); Saint Lucia (9); Saint Maarten (9); Saint Vincent (6); Saudi Arabia (91); Singapore (1,172); Slovakia (182); Slovenia (102); South Africa (770); South Korea (1,137); Swaziland (11); Sweden (766); Switzerland (1,038); Trinidad and Tobago (46); Turks and Caicos Islands (6); Turkey (799); Ukraine (167); United Arab Emirates (995); United States Virgin Islands (18); Uruguay (37); Venezuela (14); Vietnam (169); and Zambia (78). As a result, an aggregate employee population of 489,323 was considered (the “considered population”) in determining our median employee in fiscal 2024.
Identifying our Median Employee
We selected annual taxable wages as the consistently applied compensation measure used to identify our median employee, which is a permissible approach even though this definition is defined differently across jurisdictions. For employees outside the U.S., we applied a reasonable estimate to determine taxable wages by consistently adjusting each non-U.S. employee’s annual pay rate upward to include additional elements of taxable compensation. From the considered population, we used statistical sampling to collect additional data for a group of employees (the “median population”) who were paid within a range of 10% above or below what we estimated to be our median taxable wage amount. We reviewed recent historical taxable wage data of the median population and selected employees within the median population with consistent taxable wages over the three previous years. We calculated fiscal 2024 total compensation for each of the selected employees using the methodology for calculating our CEO’s fiscal 2024 total compensation as set forth in the Summary Compensation Table of our 2024 proxy statement. We then identified an employee from this group, who was reasonably representative of our workforce and whose wage was a reasonable estimate of the median wage at our organization as the median employee.

96

EQUITY COMPENSATION PLANS
Equity Compensation Plans Approved by Stockholders
Stockholders approved FedEx’s 2010 Omnibus Stock Incentive Plan, as amended, and the 2019 Plan (the “stock plans”). Although options were still outstanding under the 2010 Omnibus Stock Incentive Plan as of May 31, 2026, no shares are available under this plan for future grants.
Equity Compensation Plans Not Approved by Stockholders
In connection with its acquisition of Caliber System, Inc. (“Caliber”) in January 1998, FedEx assumed Caliber’s officers’ deferred compensation plan. This plan was approved by Caliber’s board of directors, but not by Caliber’s or FedEx’s stockholders. Following FedEx’s acquisition of Caliber, Caliber stock units under the plan were converted to FedEx common stock equivalent units. In addition, the employer’s 50% matching contribution on compensation deferred under the plan was made in FedEx common stock equivalent units. Subject to the provisions of the plan, distributions to participants with respect to their stock units may be paid in shares of FedEx common stock on a one-for-one basis. Effective January 1, 2003, no further deferrals or employer matching contributions will be made under the plan. Participants may continue to acquire FedEx common stock equivalent units under the plan, however, pursuant to dividend equivalent rights.
Summary Table
The following table sets forth certain information as of May 31, 2026, with respect to compensation plans under which shares of FedEx common stock may be issued.
Equity Compensation Plan Information
PLAN CATEGORY	NUMBER OF SHARES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS	NUMBER OF SHARES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SHARES REFLECTED IN THE FIRST COLUMN)
Equity compensation plans approved by stockholders	8,412,866(1)	$233.46	11,841,628(2)
Equity compensation plans not approved by stockholders	126(3)	N/A	—
Total	8,412,992	$233.46	11,841,628(2)

(1)
Represents shares of common stock issuable upon exercise of outstanding options granted under FedEx’s stock plans. This number does not include 80 shares of common stock issuable under a retirement plan assumed by FedEx for former non-employee directors of Caliber.

(2)
Shares available for equity grants under the 2019 Plan (no more than 2,259,934 of the shares available under the 2019 Plan may be used for full-value awards).

(3)
Represents shares of FedEx common stock issuable pursuant to the officers’ deferred compensation plan assumed by FedEx in the Caliber acquisition as described under “— Equity Compensation Plans Not Approved by Stockholders” above.

2026 Proxy Statement	97

AUDIT MATTERS
Proposal 3
Ratification of the Appointment of the
Independent Registered Public Accounting Firm

Vote Required for Ratification
The Audit and Finance Committee is responsible for selecting FedEx’s independent registered public accounting firm. Accordingly, stockholder approval is not required to appoint Ernst & Young, as FedEx’s independent registered public accounting firm for the transition period beginning June 1, 2026, and ending December 31, 2026. The Board of Directors believes, however, that submitting the appointment of Ernst & Young to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit and Finance Committee will review its future selection of the independent registered public accounting firm.
The ratification of the appointment of Ernst & Young as FedEx’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

Your Board of Directors recommends that you vote “FOR” this proposal.
Appointment of Independent Registered Public Accounting Firm
Ernst & Young audited FedEx’s annual financial statements for the fiscal year ended May 31, 2026, and FedEx’s internal control over financial reporting as of May 31, 2026. The Audit and Finance Committee has appointed Ernst & Young to be FedEx’s independent registered public accounting firm for the transition period beginning June 1, 2026, and ending December 31, 2026.
Ernst & Young has been FedEx’s external auditor continuously since 2002. The members of the Audit and Finance Committee and the Board of Directors believe that the continued retention of Ernst & Young to serve as FedEx’s independent registered public accounting firm is in the best interests of the company and our stockholders.
The stockholders are asked to ratify this appointment at the annual meeting. Representatives of Ernst & Young will attend the meeting to respond to appropriate questions and to make a statement if they so desire.
Policies Regarding Independent Auditor
The Audit and Finance Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm, including the audit fee negotiations associated with the retention of the firm. Additionally, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit and Finance Committee and its chairperson are directly involved in the selection of any new lead engagement partner. To help ensure the independence of the independent registered public accounting firm, the Audit and Finance Committee has adopted two policies: the Policy on Engagement of Independent Auditor and the Policy on Hiring Certain Employees and Partners of the Independent Auditor.
Pursuant to the Policy on Engagement of Independent Auditor, the Audit and Finance Committee preapproves all audit services and non-audit services to be provided to FedEx by its independent registered public accounting firm. The Audit and Finance Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is reported at the next Audit and Finance Committee meeting.
The Audit and Finance Committee may preapprove for up to one year in advance the provision of particular types of permissible routine and recurring audit-related, tax, and other non-audit services, in each case described in reasonable detail and subject to a specific annual monetary limit also approved by the Audit and Finance Committee. The Audit and Finance Committee must be informed about each such service that is actually provided. In cases where a service is not covered by one of those approvals, the service must be specifically preapproved by the Audit and Finance Committee no earlier than one year prior to the commencement of the service.
Each audit or non-audit service that is approved by the Audit and Finance Committee (excluding tax services performed in the ordinary course of FedEx’s business and excluding other services for which the aggregate fees are expected to be less than $50,000) will be reflected in a written engagement letter or writing specifying the services to be performed and the cost of such services, which will be signed by either a member of the Audit and Finance Committee or by an officer of FedEx authorized by the Audit and Finance Committee to sign on behalf of FedEx.

98

AUDIT MATTERS – Report of the Audit and Finance Committee of the Board of Directors
The Audit and Finance Committee will not approve or pre-concur any prohibited non-audit service or any non-audit service that individually or in the aggregate may impair, in the Audit and Finance Committee’s opinion, the independence of the independent registered public accounting firm.
In addition, the policy provides that FedEx’s independent registered public accounting firm may not provide any services, including financial counseling and tax services, to any FedEx officer, Audit and Finance Committee member, or FedEx managing director (or its equivalent) in the Finance department or to any immediate family member of any such person. The Policy on Engagement of Independent Auditor is available under the Governance heading below “Corporate Governance” on the Investor Relations page of our website at investors.fedex.com.
Pursuant to the Policy on Hiring Certain Employees and Partners of the Independent Auditor, FedEx will not hire a person who is concurrently a partner or other professional employee of the independent registered public accounting firm or, in certain cases, an immediate family member of such a person. Additionally, FedEx will not hire a former partner or professional employee of the independent registered public accounting firm in an accounting role or a financial reporting oversight role if he or she remains in a position to influence the independent registered public accounting firm’s operations or policies, has capital balances in the independent registered public accounting firm, or maintains certain other financial arrangements with the independent registered public accounting firm. FedEx will not hire a former member of the independent registered public accounting firm’s audit engagement team (with certain exceptions) in a financial reporting oversight role without waiting for a required “cooling-off” period to elapse.
FedEx’s Executive Vice President and Chief Financial Officer must preapprove any hire who was employed during the preceding three years by the independent registered public accounting firm, and report at least annually all such hires to the Audit and Finance Committee.
Report of the Audit and Finance Committee of the Board of Directors
The Audit and Finance Committee assists the Board of Directors in its oversight of FedEx’s financial reporting process. The Audit and Finance Committee’s responsibilities are more fully described in its charter, which is available on the Investor Relations page of the FedEx website at investors.fedex.com/governance/board-of-directors/committee-charters/audit-committee-charter.
Management has the primary responsibility for the financial statements and the financial reporting process, including internal control over financial reporting. FedEx’s independent registered public accounting firm is responsible for performing an audit of FedEx’s consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with United States generally accepted accounting principles. The independent registered public accounting firm also is responsible for performing an audit of and expressing an opinion on the effectiveness of FedEx’s internal control over financial reporting.
In fulfilling its oversight responsibilities, the Audit and Finance Committee reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended May 31, 2026, including a discussion of, among other things:
The acceptability and quality of the accounting principles;

The reasonableness of significant accounting judgments and critical accounting policies and estimates;

The clarity of disclosures in the financial statements; and

The adequacy and effectiveness of FedEx’s financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting, including management’s assessment and report on internal control over financial reporting.

The Audit and Finance Committee also reviewed with the Chief Executive Officer and interim Chief Financial Officer of FedEx their respective certifications with respect to FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2026.
The Audit and Finance Committee reviewed and discussed with the independent registered public accounting firm the audited consolidated financial statements for the fiscal year ended May 31, 2026, the firm’s judgments as to the acceptability and quality of FedEx’s accounting principles, and such other matters as are required to be discussed with the Audit and Finance Committee by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit and Finance Committee also reviewed and discussed with the independent registered public accounting firm its audit of the effectiveness of FedEx’s internal control over financial reporting.
In addition, the Audit and Finance Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit and Finance Committee concerning independence and discussed with the independent registered public accounting firm the firm’s independence.
The Audit and Finance Committee discussed with FedEx’s senior internal audit executive and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit and Finance Committee meets with the senior

2026 Proxy Statement	99

AUDIT MATTERS – Report of the Audit and Finance Committee of the Board of Directors
internal audit executive and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of FedEx’s internal controls, and the overall quality of FedEx’s financial reporting.
In reliance on the reviews and discussions referred to above, and the receipt of unqualified opinions from Ernst & Young LLP dated July 20, 2026 with respect to the consolidated financial statements of FedEx as of and for the fiscal year ended May 31, 2026, and with respect to the effectiveness of FedEx’s internal control over financial reporting, the Audit and Finance Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2026, for filing with the SEC.
Audit and Finance Committee Members

MARK A. EDMUNDS Chair	AMY B. LANE	NANCY A. NORTON	FREDERICK P. PERPALL	JOSHUA COOPER RAMO

100

AUDIT MATTERS – Audit and Non-Audit Fees
Audit and Non-Audit Fees
The following table sets forth fees for services Ernst & Young provided to FedEx during fiscal 2026 and 2025, which were preapproved by FedEx’s Audit and Finance Committee in accordance with the Policy on Engagement of Independent Auditor (discussed above):
	2026	2025
Audit	$32,860,000	$32,576,000
Audit-related fees	9,048,000	4,574,000
Tax fees	4,128,000	4,693,000
All other fees	259,000	125,000
Total	$46,295,000	$41,968,000

Audit Fees. Represents fees for professional services provided for the audit of FedEx’s annual financial statements, the audit of FedEx’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, the review of FedEx’s quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees. Represents fees for assurance and other services related to the audit of FedEx’s financial statements. The fees for fiscal 2026 were primarily for the audit of the carve-out financial statements of the FedEx Freight business in connection with its planned Spin-Off, system and organization controls (“SOC”) assessments and reports, IT pre-implementation assessment, benefit plan audits, and corporate responsibility report limited assurance. The fees for fiscal 2025 were primarily for the audit of the carve-out financial statements of the FedEx Freight business in connection with its planned Spin-Off and other related accounting matters, SOC assessments and reports, benefit plan audits, and services related to compliance with upcoming environmental, social, and governance reporting requirements.

Tax Fees. Represents fees for professional services provided primarily for international tax compliance and domestic and international tax advisory services. Tax compliance and preparation fees totaled $2,813,000 and $3,277,000 in fiscal 2026 and 2025, respectively.

All Other Fees. Represents fees for products and services provided to FedEx not otherwise included in the categories above. The fees for fiscal 2026 and fiscal 2025 were for technical accounting and reporting resources.

FedEx’s Audit and Finance Committee has determined that the provision of non-audit services by Ernst & Young is compatible with maintaining Ernst & Young’s independence.

2026 Proxy Statement	101

STOCK OWNERSHIP
Directors and Executive Officers
The following table sets forth the amount of FedEx’s common stock beneficially owned by each director and director nominee, each named executive officer included in the Summary Compensation Table, and all directors, director nominees, and executive officers as a group, as of August 3, 2026 (unless otherwise noted below). The table also includes information about stock options and restricted stock units granted to our directors and executive officers. Unless otherwise indicated, beneficial ownership is direct and the person shown has sole voting and investment power.
	COMMON STOCK BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER	SHARES	RSUs(1)	OPTION SHARES(2)	PERCENT OF CLASS(3)
Mark A. Edmunds	—	187	—	*
Marvin R. Ellison	8,861	—	32,007	*
Susan Patricia Griffith	9,372(4)	—	19,625	*
Amy B. Lane	5,251(5)	—	7,052	*
R. Brad Martin	90,879(6)	8,711	18,813	*
Nancy A. Norton	2,359	—	5,988	*
Frederick P. Perpall	3,804	—	8,511	*
Joshua Cooper Ramo	8,517	—	32,007	*
Susan C. Schwab	10,045	—	19,625	*
Richard W. Smith	188,495 (7)	4,734	114,827	*
Rajesh Subramaniam	134,124(8)	14,591	330,728	*
Paul S. Walsh	16,359	—	26,965	*
Brie A. Carere	23,562	4,734	99,365	*
Tracy B. Brightman	11,052	4,734	23,129	*
Vishal Talwar	9,302	4,734	4,973	*
John W. Dietrich(9)	15,662	—	31,057	*
Sriram Krishnasamy(10)	—	—	—	*
All directors, director nominees, and executive officers as a group (20 persons)	586,184	58,262	886,558	*

*
Less than 1% of FedEx’s outstanding common stock.

(1)
Numbers shown are rounded to the nearest whole share.

(2)
Reflects the number of shares that can be acquired at August 3, 2026, or within 60 days thereafter through the exercise of stock options. These shares are excluded from the column headed “Shares,” but included in the ownership percentages reported in the column headed “Percent of Class.”

(3)
Based on 236,670,435 shares outstanding on August 3, 2026.

(4)
Includes 1,000 shares owned by Susan P. Griffith Living Trust.

(5)
Includes 333 shares owned by trusts.

(6)
Includes 7,250 shares owned by R. Brad Martin Family Foundation, 38,440 shares held through grantor retained annuity trusts, 2,250 shares in children’s trusts, and 2,100 shares owned by Mr. Martin’s spouse.

(7)
Includes 79,600 shares held in family trusts. In previous filings, 253,927 shares held by the Frederick Smith Enterprise Company, Inc. (“Enterprise”) were attributed to Mr. Smith, but he is no longer deemed to be the beneficial owner of those shares in light of Enterprise’s governing structure.

(8)
Includes 43,032 shares owned by family trusts.

(9)
Mr. Dietrich stepped down as Executive Vice President and Chief Financial Officer on June 1, 2026, following the completion of the Spin-Off, and separated from FedEx on July 31, 2026.

(10)
Mr. Krishnasamy stepped down as Executive Vice President, Chief Digital and Information Officer and Chief Transformation Officer effective July 17, 2025, and separated from FedEx on October 31, 2025. Information shown in the table above is based solely on transfer agent and stock plan records available to FedEx as of the record date.

102

STOCK OWNERSHIP – Significant Stockholders
Significant Stockholders
The following table lists certain persons known by FedEx to own beneficially more than five percent of FedEx’s outstanding shares of common stock.
NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS(1)
The Estate of Frederick W. Smith. 6000 Poplar Avenue, Suite 400 Memphis, Tennessee 38119	14,096,876(2)	5.96%
Vanguard Capital Management 100 Vanguard Boulevard Malvern, Pennsylvania 19355	16,106,255(3)	6.81%
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	15,498,779(4)	6.55%
PRIMECAP Management Company 177 East Colorado Boulevard, 11th Floor Pasadena, California 91105	11,931,800(5)	5.04%

(1)
The ownership percentages set forth in this column are based on the assumption that each of the significant stockholders continued to own the number of shares reflected in the table above as of August 3, 2026.

(2)
Includes 13,617,663 shares owned directly by the Estate and 479,183 shares held through a grantor retained annuity trust. Stacey D. Smith, the widow of Mr. Smith, has shared voting and dispositive power over the shares of FedEx common stock held by the Estate as co-executor. In previous filings, 1,185,708 shares held by Enterprise were attributed to the Estate, but the Estate is no longer deemed to be the beneficial owner of these shares in light of Enterprise’s governing structure.

(3)
Based solely upon a Schedule 13G filed with the SEC on April 29, 2026, Vanguard Capital Management, a registered investment advisor, had sole voting power over 2,205,265 shares, shared voting power over no shares, and sole dispositive power over all 16,106,255 shares. The 13G indicates that all shares reported were acquired and are held in the ordinary course of business and not with the purpose or effect of changing or influencing the control of FedEx.

(4)
Based solely upon a Schedule 13G/A filed with the SEC on January 29, 2024, and reporting beneficial ownership as of December 31, 2023, BlackRock, Inc. is the parent holding company of certain institutional investment managers, which collectively had sole voting power over 13,928,548 shares, shared voting power over no shares, and sole dispositive power over all 15,498,779 shares. The Schedule 13G/A indicates that all shares reported were acquired and are held in the ordinary course of business and not with the purpose or effect of changing or influencing the control of FedEx.

(5)
Based solely upon a Schedule 13G/A filed with the SEC on May 13, 2025, and reporting beneficial ownership as of March 31, 2025, PRIMECAP Management Company, a registered investment advisor, had sole voting power over 11,723,227 shares, shared voting power over no shares, and sole dispositive power over all 11,931,800 shares. The Schedule 13G/A indicates that all shares reported were acquired and are held in the ordinary course of business and not with the purpose or effect of changing or influencing the control of FedEx.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of FedEx and persons who own more than ten percent of FedEx’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of FedEx’s common stock. Such directors, officers and greater-than-ten-percent stockholders are required to furnish FedEx with copies of the Section 16(a) reports they file. Based solely upon a review of filed reports and written representations from FedEx’s directors and reporting officers relating to the year ended May 31, 2026, FedEx believes that all reports were filed on a timely basis, except for one Form 4 filing for Ms. Griffith that was not timely filed due to system processing delays associated with the SEC’s transition to the EDGAR Next system.

2026 Proxy Statement	103

STOCKHOLDER PROPOSALS
Proposal 4
Independent Board Chair

Your Board of Directors recommends that you vote “AGAINST” this proposal.

FedEx is not responsible for the content of this stockholder proposal or supporting statement.
FedEx has been notified that The Accountability Board Inc., 491 Edgewater Place STE 600, Wakefield, MA 01880-6200, the beneficial owner for at least one year of shares of FedEx common stock having a value of at least $25,000, intends to present the following proposal for consideration at the annual meeting:
RESOLVED: Shareholders ask the Board to adopt a policy, and amend the governance documents as necessary, to require the Board Chair to be an independent director. The policy may provide that if a Chair at any time ceases to be independent, the Board shall replace the Chair with an independent, Chair; that compliance is waived if no independent director’s available and willing to serve as Chair; and that the policy shall apply prospectively so as not to violate contractual obligations existing at adoption.
SUPPORTING STATEMENT:
When founder Fred Smith retired as CEO in 2022, Raj Subramaniam became CEO. As he transitioned into that role, Smith became Executive Chairman. Then, after Smith’s 2025 passing, the Board elected Brad Martin independent Chairman. But two months later, it announced he’d serve as Executive Chairman if reelected.
Martin was reelected, but shareholders simultaneously voiced strong support for non-executive Board leadership: An independent Chair policy proposal on the same ballot nearly passed, with almost 43% of votes cast.
Making Martin Executive Chairman extinguished his longstanding independence and carried significant governance consequences. Most notably, it reactivated the need for a layered, complex leadership structure involving a Lead Independent Director. It also means the Chair of the very body tasked with evaluating the CEO’s performance is excluded from that highly material, annual process. (Per FedEx’s Governance Guidelines, only independent directors evaluate the CEO.) And although the Board might (rightly) consider this a safeguard, shareholders should have a leadership structure that doesn’t require such safeguards in the first place — especially when just such an alternative, streamlined structure exists and can be easily implemented.
In fact, Institutional Shareholder Services said FedEx didn’t “provide a compelling rationale” for this structure, particularly as Subramaniam is no longer transitioning into the CEO role.
Meanwhile, reports Spencer Stuart, board leadership has fundamentally shifted in recent decades, “reinforced by the rise of independent chairs.” Indeed, just 9% of S&P 500 chairs were independent in 2004, compared with 42% today — a 367% increase.
For instance, consider three companies where FedEx directors serve:
With governance committee Chair Susan Patricia Griffith a director, Progressive touts its “high standards” of governance and calls having an experienced independent Chair one of its governance “highlights.”
With Stephen Gorman a director, Peabody Energy lists its non-executive Chair among its “governance highlights” and says its leadership structure “provides many advantages to the effective operation of the Board and enhances the Board’s oversight of management.”
And with Nancy Norton a director, Leidos lists having an independent Chair as the first of its governance “highlights,” saying this structure “effectively and efficiently allocates authority, responsibility, and oversight between management and independent members of our Board and supports the independence of our non-management directors.”
These companies are right to consider independent chairs a governance highlight — as are the myriad others which do the same. Because this proposal would streamline and restore independence to our Board leadership structure, thereby strengthening management oversight, we urge support for its adoption.

Please vote yes: Independent Board Chairman — Proposal 4

104

STOCKHOLDER PROPOSALS – Proposal 4 – Independent Board Chair
Board of Directors’ Statement in Opposition

The Board of Directors and its Governance, Safety, and Public Policy Committee have considered this proposal and concluded that its adoption is not in the best interests of our stockholders and unnecessary.
Why We Recommend You Vote Against This Proposal:
The Board of Directors is navigating a significant period of change in the Company’s history.

The Board should have flexibility to determine the most effective leadership structure given the needs of the Company and its stockholders at any given time,

The present Board leadership structure is working well based on the current needs of the Company and is delivering value to our stockholders, as evidenced by strong year-over-year financial performance.

Our governance framework ensures balanced leadership through a strong Lead Independent Director.

Our corporate governance structures and processes are consistent with leading practices that promote effective oversight and accountability.

Our view aligns with the majority of our stockholders, as expressed in recent engagements and past meetings.

The Board of Directors is navigating a significant period of change in the Company’s history. The Company’s current leadership structure reflects the Board’s thoughtful response to a significant leadership transition following the passing of Frederick W. Smith, FedEx’s founder who previously served as Executive Chairman and Chairman of the Board. In accordance with FedEx’s Bylaws, Mr. Martin, as Vice Chairman of the Board since March 2022, was the designated successor to become Chairman of the Board. The subsequent decision to appoint Mr. Martin as Executive Chairman reflects the significant role Mr. Martin has played as Chairman of the Board since Mr. Smith’s unexpected passing, including by providing leadership and direction to the Board, engaging with key investors, guiding FedEx’s approach to public policy, and protecting the Company’s culture and legacy through long-term strategic planning. Among Mr. Martin’s most critical contributions as Executive Chairman is the support he provided the Chief Executive Officer and other members of FedEx’s executive team during a period of significant strategic transformation.
Mr. Smith previously transitioned to Founder and Executive Chairman and Rajesh Subramaniam assumed the role of Chief Executive Officer in June 2022, after Mr. Smith served in the role since the Company’s founding in 1973. This leadership transition coincided with an important inflection point for the Company’s strategy, and Mr. Subramaniam unveiled the DRIVE transformation initiative to unlock synergies and optimize cost structures across the business in December 2022. FedEx subsequently built on this transformation initiative with Network 2.0 and Tricolor, two targeted initiatives aimed at optimizing our delivery network on the ground and in the air.
The Company marked an important milestone with the Spin-Off of FedEx Freight as a separate public company on June 1, 2026, after the Spin-Off was initially announced in December 2024. The FedEx Board designated Mr. Martin to play an active role in overseeing the assessment of the role of FedEx Freight in FedEx’s portfolio, announced in June 2024, and continuing through the year-and-a-half process of preparing for the Spin-Off due to his prior experience overseeing complex transactions, including guiding Chesapeake Energy Corp. through bankruptcy during 2020-2021 as Chairman of the Board. As part of his responsibilities during the Spin-Off, Mr. Martin was instrumental in providing the Board’s perspective in hiring key executive roles at FedEx Freight as well as the recruitment of members of the FedEx Freight board of directors. The combined leadership of Mr. Martin as Executive Chairman and Mr. Subramaniam as Chief Executive Officer has enabled various complex strategic initiatives to successfully advance. The Board believes it is appropriate and necessary for the current leadership structure to remain intact while the Company continues its efforts to create long-term stockholder value through these ongoing transformation initiatives.
The Board should have flexibility to determine the most effective leadership structure given the needs of the Company and its stockholders at any given time. The Board believes that no single leadership structure is appropriate under all circumstances and that maintaining flexibility to determine the most effective Board leadership structure at any given time is in the best interests of stockholders. A rigid, one-size-fits-all requirement mandating an independent Chair would unnecessarily limit the Board’s ability to respond to the Company’s evolving needs, strategic priorities, and leadership circumstances and would unnecessarily restrict the Board’s ability to exercise its fiduciary duty to determine the appropriate board leadership structure for the Company.
The Board reviews its leadership structure at least annually and evaluates what structure is appropriate for the Company and in stockholders’ best interests. The Board believes that it should not be constrained by a policy mandate when making decisions related to how the Board can most effectively operate, and that it should instead consider relevant circumstances to meet the business needs of the Company and composition of the Board, taking into account factors such as the Company’s strategic goals, the current operating and governance environment, the results of Board and committee annual self-assessments, the advantages and disadvantages of alternative leadership structures based on circumstances at that time, stockholder input, and our corporate governance practices. Removing this flexibility would restrict the Board’s ability to adapt to circumstances and select a leadership structure that it believes to be in the best interests of the Company and its stockholders at the time.

2026 Proxy Statement	105

STOCKHOLDER PROPOSALS – Proposal 4 – Independent Board Chair

The present Board leadership structure is working well based on the current needs of the Company and is delivering value to our stockholders, as evidenced by strong year-over-year financial performance. The Board also believes the current structure allows the Executive Chairman and Chairman of the Board and the Chief Executive Officer to devote full attention to their respective responsibilities and areas of focus. The Executive Chairman and Chairman of the Board provides strategic guidance, institutional knowledge, Board leadership, and support for long-term initiatives, while the Chief Executive Officer maintains primary responsibility to deliver strong operational results by focusing on and executing the Company’s strategic vision for transformation, day-to-day operations, operational execution, and business performance. The Board believes this leadership model has created a strong and effective partnership that benefits the Company and its stockholders.
Importantly, the current leadership structure has played a critical role in the strong execution of the Company’s long-term strategic objectives, as demonstrated by the Company’s recent financial and operational performance. Over the past several years, the Company has implemented and executed on key strategic initiatives, including DRIVE, Network 2.0, and Tricolor, and the Spin-Off of FedEx Freight, all of which are designed to strengthen operations, improve profitability, position the Company for sustainable long-term growth, and deliver value to our stockholders. In addition to our corporate governance structures, practices and processes that are in place, the Board believes our current leadership structure is the appropriate leadership structure as further evidenced by the following:
From FY23 to FY26, our annual adjusted consolidated operating income* grew 23% (7% CAGR); FY26 adjusted consolidated operating income* increased 8% compared to FY25;

From FY23 to FY26, our adjusted EPS* grew 35% (11% CAGR); FY26 adjusted EPS* increased 11% compared to FY25;

From FY23 to FY26, our ROIC* increased 130 bps, with FY26 ROIC* of 10.0%;

From FY23 to FY26, we returned approximately $12.9 billion of excess capital to stockholders through dividends and share repurchases;

Our annual TSR for the year ended May 31, 2026, was 93% (compared to 29.8% for the S&P 500), with a three-year TSR of 101.2% (compared to 88.9% for the S&P 500);

The announced proposed investment, through a consortium, in InPost S.A., which complements FedEx’s profitable growth strategy and provides an additional lever in improving FedEx’s financial performance in Europe; and

The Spin-Off of FedEx Freight as an independent, publicly traded company, completed June 1, 2026, unlocking additional value for stockholders.

Our governance framework ensures independent leadership through a strong Lead Independent Director. Alongside the flexibility provided by our Bylaws, FedEx maintains policies that provide robust independent Board leadership and oversight of management in the event the Chairman of the Board is not independent. Under our Corporate Governance Guidelines, if the Chairman of the Board is the Chief Executive Officer, an Executive Chairman, or otherwise not independent, the Board must appoint a Lead Independent Director. The Lead Independent Director has substantive leadership responsibilities that help ensure effective independent oversight of management and facilitate communication among the independent directors, the Executive Chair, and management, including the following:
preside at executive sessions of the non-management and independent Board members and, if a Vice Chairman of the Board is not serving, preside at all other meetings of the Board at which the Chairman of the Board is not present;

serve as a liaison between the Chairman of the Board and independent Board members, it being understood that all Board members have complete and open access to any member of management;

review and approve Board meeting agendas and Board meeting schedules;

consult with the Chairman of the Board with regard to other information sent to the Board in connection with Board meetings or other Board action;

call meetings of the independent Board members as necessary or appropriate; and

communicate with stockholders of the Company, as appropriate, if requested by such stockholders.

The current Board leadership structure reflects a balanced approach tailored to the Company’s evolving needs and strategic priorities while ensuring strong, independent leadership.
Our corporate governance structures and processes are consistent with leading practices that promote effective oversight and accountability. Our corporate governance practices reinforce the Board’s alignment with, and accountability to, stockholders, and promote effective Board oversight of management. In addition to the governance practices discussed above, all of our directors are elected annually by majority vote, directors and committees engage in an annual self-assessment process, stockholders have the right to call special meetings at which they can nominate director candidates or propose other business, and stockholders can communicate directly with the Board in addition to the Independent Lead Director. Every Board committee is comprised entirely of, and is chaired by, independent directors, and each committee has a clearly defined area of oversight regarding key risks and Company functions.

*
See Appendix C: Reconciliations of Non-GAAP Financial Measures.

106

STOCKHOLDER PROPOSALS – Proposal 4 – Independent Board Chair

Our view aligns with the majority of our stockholders, as expressed in recent engagements and past meetings. We regularly engage with our stockholders. Since the 2025 annual meeting, members of our Board and management reached out to stockholders representing approximately 40% of our outstanding shares and engaged with 25 different stockholders that collectively represented approximately 38% of our outstanding shares to discuss corporate governance matters, including board structure. During those engagements, stockholders were generally satisfied with FedEx’s current board structure and its oversight capacity and expressed deference to the Board to determine the appropriate Board leadership structure. Our stockholders have also been asked to vote on similar stockholder proposals requesting an independent board chair four times over the past ten years — in 2015, 2021, 2022, and 2025. Each time, our stockholders rejected the prior proposals, concluding that they should not restrict the Board’s flexibility with respect to the Board leadership structure and require the Chair to be independent. Our stockholders should do the same at this Annual Meeting. Adopting a rigid policy as requested by this proposal would impair the Board’s ability to structure its leadership in the manner it believes most effectively serves Company and stockholder interests. The proposal is unnecessary due to the Board’s demonstrated track record of protecting stockholder value and our strong governance practices, including our robust Lead Independent Director role.
For the reasons discussed above, the Board believes that the Company and its stockholders are best served by the Board retaining the flexibility to implement the leadership structure that is best suited to the needs and circumstances of the Company and its stockholders at any given time. The Board believes that preserving this flexibility, rather than imposing a mandatory independent Chair requirement, best positions the Company to achieve its strategic priorities and performance goals, while responding effectively to future opportunities and challenges.
ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THIS PROPOSAL.

Vote Required for Approval
If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

2026 Proxy Statement	107

STOCKHOLDER PROPOSALS – Proposal 5 – Lower threshold to call a special meeting
Proposal 5
Lower threshold to call a special meeting

Your Board of Directors recommends that you vote “AGAINST” this proposal.

FedEx is not responsible for the content of this stockholder proposal or supporting statement.
FedEx has been notified that John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, the beneficial owner for at least three years of shares of FedEx common stock having a value of at least $2,000, intends to present the following proposal for consideration at the annual meeting:

“Proposal 5 — Improve Shareholder Ability to Call for a Special Shareholder Meeting

Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder. Such a special shareholder meeting can be an online shareholder meeting.
There shall be no discriminatory rule to block a segment of FedEx shareholders from participating in calling for a special shareholder meeting due to length of stock ownership.
This includes that the words in the FDX governing documents on a calling for a special shareholder meeting be in plain English and not exceed 500-words. Currently the FDX governing documents contain 2000-words on calling for a special shareholder meeting. Using 2000-words is a red flag that the rules are so meticulous that it is highly unlikely that such rules could be possibly be complied with.
To guard against the FDX Board of Directors becoming complacent shareholders need the ability to call a special shareholder meeting to help the Board adopt new strategies when the need arises.
Currently the elaborate FDX rules regarding a special shareholder meeting call for a minimum of 20% of all shares outstanding. 20% is too high.
History shows that 20% is too high because more than 100 companies have initially opposed a shareholder right to call for a special shareholder meeting and not one of these companies have ever cited one example of a special shareholder meeting ever taking place at a company of significant size since 1945 where the requirement was 20% or higher.

Please vote yes: Improved Shareholder Ability to Call for a Special Shareholder Meeting — Proposal 5”

108

STOCKHOLDER PROPOSALS – Proposal 5 – Lower threshold to call a special meeting
Board of Directors’ Statement in Opposition

The Board of Directors and its Governance, Safety, and Public Policy Committee have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders.
Why We Recommend You Vote Against This Proposal:
Stockholders already have a meaningful right to call a special meeting.

The current ownership threshold to call a special meeting appropriately balances the interest of all stockholders.

Stockholders have several methods through which they can engage with the Company and influence Company practices without lowering the special meeting threshold.

The Board of Directors has demonstrated a strong commitment to corporate governance best practices.

Our Bylaws currently provide stockholders with a meaningful right to call a special meeting at an ownership threshold that is aligned with stockholders’ interests and market practice. Our Board further believes that stockholders should have a meaningful right to call special meetings in appropriate circumstances. As such, the Company’s current Bylaws allow stockholders who own 20% or more of the Company’s outstanding common stock to call a special meeting, which allow stockholders to raise important matters with the Company and demonstrates our commitment to effective corporate governance. Importantly, a 20% ownership threshold provides a level of assurance that a reasonable number of stockholders consider a matter important enough to warrant a special meeting. The Board believes this threshold is appropriate and is aligned with stockholders’ interests. Reducing the ownership threshold to 10%, as proposed, could cause the Company to spend significant resources on special meetings even if holders of up to 90% of the Company’s shares do not believe that the issue warrants a special meeting. Additionally, the Company’s 20% ownership threshold is lower than the most common threshold adopted by S&P 500 companies that provide stockholders with the right to call special meetings — approximately half of that group have a 25% or higher ownership threshold.1 The Board believes the current 20% threshold is appropriate and is aligned with stockholders’ interests and market practice.
The current ownership threshold appropriately balances the interests of all stockholders. The Board believes that the current 20% ownership threshold strikes the right balance between stockholder rights and protecting the Company and our stockholders’ long-term interests by permitting a meaningful segment of our stockholders to call a special meeting, relative to the considerable costs, resource strain and diversion, and management and administrative time that would be necessary to hold a special meeting. The Board believes special meetings of stockholders should be extraordinary events that are held if a significant number of stockholders agree that such a meeting is necessary to discuss critical, time-sensitive issues that cannot be delayed until the Company’s next annual meeting of stockholders. The proposed 10% threshold is too low and would enable a small minority of large stockholders, or just one large stockholder, to require the Company to devote outsized attention and resources to their special interests, at the expense of the Company’s smaller stockholders. Maintaining our current ownership threshold protects our smaller stockholders from the potentially narrow, short-term interests of a single stockholder, or a small group of stockholders.
Stockholders have several methods through which they can engage with the Company to influence Company practices without lowering the special meeting threshold. The Company has other corporate governance practices in place that protect stockholder rights and provide meaningful avenues for all stockholders, no matter their ownership amount, to effectively voice their opinions, including through the Company’s robust stockholder engagement throughout the year. The Company regularly solicits stockholder views outside the context of formal stockholder meetings, considers that input, and takes appropriate actions where the long-term interests of all stockholders are best served.
Additionally, the Company’s annual stockholder meeting provides an opportunity for stockholders to provide direct feedback by voting on director nominees and other matters that come before the meeting, or to ask questions of management. Stockholders also may bring specific items of business before the Company and other stockholders by submitting director nominations or proposals for inclusion in the Company’s proxy materials to be voted on at the meeting, or to be voted on at the meeting without being included in Company proxy materials.
The Company will continue to foster an open dialogue with stockholders regarding the Company’s corporate governance policies and practices.

1
Based on data from Deal Point Data of S&P 500 companies as of July 2026.

2026 Proxy Statement	109

STOCKHOLDER PROPOSALS – Proposal 5 – Lower threshold to call a special meeting

The Board of Directors has demonstrated a strong commitment to corporate governance best practices. The Board is committed to good corporate governance practices and believes that this proposal should be evaluated in the context of such commitment, which is evidenced by the following practices:
Annual director elections;

Majority voting standard for election of directors in uncontested elections;

75% of Board members are independent directors (9 of 12);

Separate Chairman of the Board and CEO, and Lead Independent Director;

No supermajority vote requirements;

Proxy access right;

No stockholder rights plan; and

Proactive year-round engagement with stockholders, providing them the opportunity to raise important matters outside the annual meeting process.

Consistent with its current practice, the Board will continue to consider whether changes to its corporate governance policies and practices are appropriate and in the best interests of the stockholders and the Company. In this case, the Board believes that implementation of this proposal would adversely impact our carefully considered corporate governance policies and practices.
For all of these reasons, the Board believes the proposal is neither necessary nor in the best interests of the Company and its stockholders.
ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THIS PROPOSAL.

Vote Required for Approval
If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

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STOCKHOLDER PROPOSALS – Proposal 6 – Report on Risks Related to Distributing Abortion Drugs
Proposal 6
Report on Risks Related to Distributing Abortion Drugs

Your Board of Directors recommends that you vote “AGAINST” this proposal.

FedEx is not responsible for the content of this stockholder proposal or supporting statement.
FedEx has been notified that Catholic Diocese of Fort Worth, 800 West Loop 820 South, Fort Worth, Texas 76108, the beneficial owner for at least one year of shares of FedEx common stock having a value of at least $25,000, intends to present the following proposal for consideration at the annual meeting:

Report on Risks Related to Distributing Abortion Drugs
Supporting Statement:

FedEx Corporation (“FedEx”) is one of the largest logistics companies in the United States, delivering millions of packages daily to homes, pharmacies, and healthcare providers. As a critical link in the national supply chain, FedEx plays a central role in the transportation of regulated, controlled, and high-risk items.
The Comstock Act, 18 U.S.C. 1462, prohibits the use of  “any express company or common carrier” to transport any “drug, medicine, . . . designed, adapted, or intended for producing abortion.” This outlaws shipping abortion drugs like mifepristone from and to anyone and could apply anywhere in the supply chain.
Further, more than 20 states have enacted laws restricting or prohibiting abortion inducing drugs within their borders.1 Some states also have regulations directly prohibiting the prescription and distribution of abortion drugs through the mail.2 Together, these laws make clear that in many states, delivering mail-order abortion drugs such as mifepristone, is illegal.
Despite these prohibitions, in January 2023, the U.S. Food and Drug Administration (FDA) announced that retail and mail-order pharmacies may dispense mifepristone, an abortion drug.3 That decision was intended to nullify the Dobbs decision that overturned Roe v. Wade by expressly authorizing mifepristone to be mailed via private carriers like FedEx — no matter where the person resides.
Shortly thereafter in 2023, many state attorneys general wrote twice to major pharmacies and mail-order and telehealth distributors to advise them of these legal risks.4 Others have expressed concern that state attorneys general may also be able to enforce Comstock Act violations directly through state anti-racketeering laws.5
Recently, the State of Louisiana and a woman coerced into taking abortion drugs sued the FDA arguing that out-of-state doctors and other activists are mailing nearly a thousand doses of mifepristone into Louisiana every month.6 The lawsuit challenges the FDA’s 2023 rule change allowing mifepristone to be dispensed without an in-person consultation and argues that the FDA’s actions violate the Comstock Act. On April 7, 2026, while the court declined to issue immediate preliminary relief, it concluded that Louisiana had standing to bring the challenge and opined that the State is likely to succeed in showing that the FDA’s rule change is unlawful under the Administrative Procedure Act.7
In light of such laws and recent developments, the Board of Directors of FedEx should evaluate the legal and reputational risk associated with participating in the distribution of mail-order abortion drugs such as mifepristone and consider not participating in such distribution chain going forward. To do otherwise exposes FedEx to significant legal and reputational risk and potential criminal liability.
Resolved: Shareholders request that the Board of Directors of FedEx assess and issue a report within the next year, at reasonable cost and excluding confidential information, evaluating how it oversees risks related to distributing mail-order abortion drugs such as mifepristone and detailing any strategies beyond litigation and legal compliance the Company may deploy to mitigate these risks.

Please vote yes: — Proposal 6

1
https://usafacts.org/articles/which-states-ban-the-abortion-pill/

2
https://www.texasattorneygeneral.gov/sites/default/files/images/press/Letter_3.pdf

3
https://www.fda.gov/drugs/postmarket-drug-safety-information-patients-and-providers/questions-and-answers-mifepristone-medical-termination-pregnancy-through-ten-weeks-gestation

4
https://www.axios.com/2023/02/01/attorney-general-letter-cvs-walgreens-abortion; https://www.texasattorneygeneral.gov/news/releases/paxton-sends-letter-company-highlighting-illegalities-distributing-abortion-pills-through-mail

5
https://statecourtreport.org/our-work/analysis-opinion/anti-abortion-strategies-center-19th-century-federal-law

6
https://societyfp.org/wecount-report-9-december-2024-data/

7
https://www.jurist.org/news/2026/04/us-federal-judge-pauses-louisiana-attempt-to-restrict-abortion-pill-access/

2026 Proxy Statement	111

STOCKHOLDER PROPOSALS – Proposal 6 – Report on Risks Related to Distributing Abortion Drugs
Board of Directors’ Statement in Opposition

The Board of Directors has considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders.
Why We Recommend You Vote Against This Proposal:
We are committed to operating in compliance with applicable laws and regulations and maintaining robust policies and procedures designed to support lawful and ethical business operations.

The Board believes that the Company’s robust risk management processes already in place are appropriate and sufficient to address potential risks raised in the proposal, without conducting additional analyses or reporting.

We believe the reporting called for in this proposal is neither practicable nor a good use of Company resources, given its broad scope. If adopted as proposed, the proposal would result in unnecessary expense and burdens with limited benefit to our stockholders.

We are committed to operating in compliance with applicable laws and regulations. The Company is committed to operating in compliance with applicable laws and regulations and maintaining robust policies and procedures designed to support lawful and ethical business operations. Our Corporate Integrity and Compliance department serves as a central resource to further embed this commitment across the organization, including through policies, training, reporting mechanisms, and oversight processes designed to promote compliance throughout our operations.
The Company also maintains the FedEx Service Guide governing what may and may not be transported through our network and includes provisions specific to the transportation of pharmaceuticals. The 2026 FedEx Service Guide is publicly available at https://www.fedex.com/content/dam/fedex/us-united-states/services/Service_Guide_2026.pdf. These requirements are regularly updated to reflect applicable legal and operational considerations. Customers are responsible for complying with applicable laws and our Terms and Conditions.
The proposal incorrectly assumes that the Company can reasonably determine the contents, intended use, or ultimate recipient of packages moving through our network to the extent different from the information provided by the shipper. Because the Company handles millions of shipments, we generally do not know the contents of sealed packages, whether items may have lawful or unlawful uses, or the intent of recipients.
The proposal also suggests that the Company should inspect or evaluate package contents beyond existing legal and operational requirements and overlooks the significant practical, legal, operational, privacy, and customer confidentiality concerns such a requirement would create. These actions could expose the Company to additional legal risks and liabilities, interfere with lawful commerce, and undermine customer trust.
The Board believes that the Company’s robust risk management processes already in place are appropriate and sufficient to address potential risks raised in the proposal, without conducting additional analyses or reporting. Stockholders have elected the Board to oversee risk. Inherent in the Board’s responsibilities is an understanding of, and oversight over, the various risks facing the Company. Effective risk oversight is one of the key priorities for the Board, which has implemented a risk governance framework to minimize exposure to unforeseen events, as well as identified risks and emerging risks that may not be impacting our business now but have the potential to do so in the future.
Stockholders are encouraged to review more information about the Board’s oversight of risk on page 28 of this Proxy Statement.
We believe the reporting called for in this proposal is neither practicable nor a good use of Company resources, given its broad scope. If adopted as proposed, the proposal would result in unnecessary expense and burdens with limited benefit to our stockholders. The scope of the requested report seeking FedEx to detail “risks related to distributing mail-order abortion drugs” and “any strategies beyond litigation and legal compliance the Company may deploy to mitigate these risks” is extraordinarily broad. We regularly monitor programs to comply with federal and state laws and regulations to ensure we are conducting our business in compliance with applicable laws.
We believe that the Company’s resources are better focused on our enterprise risk management system and the continued identification, assessment and management of the various short-, medium- and long-term risks that are material to our company. We have processes in place to manage and oversee risks, including those associated with the distribution of regulated and restricted commodities, including pharmaceuticals. We believe these processes are reasonable and appropriate to assess the risk discussed in this proposal without the need to commission the overly broad report requested by the proposal. We are already required to disclose material risks to our business in our quarterly and annual filings with the SEC.

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STOCKHOLDER PROPOSALS – Proposal 6 – Report on Risks Related to Distributing Abortion Drugs

The Board has carefully considered this proposal and for the above reasons believes that it would not be in the best interests of our stockholders to commit the Company’s resources to produce the report requested by the proposal.
ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THIS PROPOSAL.

Vote Required for Approval
If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

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INFORMATION ABOUT THE ANNUAL MEETING
Why am I receiving these proxy materials?
We have made these materials available to you or delivered paper copies to you by mail because you are a FedEx stockholder of record as of the close of business on August 3, 2026, and FedEx’s Board of Directors is soliciting your proxy to vote your shares at the 2026 annual meeting of stockholders. This proxy statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.
What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. The person you designate is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By submitting your proxy (either by voting electronically on the Internet or by telephone or by signing and returning a proxy card), you authorize Gina F. Adams, FedEx’s Executive Vice President, General Counsel and Secretary, and Tracy B. Brightman, FedEx’s Executive Vice President and Chief People Officer, or their designees, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.
What is included in the proxy materials?
The proxy materials for our 2026 annual meeting of stockholders include the Notice of 2026 Annual Meeting of Stockholders (the “Annual Meeting Notice”), this proxy statement (the “Proxy Statement”), and FedEx’s Annual Report to Stockholders for the year ended May 31, 2026 (the “Annual Report”). If you receive a paper copy of the proxy materials, a proxy card, or voting instruction form, and prepaid return envelope are also included. The Annual Meeting Notice (which is included in the Proxy Statement), Proxy Statement, and Annual Report are being made available at www.proxyvote.com and are being mailed, along with the accompanying proxy card or voting instruction form, to applicable stockholders beginning on or about August 17, 2026.
Why did I receive a notice regarding the Internet availability of proxy materials instead of a full set of proxy materials?
We are furnishing proxy materials to our stockholders primarily through notice-and-access delivery pursuant to SEC rules. As a result, beginning August 17, 2026, we are mailing to many of our stockholders a Notice Regarding the Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access the proxy materials on the Internet. Stockholders who have affirmatively requested electronic delivery of our proxy materials will receive instructions via email regarding how to access these materials electronically. All other stockholders, including stockholders who have previously requested to receive a paper copy of the materials, will receive a full paper set of the proxy materials by mail. Using the notice-and-access method of proxy delivery expedites receipt of proxy materials by our stockholders, reduces the cost of producing and mailing the full set of proxy materials, and helps us contribute to sustainable practices.
If you receive a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access the proxy materials and vote on the Internet. If you received a notice by mail and would like to receive paper copies of our proxy materials in the mail, you may call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com to request a printed copy of our proxy materials.
Who is entitled to vote at the annual meeting?
The record date for the meeting is August 3, 2026. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is FedEx common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 236,670,435 shares of FedEx common stock outstanding, held by 10,194 holders of record.
What is the difference between holding shares as a stockholder of record and as a beneficial owner? Am I entitled to vote if my shares are held in “street name”?
If your shares are registered in your name with FedEx’s transfer agent, Computershare Trust Company, N.A., you are the “stockholder of record” (or “registered stockholder”) of those shares, and the Notice of Internet Availability or proxy materials have been provided directly to you by FedEx.

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INFORMATION ABOUT THE ANNUAL MEETING
If your shares are held by a bank, brokerage firm, or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the Notice of Internet Availability or proxy materials (including a voting instruction form) are being forwarded to you by your bank, brokerage firm, or other nominee (the “bank or broker”). As the beneficial owner, you have the right to direct your bank or broker how to vote your shares by following the instructions on the Notice of Internet Availability or voting instruction form for voting on the Internet or by telephone (if made available by your bank or broker with respect to any shares you hold in street name), or by completing and returning the voting instruction form, and the bank or broker is required to vote your shares in accordance with your instructions.
If you do not give voting instructions, your broker will nevertheless be entitled to vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm (Proposal 3). Absent your instructions, the broker will not be permitted, however, to vote your shares on the election of directors (Proposal 1), the advisory vote to approve named executive officer compensation (Proposal 2), or the three stockholder proposals (Proposals 4-6), and your shares will be considered “broker non-votes” on those proposals. See “— How will broker non-votes be treated?” below.
What does it mean if I receive more than one Notice of Internet Availability, proxy card, or voting instruction form?
If you receive more than one Notice of Internet Availability, proxy card, or voting instruction form that means your shares are registered differently and are held in more than one account. To ensure that all your shares are voted, please vote each account over the Internet or by telephone (if made available by the bank or broker with respect to any shares you hold in street name), or sign and return by mail all proxy cards and voting instruction forms.
How many shares must be present to hold the meeting?
A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person (online) or represented by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.
What if a quorum is not present at the meeting?
If a quorum is not present at the meeting, the holders of a majority of the shares entitled to vote at the meeting who are present, in person (online) or represented by proxy, or the chairman of the meeting, may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.
How can stockholders help FedEx reduce mailing costs?
If you vote on the Internet, you may elect to have next year’s proxy materials delivered to you electronically. We strongly encourage you to enroll in electronic delivery. Opting to receive your proxy materials electronically will reduce the cost of producing and mailing documents and help us contribute to sustainable practices.
How do I vote?

You may vote on the Internet or by telephone
If you are a registered stockholder, you may vote on the Internet or by telephone by following the instructions included on the Notice of Internet Availability or proxy card. If you vote on the Internet or by telephone, you do not have to mail in a proxy card. If you are the beneficial owner of shares held in street name, you still may be able to vote your shares electronically on the Internet or by telephone. The availability of Internet and telephone voting will depend on the voting process of your bank or broker. We recommend that you follow the instructions set forth on the Notice of Internet Availability or voting instruction form provided to you.

You may vote by mail
If you properly complete, sign, and date a proxy card or voting instruction form provided to you and return it in the envelope provided, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.
All stockholders of record can vote by written proxy card. If you are a stockholder of record and receive the Notice of Internet Availability, you may request a written proxy card by following the instructions included on the notice. If you are a beneficial owner, you may request a voting instruction form from your bank or broker.

You may vote online during the virtual meeting
You may vote online during the virtual meeting by following the instructions provided at www.virtualshareholdermeeting.com/FDX2026 and entering the 16-digit control number on your Notice of Internet Availability, proxy card, or voting instruction form when you access the virtual meeting website.

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INFORMATION ABOUT THE ANNUAL MEETING
How do I vote my shares held in a FedEx employee stock purchase plan or benefit plan?
If you own shares of FedEx common stock through a FedEx or subsidiary employee stock purchase plan or benefit plan (a “FedEx benefit plan holder”), you can direct the record holder or the plan trustee to vote the shares held in your account in accordance with your instructions by completing any proxy card or voting instruction form you receive in the mail and returning it in the envelope provided or by registering your instructions via the Internet or telephone as directed on the Notice of Internet Availability or proxy card you receive. If you register your voting instructions by telephone or on the Internet, you do not have to mail in the proxy card. In order to instruct a record holder or plan trustee on the voting of shares held in your account, your instructions must be received by September 23, 2026. If your voting instructions are not received by that date, each plan trustee will vote your shares in the same proportion as the plan shares for which voting instructions have been received.
Do I have to register in advance to attend the meeting?
We will have a virtual-only annual meeting of stockholders in 2026. The meeting will be conducted exclusively via live audio webcast. You do not have to register in advance to attend the virtual meeting. To participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/FDX2026 and enter the 16-digit control number included in your Notice of Internet Availability, on your proxy card, or on the voting instruction form that accompanied your proxy materials. You may begin to log into the meeting platform at 7:45 a.m. Central Time on Monday, September 28, 2026. The meeting will begin promptly at 8:00 a.m. Central Time on September 28, 2026. See the following question “— Who can attend the meeting?” and “Virtual Meeting Information” below for additional details.
Who can attend the meeting?
Stockholders of record and “street name” holders at the close of business on August 3, 2026, can attend the meeting by accessing www.virtualshareholdermeeting.com/FDX2026 and entering the 16-digit control number included in the proxy materials previously received. Please note that the www.virtualshareholdermeeting.com/FDX2026 website will not be active until approximately two weeks before the meeting date. If you hold your shares in street name and did not receive a 16-digit control number, please contact your bank, broker, or other nominee at least five days before the meeting to be able to participate in or vote at the meeting.
If you are not a stockholder as of the record date or do not have a 16-digit control number, you may still attend the meeting as a guest in listen-only mode. To attend as a guest, please access www.virtualshareholdermeeting.com/FDX2026 and enter the information requested on the screen to register as a guest. Please note that you will not have the ability to ask questions or vote during the meeting if you participate as a guest. See “Virtual Meeting Information” below for additional details.
Can I revoke or change my vote after I submit my proxy?
Yes, you may revoke your proxy and change your vote prior to the completion of voting at the meeting by:
a later-dated vote on the Internet or by telephone or submitting a valid, later-dated proxy card in a timely manner (the latest-dated, properly completed proxy that you submit in a timely manner, whether on the Internet, by telephone, or by mail, will count as your vote); or

giving written notice of such revocation to the Secretary of FedEx prior to the meeting or by voting online at the annual meeting by entering the 16-digit control number found on your proxy card, voting instruction form, or Notice of Internet Availability, as applicable.

Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the virtual meeting.
Will my vote be kept confidential?
Yes, your vote will be kept confidential and not disclosed to FedEx unless:
required by law;

necessary to assert or defend claims for or against the company;

you expressly request disclosure of your vote;

you make a written comment on a proxy card or otherwise communicate your vote to management; or

there is (i) a proxy contest or (ii) a tender offer or other change-in-control situation.

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INFORMATION ABOUT THE ANNUAL MEETING
Who will count the votes?
Broadridge Investor Communication Solutions, Inc. (“Broadridge”) will tabulate and certify the votes. A representative of Broadridge will serve as the inspector of election.
What if I am a registered stockholder and do not specify how my shares are to be voted on my proxy card?
If you sign and properly submit a proxy card but do not indicate any voting instructions, your shares will be voted:
FOR the election of each of the eleven nominees named in this proxy statement to the Board of Directors;

FOR the advisory proposal to approve named executive officer compensation;

FOR the ratification of the appointment of Ernst & Young LLP as FedEx’s independent registered public accounting firm; and

AGAINST the three stockholder proposals.

Will any other business be conducted at the meeting?
We know of no other business to be conducted at the meeting. FedEx’s Bylaws require stockholders to give advance notice of any proposal intended to be presented at the meeting. The deadline for this notice has passed and we did not receive any such notice. If any other matter comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.
What happens if a director nominee does not receive the required majority vote?
Each nominee is a current director who is standing for reelection. Accordingly, each nominee has tendered an irrevocable resignation from the Board of Directors that will take effect if the nominee does not receive the required majority vote and the Board accepts the resignation. If the Board accepts the resignation, the nominee will no longer serve on the Board of Directors, and if the Board rejects the resignation, the nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation, or removal. See “Process for Selecting Directors — Nomination Process — Majority-Voting Standard for Director Elections” above.
What happens if a director nominee is unable to stand for election?
If a director nominee named in this proxy statement is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders may vote your shares for the substitute nominee.
What happens if a stockholder proposal is approved?
Each of the three stockholder proposals is non-binding. Therefore, approval of any of the stockholder proposals would merely serve as a recommendation to the Board to take the necessary steps to implement the proposal.
What is the effect of a stockholder not casting a vote?
If you are a registered stockholder and you do not vote electronically on the Internet or by telephone or sign and return your proxy card, no votes will be cast on your behalf on any of the items of business at the meeting.
If you hold your shares in street name and you do not instruct your bank or broker how to vote your shares, your broker may vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm but will not be allowed to vote your shares on any of the other proposals. See “— How will broker non-votes be treated” below.
How will abstentions be treated?
Abstentions will have no effect on the election of directors (Proposal 1). For each of the other proposals (Proposals 2 through 6), abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against the proposal.

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INFORMATION ABOUT THE ANNUAL MEETING
How will broker non-votes be treated?
If your shares are held in street name, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank or broker by the deadline provided in the materials you receive from your bank or broker.
If you hold your shares in street name and you do not instruct your broker how to vote your shares, your broker may vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm (Proposal 3). Your shares will be treated as broker non-votes on all of the other proposals, including the election of directors (Proposal 1).
Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote. Thus, absent voting instructions from you, your broker may not vote your shares on the election of directors (Proposal 1), the advisory vote to approve named executive officer compensation (Proposal 2), and the adoption of the three stockholder proposals (Proposals 4-6). A broker non-vote with respect to these proposals will not affect their outcome.
Will the meeting be webcast?
The annual meeting of stockholders will be a virtual meeting, conducted exclusively via live audio webcast at www.virtualshareholdermeeting.com/FDX2026, and is available to FedEx’s stockholders as of the record date. Guests may also attend the virtual meeting. A replay of the annual meeting will be available under the News & Events heading on the Investor Relations page of our website (investors.fedex.com) approximately 24 hours after the meeting ends and will remain available on our website for at least one month following the meeting.
How will the change in FedEx’s fiscal year affect the timing of future annual meetings?
In January 2025, FedEx announced that the Board of Directors approved a change in the company’s fiscal year end from May 31 to December 31, effective June 1, 2026. As a result of this change, FedEx will file a Transition Report on Form 10-K for the seven-month transition period from June 1, 2026 to December 31, 2026, and the timing of our 2027 annual meeting of stockholders will be accelerated to coincide with the new fiscal year end. The Board has designated April 26, 2027, as the date of FedEx’s 2027 annual meeting.

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VIRTUAL MEETING INFORMATION
The annual meeting of stockholders in 2026 will be a virtual meeting, conducted exclusively via live audio webcast at www.virtualshareholdermeeting.com/FDX2026. There will not be a physical location for the annual meeting, and you will not be able to attend the meeting in person.
We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would have at an in-person meeting. To participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/FDX2026 and enter the 16-digit control number included in your Notice of Internet Availability, on your proxy card, or on the voting instruction form that accompanied your proxy materials. If you hold your shares in street name and did not receive a 16-digit control number, please contact your bank, broker, or other nominee at least five days before the meeting and obtain a legal proxy to be able to participate in or vote at the meeting. You may begin to log into the meeting platform beginning at 7:45 a.m. Central Time on Monday, September 28, 2026. The meeting audio webcast will begin promptly at 8:00 a.m. Central Time on September 28, 2026.
The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plug-ins. Please ensure that you have a strong Wi-Fi connection wherever you intend to participate in the meeting. Please also give yourself sufficient time to log-in and ensure you can hear the streaming audio before the meeting starts. If you experience any technical difficulties accessing the annual meeting or during the meeting, please call the toll-free number that will be available on www.virtualshareholdermeeting.com/FDX2026 for assistance. We will have technicians ready to assist you with any technical difficulties you have beginning 15 minutes prior to the start of the annual meeting.
You have multiple opportunities to submit questions. You may submit questions in advance of the annual meeting of stockholders beginning on September 14, 2026 by logging into www.proxyvote.com and entering your 16-digit control number. Once past the log-in screen, click on “Question for Management,” type in the question, and click “Submit.” Alternatively, stockholders will be able to submit questions live during the virtual meeting by typing the question into the “Ask a Question” field and clicking submit. In the interest of providing the opportunity for as many stockholders to have their questions answered as possible, we ask that stockholders limit themselves to one question each and provide their name and contact details when submitting a question through the meeting platform. We will answer questions that comply with the meeting rules of conduct during the annual meeting of stockholders, subject to time constraints. If we receive substantially similar questions, we will group such questions together. Questions relevant to meeting matters that we do not have time to answer during the meeting will be posted to our website following the meeting. Questions regarding personal matters or matters not relevant to meeting matters will not be answered.
If you do not have a 16-digit control number, you may still attend the meeting as a guest in listen-only mode. To attend as a guest, please access www.virtualshareholdermeeting.com/FDX2026 and enter the information requested on the screen to register as a guest. Please note that you will not have the ability to ask questions or vote during the meeting if you participate as a guest. An archived copy of the audio webcast will be made available on our website (investors.fedex.com) after the meeting and will remain available for at least one month following the meeting.
If you encounter any technical difficulties with the virtual meeting website on the meeting day, please call the technical support number that will be posted on the virtual meeting log-in page. Technical support will be available starting at 7:45 a.m. Central Time and until the meeting has finished.

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ADDITIONAL INFORMATION
General Information
The principal executive offices of FedEx Corporation are located at 942 South Shady Grove Road, Memphis, Tennessee 38120.
FedEx’s Annual Report to Stockholders for the fiscal year ended May 31, 2026, which includes FedEx’s fiscal 2026 audited consolidated financial statements, accompanies this proxy statement. Although the Annual Report is being distributed with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement. In addition, the information on any website referenced in this proxy statement, including fedex.com, investors.fedex.com, fedex.com/en-us/sustainability/reports.html, and economicimpact.fedex.com is not deemed to be part of or incorporated by reference into this proxy statement.
Proxy Solicitation
FedEx will bear all costs of this proxy solicitation. In addition to soliciting proxies by this distribution, our directors, officers, and regular employees may solicit proxies personally or by mail, telephone, facsimile, or other electronic means, for which solicitation they will not receive any additional compensation. FedEx will reimburse brokerage firms, custodians, fiduciaries, and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request. FedEx has retained Sodali & Co., 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, to assist in the solicitation of proxies for a fee of  $15,000 plus reimbursement of certain disbursements and expenses.
Householding
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery will receive only one copy of the Notice of Internet Availability or proxy materials, unless contrary instructions have been received from one or more of these stockholders. This procedure will reduce our printing costs and postage fees.
Stockholders who participate in householding and receive full sets of the proxy materials will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Internet Availability or multiple sets of proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice of Internet Availability or the proxy materials for your household, please contact our transfer agent at Computershare Trust Company, N.A. (for overnight mail delivery: 150 Royall St., Suite 101, Canton, Massachusetts 02021; for regular mail delivery: P.O. Box 43006, Providence, Rhode Island 02940-3006; by telephone: in the U.S. or Canada, 1-800-446-2617; outside the U.S. or Canada, 1-781-575-2723).
If you participate in householding and wish to receive a separate copy of the Notice of Internet Availability or the proxy materials, or if you do not wish to participate in householding and prefer to receive separate copies of future Notices of Internet Availability or sets of proxy materials, please contact Computershare as indicated above. A separate copy of the Notice of Internet Availability or the proxy materials will be delivered promptly upon request.
Beneficial owners of shares held in street name can request information about householding from their bank, broker, or other holders of record.

120

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2027 ANNUAL MEETING
Stockholder Proposals for 2027 Annual Meeting
As previously reported, we are changing our fiscal year to a calendar year-end, following a seven-month transition period from June 1, 2026 to December 31, 2026. In connection with the change in fiscal year, the Board has designated April 26, 2027 as the date of FedEx’s 2027 annual meeting.
Stockholder proposals (other than director nominations) intended to be included in the proxy statement and presented at FedEx’s 2027 annual meeting must be received by FedEx no later than November 15, 2026 and must comply with applicable SEC rules, including Rule 14a-8, to be eligible for inclusion in FedEx’s proxy materials for next year’s meeting. Proposals should be addressed to FedEx Corporation, Attention: Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120.
For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph or in the proxy access director nominations section below) but is instead sought to be presented directly at the 2027 annual meeting, including director nominations, FedEx’s Bylaws require stockholders to give advance notice of such proposals. The required notice, which must include the information and documents set forth in the Bylaws, must generally be given no more than 120 days and no less than 90 days in advance of the anniversary date of the immediately preceding annual meeting. However, because the 2027 annual meeting of stockholders is not scheduled to be held within 30 days before or 60 days after the first anniversary of the 2026 annual meeting of stockholders, our Bylaws require notice to be provided to the Corporate Secretary at the address listed above, as early as December 27, 2026, but no later than January 26, 2027.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than FedEx’s nominees must provide a notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended no later than February 25, 2027.
Proxy Access Director Nominations
Our proxy access bylaw permits up to 20 stockholders owning 3% or more of FedEx’s outstanding voting stock continuously for at least three years to nominate and include in FedEx’s proxy materials director nominees constituting up to two individuals or 20% of the Board, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.
FedEx’s Bylaws require stockholders to give advance notice of any proxy access director nomination. Generally, the required notice, which must include the information and documents set forth in the Bylaws, must be given no more than 150 days and no less than 120 days prior to the anniversary of the date that FedEx mailed its proxy statement for the prior year’s annual meeting of stockholders. However, because the 2027 annual meeting of stockholders is not scheduled to be held within a period that commences 30 days before the first anniversary date of the 2026 annual meeting of stockholders and ends 30 days after the first anniversary date of the 2026 annual meeting of stockholders, with respect to our 2027 annual meeting of stockholders, our Bylaws require notice to be provided to the Corporate Secretary at the address listed above, no later than October 28, 2026.
Additional Information
Our Bylaws are available under “Corporate Governance” below the Governance heading on the Investor Relations page of our website at investors.fedex.com. Except as otherwise provided by law, the chairman of the meeting will declare out of order and disregard any nomination or other business proposed to be brought before the meeting by a stockholder that is not made in accordance with our Bylaws.
By order of the Board of Directors,
GINA F. ADAMS
Executive Vice President,
General Counsel and Secretary

2026 Proxy Statement	121

Appendix A
COMPANIES IN DIRECTOR COMPENSATION COMPARISON SURVEY GROUP
Albertsons Companies, Inc.	Lockheed Martin Corporation	Sysco Corporation
Archer-Daniels-Midland Company	Lowe’s Companies, Inc.	Target Corporation
Caterpillar Inc..	Merck & Co., Inc.	The Boeing Company
Delta Air Lines, Inc.	MetLife, Inc.	The Procter & Gamble Company
HCA Healthcare, Inc.	PepsiCo, Inc.	The Walt Disney Company
International Business Machines Corporation	Pfizer Inc.	United Parcel Service, Inc.
Johnson & Johnson	RTX Corporation

2026 Proxy Statement	A-1

Appendix B
COMPANIES IN EXECUTIVE COMPENSATION COMPARISON
GROUP
Abbot Laboratories.	Equans	PepsiCo, Inc.
AbbVie Inc.	Equinor	Performance Food Group Company
Accenture plc	Ernst & Young L.P.	Pfizer Inc.
Ahold Delhaize	Flatiron Health	Phillips 66
Airbus Group (EADS)	Ford Motor Company	Pilot
Albertsons Companies, Inc./Safeway Inc.	GE	Plains All American Pipeline LP
Allianz Technology	GE Aerospace	The Procter & Gamble Company
American Airlines Group Inc.	General Dynamics	Rio Tinto PLC
AstraZeneca PLC	General Dynamics Information Technology	Roche Holding
AT&T Inc.	General Motors Company	RTX Corporation
Avangrid Inc.	HCA Healthcare, Inc.	Saint-Gobain
Bayer AG	Hitachi Solutions America, Ltd.	Sanofi SA
Best Buy Co., Inc.	Hitachi Vantara Corporation	Siemens Corporation
The Boeing Company	The Home Depot, Inc.	Siemens Government Technologies
Bristol-Myers Squibb Co.	HP Inc.	Siemens Industry
Building Robotics, Inc.	International Business Machines Corporation	Siemens Mobility
Bunge Ltd.	IKEA	Siemens Postal, Parcel & Airport Logistics
ByteDance Ltd.	Intel Corporation	Sony Electronics Inc.
Cargill Corporation	Deere & Co.	Sony Pictures Entertainment
Caterpillar Inc.	Johnson & Johnson	Sysco Corporation
Charter Communications, Inc.	The Kroger Co.	Target Corporation
CHS Inc.	Lockheed Martin Corporation	TD Synnex Corporation
Cisco Systems, Inc.	L’Oreal S.A.	Telefónica
CNOOC Petroleum U.S.A.	Lowe’s Companies, Inc.	Telefónica Global Solutions
The Coca-Cola Company	LyondellBasell Industries N.V.	Thermo Fisher Scientific Inc.
Cisco Systems, Inc.	Marathon Petroleum Corporation	Thyssenkrupp AG
CNOOC Petroleum USA	Mars Incorporated	Tiffany & Co.
The Coca-Cola Company	Merck & Co., Inc.	The TJX Companies, Inc.
Colas	Meta Platforms, Inc.	T-Mobile US, Inc.
Comcast Cable Corporation	Mitsubishi International Corporation	Tyson Foods, Inc.
ConocoPhilips	Monroe Energy LLC	Unilever United States, Inc.
Continental Automotive Systems	Navistar International	United Airlines Holdings, Inc.
Dell Inc.	NBC Universal	United Parcel Service, Inc.
Delta Air Lines, Inc.	Nestlé USA	Valero Energy Corporation
Deutsche Post AG	NIKE, Inc.	Veolia Water Technologies & Solutions
Dow Chemical Company	Nissan Motor	Volvo Group North America
EDF Renewable Energy	Northrup Grumman	Walgreens Boots Alliance
Elevance Health, Inc.	Novartis AG	The Walt Disney Company.
Energy Transfer LP	Nvidia	Warner Bros. Discovery
Eni	Oracle Corporation	World Kinect
ENI US Operating Company.	Orange Business Services	ZF Friedrichshafen
Enterprise Products Partners L.P.	Panasonic of North America

2026 Proxy Statement	B-1

Appendix C
Reconciliations of Non-GAAP Financial Measures
Non-GAAP Financial Measures
The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures.
We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating, compensation, and planning decisions and evaluating the company’s and each business segment’s ongoing performance.
Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.
See our earnings releases, which are available under the News & Events heading on the Investor Relations page of our website at investors.fedex.com, for additional details regarding the reconciliation of GAAP and non-GAAP financial measures below.
Mark-to-Market Retirement Plans Accounting and Other Adjustments for LTI and AIC Plan Purposes
All LTI plans include the achievement of earnings per share (“EPS”) goals for the three-fiscal-year period as the most heavily weighted performance metric. The LTI plan design provides for payouts for the EPS plan component that correspond to specific EPS goals established by the Board of Directors that represent total growth in EPS (over a base year) for the three-year term of the LTI plan. Additionally, annual bonus payments under the fiscal 2023, 2024, 2025, and 2026 AIC plans were tied to achieving specified levels of fiscal 2023, 2024, 2025, and 2026 adjusted consolidated operating income, respectively. The Board of Directors, upon the recommendation of the Compensation and Human Resources Committee (“Compensation & HR Committee”), approved the exclusion of certain items described in this Appendix C from fiscal 2021, 2022, 2023, 2024, 2025, and 2026 EPS and fiscal 2021, 2022, 2023, 2024, 2025, and 2026 operating income for purposes of FedEx’s FY21-FY23, FY22-FY24, FY23-FY25, FY24-FY26, FY25-FY27, and FY26-FY28 LTI plans and fiscal 2022, 2023, 2024, 2025 and 2026 AIC plans and for establishing the baseline EPS for the FY21-FY23, FY22-FY24, FY23-FY25, FY24-FY26, FY25-FY27, and FY26-FY28 LTI plans, as applicable. The Board determined that, by excluding each of these items, payouts, if any, under the LTI plans and AIC plans will more accurately reflect FedEx’s core financial performance.
Mark-to-Market Retirement Plans Accounting and Other Adjustments
The mark-to-market retirement plans accounting adjustments (“MTM Adjustments”), which reflect year-end and other adjustments to the valuation of the company’s defined benefit pension and other postretirement plans, can vary dramatically from year-to-year, as they are significantly impacted by changes in interest rates and the financial markets. As a result, the Board previously determined that MTM Adjustments will be excluded from EPS calculations under all LTI plans. Additionally, during each of fiscal 2021, 2022, 2023, 2024, 2025, and 2026, the Board, upon the recommendation of the Compensation & HR Committee, approved the exclusion of certain other items described in this Appendix C from each fiscal year’s EPS for the applicable LTI plans because they are unrelated to the company’s core financial performance.
Stock Repurchase Program-Related Adjustments to EPS for LTI Plan Purposes
During fiscal 2022 and fiscal 2023, the Company repurchased 8,857,202 shares and 9,180,752 shares, respectively, under stock repurchase programs approved by the FedEx Board of Directors. Because the positive impact on EPS resulting from the fiscal 2022 and 2023 stock repurchases did not reflect core business performance, the Board of Directors, upon the recommendation of the Compensation & HR Committee, approved the exclusion of the impact of the fiscal 2022 and fiscal 2023 stock repurchases in excess of that which offset dilution from equity awards from fiscal 2022 and fiscal 2023 EPS for purposes of calculating attainment under the FY21-FY23, FY22-FY24, and FY23-FY25 LTI plans (such repurchases were not excluded from fiscal 2022 EPS for purposes of establishing the baseline EPS for the FY23-FY25 LTI plan). Beginning in fiscal 2024, the impact of stock repurchases in excess of that which offset dilution from equity awards was not excluded from EPS for LTI plan purposes.
The following tables present a reconciliation of our presented non-GAAP measures for fiscal 2021, 2022, 2023, 2024, 2025 and 2026 to the most directly comparable GAAP measures.
ROIC for Active LTI Plans
Return on invested capital (“ROIC”) was selected as a financial metric for the FY24-FY26, FY25-FY27, and FY26-FY28 LTI plans (the “Active LTI Plans”). ROIC is calculated, in part, using non-GAAP financial measures. See “Reconciliations of Fiscal 2023, 2024, 2025, and 2026 ROIC for Active LTI Plans” below for additional information, including reconciliations of the non-GAAP financial measures used to calculate ROIC to the most directly comparable GAAP measures.

2026 Proxy Statement	C-1

Appendix C – Reconciliations of Non-GAAP Financial Measures
Fiscal 2026 Reconciliations for Fiscal 2026 AIC Plan and
FY24-FY26 and Active LTI Plans
As described in “Executive Compensation — Compensation Discussion and Analysis,” the Board of Directors, upon the recommendation of the Compensation & HR Committee, approved the exclusion of certain items from fiscal 2026 earnings for purposes of the fiscal 2026 AIC plan and the FY24-FY26, FY25-FY27, and FY26-FY28 LTI plans (collectively, the “LTI plans”). The Board approved the following exclusions from the fiscal 2026 AIC plan and the LTI plans, as applicable, in order to ensure that payouts under the plans more accurately reflect core financial performance in fiscal 2026: (i) the fiscal 2026 mark-to-market (“MTM”) retirement plans accounting adjustment; (ii) fiscal 2026 costs incurred in connection with business optimization initiatives related to DRIVE, our comprehensive program to improve long-term profitability; (iii) costs related to international regulatory and legacy FedEx Ground legal matters; (iv) costs associated with the Spin-Off; (v) costs related to the fiscal year change and (vi) a non-cash impairment charge related to the fiscal 2026 impairment of certain aircraft and related engines. The table below presents a reconciliation of our presented fiscal 2026 non-GAAP measures to the most directly comparable GAAP measures.
FISCAL 2026
	FEDEX CORPORATION
DOLLARS IN MILLIONS, EXCEPT EPS	OPERATING INCOME	INCOME TAXES(1)	NET INCOME(2)	DILUTED EARNINGS PER SHARE
GAAP measure	$5,463	$1,360	$4,433	$18.55
International regulatory and legacy FedEx Ground legal matters(3)	(12)	4	(16)	(0.07)
FedEx Freight Spin-Off costs(4)	738	155	589	2.46
Business optimization costs(5)	366	81	285	1.19
Fiscal year change costs(5)	33	7	26	0.11
Asset impairment charges(3)	23	5	18	0.08
Non-GAAP measure for fiscal 2026 AIC plan(6)	$6,611	$1,612	$5,335	$22.32
MTM retirement plans accounting adjustment(7)	—	(150)	(497)	(2.08)
Non-GAAP measure for FY24-FY26 and Active LTI plans(8)	$6,611	$1,462	$4,838	$20.24

(1)
Income taxes are based on the approximate statutory tax rates applicable to each transaction.

(2)
Effect of  “total other (expense) income” on net income amount not shown.

(3)
These expenses were recognized at Federal Express.

(4)
These expenses were recognized at Federal Express, FedEx Freight, and Corporate, other, and eliminations.

(5)
These expenses were recognized at Federal Express and Corporate, other, and eliminations.

(6)
Adjusted consolidated operating income of  $6,611 million is used for purposes of the fiscal 2026 AIC plan.

(7)
These adjustments reflect the May 31 fiscal year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans, as recorded.

(8)
Fiscal 2026 adjusted EPS of  $20.24 is used for purposes of calculating actual aggregate adjusted EPS under the FY24-FY26 LTI plan and actual performance through fiscal 2026 under the FY25-FY27 and FY26-FY28 LTI plans. Pursuant to amendments to the FY25-FY27 and FY26-FY28 LTI plans approved by the Board of Directors in March 2026, performance under the FY25-FY27 LTI plan is based 67% on actual performance through fiscal 2026 and 33% on target performance for the remainder of the performance period, and performance under the FY26-FY28 LTI plan is based 33% on actual performance through fiscal 2026 and 67% on target performance for the remainder of the performance period.

C-2

Appendix C – Reconciliations of Non-GAAP Financial Measures
Fiscal 2025 Reconciliations for Fiscal 2025 AIC Plan and
FY23-FY25 and Active LTI Plans
As described in “Executive Compensation — Compensation Discussion and Analysis,” the Board of Directors, upon the recommendation of the Compensation & HR Committee, approved the exclusion of certain items from fiscal 2025 earnings for purposes of the fiscal 2025 AIC plan and the FY23-FY25, FY24-FY26, FY25-FY27, and FY26-FY28 LTI plans (collectively, the “LTI plans”). The Board approved the following exclusions from the fiscal 2025 AIC plan and the LTI plans, as applicable, in order to ensure that payouts under the plans more accurately reflect core financial performance in fiscal 2025: (i) the fiscal 2025 mark-to-market (“MTM”) retirement plans accounting adjustment; (ii) fiscal 2025 costs incurred in connection with business optimization initiatives related to DRIVE, our comprehensive program to improve long-term profitability; (iii) costs related to international regulatory and legacy FedEx Ground legal matters; (iv) costs associated with the planned Spin-Off of FedEx Freight announced in December 2024; and (v) a non-cash impairment charge related to the fiscal 2025 impairment of certain aircraft and related engines. The table below presents a reconciliation of our presented fiscal 2025 non-GAAP measures to the most directly comparable GAAP measures.
FISCAL 2025
	FEDEX CORPORATION
DOLLARS IN MILLIONS, EXCEPT EPS	OPERATING INCOME	INCOME TAXES(1)	NET INCOME(2)	DILUTED EARNINGS PER SHARE
GAAP measure	$5,217	$1,349	$4,092	$16.81
Business optimization costs(3)	756	178	577	2.37
International regulatory and legacy FedEx Ground legal matters(4)	88	(2)	90	0.37
FedEx Freight Spin-Off costs(5)	38	13	44	0.18
Asset impairment charges(4)	21	5	16	0.06
Non-GAAP measure for fiscal 2025 AIC plan(6)	$6,120	$1,543	$4,819	$19.79
MTM retirement plans accounting adjustment(7)	—	(125)	(390)	(1.60)
Non-GAAP measure for FY23-FY25 and Active LTI plans(8)	$6,120	$1,418	$4,429	$18.19

(1)
Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.

(2)
Effect of  “Total other (expense) income” on net income amount not shown.

(3)
These costs were recognized at FedEx Corporation and Federal Express.

(4)
These costs were recognized at Federal Express.

(5)
These amounts were recognized at FedEx Corporation.

(6)
Adjusted consolidated operating income of  $6,120 million is used for purposes of the fiscal 2025 AIC plan.

(7)
The MTM retirement plans accounting adjustment reflects the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans.

(8)
Fiscal 2025 adjusted EPS of  $18.19 is used for purposes of calculating actual aggregate adjusted EPS under the FY24-FY26 and FY25-FY27 LTI plans and is the baseline EPS for the FY26-FY28 LTI plan.

2026 Proxy Statement	C-3

Appendix C – Reconciliations of Non-GAAP Financial Measures
Fiscal 2024 Reconciliations for Fiscal 2024 AIC Plan and
FY22-FY24, FY23-FY25, FY24-FY26, and FY25-FY27 LTI Plans
As described in “Executive Compensation — Compensation Discussion and Analysis,” the Board of Directors, upon the recommendation of the Compensation & HR Committee, approved the exclusion of certain items from fiscal 2024 earnings for purposes of the fiscal 2024 AIC plan and the FY22-FY24, FY23-FY25, FY24-FY26, and FY25-FY27 LTI plans (collectively, the “LTI plans”). The Board approved the following exclusions from the fiscal 2024 AIC plan and the LTI plans, as applicable, in order to ensure that payouts under the plans more accurately reflect core financial performance in fiscal 2024: (i) the fiscal 2024 mark-to-market (“MTM”) retirement plans accounting adjustment; (ii) fiscal 2024 costs incurred in connection with business optimization initiatives related to DRIVE; (iii) a noncash impairment charge (net of fiscal 2024 depreciation savings resulting from the impairments) related to the fiscal 2024 impairment of certain aircraft and related engines; (iv) the remeasurement of state deferred income taxes under the one FedEx structure in fiscal 2024; and (v) insurance recoveries related to a legacy FedEx Ground legal matter. The table below presents a reconciliation of our presented fiscal 2024 non-GAAP measures to the most directly comparable GAAP measures.
FISCAL 2024
	FEDEX CORPORATION
DOLLARS IN MILLIONS, EXCEPT EPS	OPERATING INCOME	INCOME TAXES(1)	NET INCOME(2)	DILUTED EARNINGS PER SHARE(3)
GAAP measure	$5,559	$1,505	$4,331	$17.21
Business optimization costs(4)	582	137	444	1.77
Asset impairment charges net of depreciation savings(5)	151	36	115	0.46
Insurance recoveries related to legacy FedEx Ground legal matter(6)	(57)	(13)	(44)	(0.17)
Non-GAAP measure for fiscal 2024 AIC plan(7)	$6,235	$1,665	$4,846	$19.27
Reversal of business optimization costs	(582)	(137)	(444)	(1.77)
Reversal of asset impairment charges net of depreciation savings	(151)	(36)	(115)	(0.46)
Reversal of insurance recoveries related to legacy FedEx Ground legal matter	57	13	44	0.17
MTM retirement plans accounting adjustment(8)	—	(135)	(426)	(1.69)
Non-GAAP measure for FY22-FY24 LTI plan	$5,559	$1,370	$3,905	$15.52
Business optimization costs(4)	582	137	444	1.77
Asset impairment charges net of depreciation savings(5)	151	36	115	0.46
Remeasurement of state deferred income taxes under one FedEx structure(6)	—	(54)	54	0.21
Insurance recoveries related to legacy FedEx Ground legal matter(6)	(57)	(13)	(44)	(0.17)
Non-GAAP measure for FY23-FY25, FY24-FY26, and FY25-FY27 LTI plans(9)	$6,235	$1,476	$4,474	$17.78

(1)
Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.

(2)
Effect of  “Total other (expense) income” on net income amount not shown.

(3)
Does not sum to total due to rounding.

(4)
These costs were recognized at FedEx Corporation and Federal Express.

(5)
These costs were recognized at Federal Express.

(6)
These amounts were recognized at FedEx Corporation.

(7)
Adjusted consolidated operating income of  $6,235 million is used for purposes of the fiscal 2024 AIC plan.

(8)
The MTM retirement plans accounting adjustment reflects the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans.

(9)
Fiscal 2024 adjusted EPS of  $17.78 is used for purposes of calculating actual aggregate adjusted EPS under the FY24-FY26 LTI plan and is the baseline EPS for the FY25-FY27 LTI plan.

C-4

Appendix C – Reconciliations of Non-GAAP Financial Measures
Fiscal 2023 Reconciliations for Fiscal 2023 AIC Plan and
FY21-FY23, FY22-FY24, FY23-FY25, and FY24-FY26 LTI Plans
As described in “Executive Compensation — Compensation Discussion and Analysis,” the Board of Directors, upon the recommendation of the Compensation & HR Committee, approved the exclusion of certain items from fiscal 2023 earnings for purposes of the fiscal 2023 AIC plan and the FY21-FY23, FY22-FY24, FY23-FY25, and FY24-FY26 LTI plans (collectively, the “LTI plans”). The Board approved the following exclusions from the fiscal 2023 AIC plan and the LTI plans, as applicable, in order to ensure that payouts under the plans more accurately reflect core financial performance in fiscal 2023: (i) fiscal 2023 mark-to-market (“MTM”) retirement plans accounting adjustments; (ii) fiscal 2023 costs related to business realignment activities in connection with the Federal Express workforce reduction plan in Europe that was announced in January 2021; (iii) costs related to our business optimization initiatives to drive efficiency among our transportation segments and lower our overhead and support costs; and (iv) the fiscal 2023 stock repurchase impact in excess of that which offset dilution from equity awards. The table below presents a reconciliation of our presented fiscal 2023 non-GAAP measures to the most directly comparable GAAP measures.
FISCAL 2023
	FEDEX CORPORATION
DOLLARS IN MILLIONS, EXCEPT EPS	OPERATING INCOME	INCOME TAXES(1)	NET INCOME(2)	DILUTED EARNINGS PER SHARE
GAAP measure	$4,912	$1,391	$3,972	$15.48
Business realignment costs(3)	36	9	27	0.11
Non-GAAP measure for fiscal 2023 AIC plan(4)	$4,948	$1,400	$3,999	$15.59
Reversal of business realignment costs	(36)	(9)	(27)	(0.11)
MTM retirement plans accounting adjustment(5)	—	(157)	(493)	(1.92)
Business optimization costs(6)	273	64	209	0.81
EPS impact of stock repurchases that more than offset dilution from equity awards	—	—	—	(0.57)
Non-GAAP measure for FY21-FY23 LTI plans	$5,185	$1,298	$3,688	$13.80
Business realignment costs(3)	36	9	27	0.11
Non-GAAP measure for FY22-FY24 and FY23-FY25 LTI plans	$5,221	$1,307	$3,715	$13.91
Reversal of EPS impact of stock repurchases that more than offset dilution from equity awards	—	—	—	0.57
Non-GAAP measure for FY24-FY26 LTI plan(7)	$5,221	$1,307	$3,715	$14.48

(1)
Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.

(2)
Effect of  “Total other (expense) income” on net income amount not shown.

(3)
These costs were recognized at Federal Express.

(4)
Adjusted consolidated operating income of  $4,948 million is used for purposes of the fiscal 2023 AIC plan.

(5)
The MTM retirement plans accounting adjustment reflects the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans.

(6)
These costs were recognized at FedEx Corporation and Federal Express.

(7)
Fiscal 2023 adjusted EPS of  $14.48 is the baseline EPS for the FY24-FY26 LTI plan.

2026 Proxy Statement	C-5

Appendix C – Reconciliations of Non-GAAP Financial Measures
Reconciliations of Fiscal 2023, 2024, 2025, and 2026 ROIC for Active LTI Plans
ROIC was selected as a financial metric for the FY24-FY26, FY25-FY27, and FY26-FY28 LTI plans (collectively, the “active LTI plans”). The ROIC metric measures the average growth in ROIC over a three-fiscal-year period (“average ROIC growth”) from a fiscal 2023 ROIC baseline for purposes of the FY24-FY26 LTI plan, from a fiscal 2024 ROIC baseline for purposes of the FY25-FY27 LTI plan, and from a fiscal 2025 ROIC baseline for purposes of the FY26-FY28 LTI plan. For purposes of the active LTI plans, annual ROIC is calculated as adjusted consolidated operating income, after taxes, for the fiscal year divided by average invested capital. For purposes of the ROIC calculation, (1) adjusted consolidated operating income is calculated as consolidated operating income excluding items not reflective of our core financial performance that may be approved for exclusion for the applicable fiscal year by the Board of Directors, based upon the recommendation of the Compensation & HR Committee; and (2) average invested capital is calculated as the average of the current and prior fiscal year-end balances of long-term debt, including current portion, short-term borrowings and total common stockholders’ investment. For purposes of calculating fiscal 2026 average invested capital, the fiscal 2026 beginning invested capital balance has been adjusted to exclude debt incurred by FedEx Freight in connection with the Spin-Off that was included in FedEx’s consolidated debt prior to the completion of the Spin-Off and transferred to FedEx Freight in connection with the Spin-Off. This adjustment reflects that such debt was not attributable to FedEx’s continuing operations following the completion of the Spin-Off.
ROIC is calculated, in part, using non-GAAP financial measures. Adjusted operating income is included in the numerator, as we believe it is most indicative of our core operating performance. The table below presents a reconciliation showing the individual adjustments to the GAAP operating income measure for the applicable fiscal year, as compared to the non-GAAP operating income measure used for each applicable LTI plan. Additionally, we subtract from adjusted operating income a provision for income taxes calculated using our adjusted effective tax rate in order to determine the after-tax adjusted return earned in the current period. We have provided reconciliations of our fiscal 2026, fiscal 2025, fiscal 2024 and 2023 adjusted effective tax rate to the effective tax rates for the respective periods below. We believe ROIC is a meaningful measure of how effectively we are deploying our key assets and using capital to generate profits. Numerous methods exist for calculating ROIC. Accordingly, the method used by FedEx may differ from the methods used by other companies. We encourage readers to understand the methods used by another company to calculate ROIC before comparing its ROIC to ours.
Fiscal 2023 ROIC of 8.7% is the baseline ROIC for the FY24-FY26 LTI plan, fiscal 2024 ROIC of 9.9% was being used for purposes of calculating attainment under the FY24-FY26 LTI plan and the baseline ROIC for the FY25-FY27 LTI plan, fiscal 2025 ROIC of 9.6% was being used for purposes of calculating attainment under the FY24-FY26 and FY25-FY27 LTI plans and the baseline ROIC for the FY26-FY28 LTI plan and fiscal 2026 ROIC of 10.0% is being used for purposes of calculating attainment under the FY24-FY26, FY25-FY27 and FY26-FY28 LTI plans.
FISCAL 2026
Numerator
Operating income (GAAP)	$5,463
Business optimization costs(1)	366
International regulatory and legacy FedEx Ground legal matters(2)	(12)
FedEx Freight Spin-Off costs(7)	738
Asset impairment charges(2)	23
Fiscal year change costs(5)	33
Adjusted operating income (non-GAAP)	$6,611
Provision for income taxes (non-GAAP)(4)	(1,534)
Adjusted operating income after taxes (non-GAAP)	$5,077
Denominator
Average invested capital(6)	$50,857
Return on invested capital	10.0%

C-6

Appendix C – Reconciliations of Non-GAAP Financial Measures
FISCAL 2025
Numerator
Operating income (GAAP)	$5,217
Business optimization costs(1)	756
International regulatory and legacy FedEx Ground legal matters(2)	88
FedEx Freight Spin-Off costs(3)	38
Asset impairment charges(2)	21
Adjusted operating income (non-GAAP)	$6,120
Provision for income taxes (non-GAAP)(4)	(1,485)
Adjusted operating income after taxes (non-GAAP)	$4,635
Denominator
Average invested capital(6)	$48,219
Return on invested capital	9.6%
FISCAL 2024
Numerator
Operating income (GAAP)	$5,559
Business optimization costs(1)	582
Asset impairment charges net of depreciation savings(2)	151
Insurance recoveries related to legacy FedEx Ground legal matter(3)	(57)
Adjusted operating income (non-GAAP)	$6,235
Provision for income taxes (non-GAAP)(4)	(1,546)
Adjusted operating income after taxes (non-GAAP)	$4,689
Denominator
Average invested capital(6)	$47,226
Return on invested capital	9.9%
FISCAL 2023
Numerator
Operating income (GAAP)	$4,912
Business optimization costs(6)	273
Goodwill and other asset impairment charges(7)	117
Business realignment costs(2)	36
Legacy FedEx Ground legal matter(3)	35
Adjusted operating income (non-GAAP)	$5,373
Provision for income taxes (non-GAAP)(4)	(1,386)
Adjusted operating income after taxes (non-GAAP)	$3,987
Denominator
Average invested capital(5)	$45,935
Return on invested capital	8.7%

2026 Proxy Statement	C-7

Appendix C – Reconciliations of Non-GAAP Financial Measures
FY26 ROIC — Average Invested Capital reconciliation
	31-May-26	31-May-25	FY26 Average
Average Invested Capital (GAAP)	57,361	48,653
FedEx Freight senior unsecured debt issuance	(3,700)	—
FedEx Freight term loan facility borrowing	(600)	—
Adjusted Average Invested Capital (non-GAAP)	53,061	48,653	50,857

(1)
These costs were recognized at FedEx Corporation and Federal Express.

(2)
These costs were recognized at Federal Express.

(3)
These amounts were recognized at FedEx Corporation.

(4)
Calculated as adjusted operating income multiplied by the adjusted effective tax rates of 23.2% for 2026, 24.3% for 2025, 24.8% for 2024, and 25.8% for 2023, respectively. Our effective tax rates of 23.5% for 2026, 24.8% for 2025, 25.8% for 2024, and 25.9% for 2023, respectively, are calculated by dividing our provision for income taxes by income before income taxes, and have been adjusted as follows:

FISCAL 2026
Effective tax rate (GAAP)	23.5%
MTM retirement plans accounting adjustment	—
Business optimization costs	(0.1)%
International regulatory and legacy FedEx Ground legal matters	0.1%
FedEx Freight Spin-Off costs	(0.3)%
Fiscal year change costs	—
Asset impairment charges	—
Adjusted effective tax rate (non-GAAP)	23.2%
FISCAL 2025
Effective tax rate (GAAP)	24.8%
MTM retirement plans accounting adjustment	—
Business optimization costs	(0.1)%
International regulatory and legacy FedEx Ground legal matters	(0.4)%
FedEx Freight Spin-Off costs	—
Asset impairment charges	—
Adjusted effective tax rate (non-GAAP)	24.3%
FISCAL 2024
Effective tax rate (GAAP)	25.8%
MTM retirement plans accounting adjustment	0.2%
Asset impairment charges net of depreciation savings	(0.1)%
Business optimization costs	(0.2)%
Insurance recoveries related to legacy FedEx Ground legal matter	—
Remeasurement of state deferred income taxes under one FedEx structure	(0.9)%
Adjusted effective tax rate (non-GAAP)	24.8%

C-8

Appendix C – Reconciliations of Non-GAAP Financial Measures
FISCAL 2023
Effective tax rate (GAAP)	25.9%
MTM retirement plans accounting adjustment	0.2%
Business optimization costs	(0.1)%
Goodwill and other asset impairment charges	(0.2)%
Business realignment costs	—
Legacy FedEx Ground legal matter	—
Adjusted effective tax rate (non-GAAP)	25.8%

(5)
These expenses were recognized at Federal Express and Corporate, other, and eliminations.

(6)
Calculated as the average of the current and prior year-end balances of long-term debt, including the current portion, short-term borrowings and total common stockholders’ investment included in FedEx’s condensed consolidated balance sheets.

(7)
These costs were recognized at Federal Express, FedEx Freight, and Corporate, other, and eliminations.

2026 Proxy Statement	C-9

FedEx®
942 South Shady Grove Road
Memphis, TN 38120

Fedex.com

FEDEX CORPORATION942 SOUTH SHADY GROVE ROADMEMPHIS, TN 38120ATTN: INVESTOR RELATIONS SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 27, 2026 (for shares held through a FedEx or subsidiary employee stock purchase plan or benefit plan, vote by 11:59 p.m. Eastern Time on September 23, 2026). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FDX2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Useanytouch-tonetelephonetotransmityourvotinginstructionsupuntil11:59p.m.EasternTimeonSeptember 27, 2026 (for shares held through a FedEx or subsidiary employee stock purchase plan or benefit plan, vote by 11:59 p.m. Eastern Time on September 23, 2026). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you vote on the Internet, you may elect to have next year's proxy statement and annual report to stockholders delivered to you electronically. We strongly encourage you to enroll in electronic delivery. It is a cost-effective way for us to send you proxy materials and annual reports. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. T02436-Z93406-P55345 FedEx Corporation The Board of Directors recommends you vote FOR each of the listed nominees and FOR Proposals2 through 3. 1.Election of Directors:ForAgainstAbstain 1a.MARK A. EDMUNDS !!! 1b.MARVIN R. ELLISON !!!ForAgainstAbstain 1c.SUSAN PATRICIA GRIFFITH!!!2.Advisory vote to approve named executive officer compensation.!!! 3.Ratifythe appointment of Ernst &Young LLP as FedEx’s 1d.R. BRAD MARTIN!!!independent registered public accounting firm for the transition !!!period from June 1, 2026 through December 31, 2026. 1e.NANCY A. NORTON!!!The Board of Directors recommends you vote AGAINST Proposals ForAgainstAbstain4, 5 and 6. 1f.FREDERICK P. PERPALL4.Stockholder proposal regarding independent board chair. !!!!!! 1g.JOSHUA COOPER RAMO!!!5.Stockholder proposal regarding lower threshold to call a!!!special meeting. 1h.SUSAN C. SCHWAB!!!6.Stockholder proposal regarding report on risks related to distributing!!!abortion drugs. 1i.RICHARD W. SMITH !!! NOTE: At their discretion, the proxies are authorized to vote on any other 1j.RAJESH SUBRAMANIAM!!!matters that may properly come before the meeting and any adjournmentsor postponements thereof. 1k.PAUL S. WALSH !!! To disclose your name with your vote and comments, if any, e-mail FedEx at ir@fedex.com. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

How to Attend the Virtual Annual Meeting FedEx’s 2026 annual meeting of stockholders will be a virtual meeting, conducted exclusively via live audio webcast at www.virtualshareholdermeeting.com/FDX2026. There will not be a physical location for the annual meeting, and you will not be able to attend the meeting in person. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. T02437-Z93406-P55345 FedEx Corporation Annual Meeting of Stockholders September 28, 2026 8:00 a.m. Central Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Gina F. Adams and Tracy B. Brightman, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote all of the shares of common stock of FedEx Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held online at 8:00 a.m. Central Time on September 28, 2026,at www.virtualshareholdermeeting.com/FDX2026, and at any adjournments or postponements thereof, on Proposals 1 through 6 as specified on the reverse side hereof  (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to stand for election) and on such other matters as may properly come before said meeting. This card also constitutes voting instructions for any shares held for the undersigned in the FedEx Corporation employee stock purchase plan or in a benefit plan of FedEx Corporation or its subsidiaries. If you wish to instruct a record holder or plan trustee on the voting of shares held in the account, your instructions must be received by September 23, 2026. If no direction is given, the plan trustee will vote the shares held in the account in the same proportion as votes received from other plan participants. This proxy, when properly signed, dated and returned, will be voted as specified by you. If no direction is made, this proxy will be voted (and voting instructions given) FOR each of the director nominees, FOR Proposals 2 and 3, and AGAINST Proposals 4 through 6.The Board of Directors recommends that you vote FOR each of the director nominees, FOR Proposals 2 and 3, and AGAINST Proposals 4 through 6. In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the meeting or any adjournments or postponements thereof. If any nominee becomes unable to stand for election, the proxy holders may vote the shares for any substitute nominee selected by the Board of Directors. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Mses. Adams and Brightman cannot vote the shares unless you sign, date, and return this card or vote on the Internet or by telephone. To be signed on reverse side